Exhibit 4.11

191 SPRING STREET

LEXINGTON, MASSACHUSETTS

Lease Dated February 17, 2017

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the “Building”) known as, and with an address at 191 Spring Street, Lexington, Massachusetts 02421.

The parties to this Indenture of Lease hereby agree with each other as follows:

ARTICLE I

Reference Data

1.1	Subjects Referred To

Landlord:	191 SPRING STREET TRUST under Declaration of Trust dated May 6, 1985, as the same may have been amended, but not individually

Landlord’s Original Address:	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Ken Chiaca or Jon Randall

Tenant:	Mimecast North America, Inc. a Delaware corporation.

Tenant’s Original Address:	480 Pleasant Street Watertown, MA 02472 Attention: Chief Financial Officer Email: pcampbell@mimecast.com
With a copy to: 480 Pleasant Street Watertown, MA 02472 Attention: General Counsel Email: legal@mimecast.com

191 Spring Street – Mimecast Lease

Tenant’s Email Address for Information Regarding Billings and Statements:	ap-mcna@mimecast.com

Tenant’s Construction Representative	John Platt

Commencement Date:	As defined in Section 2.4 of this Lease and Section 1.2 of Exhibit B‑1.

Estimated Commencement Date:	November 1, 2017, subject to Landlord’s Force Majeure and Tenant Delays (as such terms are defined in Exhibit B‑1).

Outside Completion Date:	One hundred eighty (180) days following the Estimated Commencement Date.

Term or Lease Term (sometimes called the “Original Term”):

The period commencing on the Commencement Date and ending on the last day of the one hundred twentieth (120th) full calendar month immediately following the Commencement Date (“Expiration Date”), unless extended or sooner terminated as provided in this Lease.

Extension Option(s):	Two (2) period(s) of five (5) year(s) each as provided in and on the terms set forth in this Section 2.4.1 hereof.

Rent Year:

Any twelve (12) month period during the Term of the Lease commencing as of the Commencement Date, or as of any anniversary of the Commencement Date, except that if the Commencement Date does not occur on the first day of a calendar month, then (i) the first Rent Year shall further include the partial calendar month in which the first anniversary of the Commencement Date occurs, and (ii) the remaining Rent Years shall be the successive twelve-(12)-month periods following the end of such first Rent Year.

The Site (or Lot 2):

That certain parcel of land shown as Lot 2 on the Subdivision Plan (described below) and on which the “Building” (hereinafter referred to), the 201 Spring Street Building and the parking areas on the Site are located.  The Site is more particularly described in Exhibit A attached hereto.

191 Spring Street – Mimecast Lease

The Entire Property:

The parcels of land on which the Spring Street Office Park is located consisting of (a) Lot A, (b) the Site (being Lot 2), (c) the parcel of land known as and numbered 181 Spring Street, in said Lexington (being Lot 1) and (d) the private subdivision road leading from Spring Street and on which the Site, Lot A and Lot 1 are located, all as shown on the Subdivision Plan recorded with the Middlesex South District Registry of Deeds as Plan No. 498 of 1996.

The Building:	The Building on the Site known as and numbered 191 Spring Street, Lexington, Massachusetts. The Building is appropriately labeled on Exhibit A‑1 attached hereto.

The 181 Spring Street Building:

The Building on the Lot 1 portion of the Entire Property known as and numbered 181 Spring Street, Lexington, Massachusetts.  The 181 Spring Street Building is appropriately labeled on Exhibit A‑1 attached hereto.

The 201 Spring Street Building:

The Building on the Site (being the Lot 2 portion of the Entire Property) known as and numbered 201 Spring Street, Lexington, Massachusetts.  The 201 Spring Street Building is appropriately labeled on Exhibit A-1 attached hereto.

The Additional Buildings:	The 181 Spring Street Building and the 201 Spring Street Building.

The Buildings:	The Building and the Additional Buildings.

The Lot 2 Parking Structure:	The structured parking garage located on Lot 2 as shown on the Subdivision Plan.

The Lot 2 Surface Parking:	The surface parking area located exclusively on the Site.

The Complex:	The Entire Property and the Buildings together with all common areas, parking structures and other parking areas and all improvements (including landscaping) thereon and thereto.

191 Spring Street – Mimecast Lease

Tenant’s Premises (Sometimes also called the “Premises”):

The entire third (3rd) floor containing approximately 49,523 square feet of Rentable Floor Area (the “Third Floor Premises”) and a portion of the second (2nd) floor of the Building initially containing approximately 29,622 square feet of Rentable Floor Area (the “Second Floor Premises”), provided, however, the Rentable Floor Area of the Second Floor Premises shall be adjusted to 31,804 square feet if Tenant does not timely exercise its adjustment option under Section 2.1.1 below, all as shown on the floor plans annexed hereto as Exhibit D and incorporated herein by reference.

Total Number of Parking Spaces in the Lot 2 Parking Structure:	427

Total Number of Lot 2 Surface Parking Spaces:	499

Total Number of Tenant’s Parking Spaces:	To be provided in the Lot 2 Surface Parking Spaces at the rate of 4.0 spaces per 1,000 of Rentable Floor Area of Tenant’s Premises, subject to the terms and conditions of Section 2.2.1 below

Total Number of Tenant’s Parking Spaces in the Lot 2 Parking Structure:	0

Total Number of Tenant’s Lot 2 Surface Parking Spaces:	To be provided in the Lot 2 Surface Parking Spaces at the rate of 4.0 spaces per 1,000 of Rentable Floor Area of Tenant’s Premises, subject to the terms and conditions of Section 2.2.1 below.

Annual Fixed Rent:

(a)    During the Original Term of this Lease commencing on the Commencement Date, Annual Fixed Rent shall be payable by Tenant at the annual rate of $45.00 per square foot of Rentable Floor Area of the Premises (hereinafter defined in this Section 1.1); and

(b)    During the extension option period (if exercised), as determined pursuant to Section 2.4.1.

Base Operating Expenses:	Landlord’s Operating Expenses (as hereinafter defined in Section 2.6 below) for calendar year 2018 (being January 1, 2018 through December 31, 2018) (the “Base Year”).

191 Spring Street – Mimecast Lease

Base Taxes:	Landlord’s Tax Expenses (as hereinafter defined in Section 2.7 below) for fiscal tax year 2018 (being July 1, 2017 through June 30, 2018).

Tenant Electricity:	See Section 2.8.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Rentable Floor Area of the Premises:

Initially, 79,145 square feet, subject to adjustment if Tenant exercises its adjustment option pursuant to Section 2.1.1 and provided, however, if Tenant does not timely exercise its adjustment right under Section 2.1.1, the Rentable Floor Area of the Premises will be adjusted to 81,327 square feet.

Total Rentable Floor Area of the Building:	170,997 square feet.

Total Rentable Floor Area of the 181 Spring Street Building:	55,793 square feet.

Total Rentable Floor Area of the 201 Spring Street Building:	106,300 square feet.

Total Rentable Floor Area of the Buildings:

333,090 square feet being the sum of (i) the Total Rentable Floor Area of the Building, (ii) the Total Rentable Floor Area of the 191 Spring Street Building and (iii) the Total Rentable Floor Area of the 201 Spring Street Building.

Permitted Use:	General office use and such ancillary uses thereto as may from time to time be permitted by the Zoning Ordinance for the City of Lexington.

Broker(s):	Cushman & Wakefield

Security Deposit:	$1,343,535.00, to be held subject to the terms and conditions of Section 9.18 below.
Guarantor:	Mimecast Limited, a company registered in the Bailiwick of Jersey

191 Spring Street – Mimecast Lease

1.2	Table of Articles and Sections

ARTICLE I		1
Reference Data		1
1.1	Subjects Referred To	1
1.2	Table of Articles and Sections	6
1.3	Exhibits	9

ARTICLE II		10
The Buildings, Premises, Term and Rent		10
2.1	The Premises	10
2.2	Rights to use Common Facilities	15
2.3	Landlord’s Reservations	16
2.4	Habendum	17
2.5	Fixed Rent Payments	19
2.6	Operating Expenses	19
2.7	Real Estate Taxes	25
2.8	Allocation of Electricity Charges	27
2.9	Tenant’s Audit Right	28

ARTICLE III		30
Condition of Premises; Alterations		30
3.1	Preparation of Premises	30

ARTICLE IV		30
Landlord’s Covenants; Interruptions and Delays		30
4.1	Landlord Covenants	30
4.2	Interruptions and Delays in Services and Repairs, Etc	32

ARTICLE V		34
Tenant’s Covenants		34
5.1	Payments	34
5.2	Repair and Yield Up	34
5.3	Use	35
5.4	Obstructions; Items Visible from Exterior; Rules and Regulations	36
5.5	Safety Appliances	37
5.6	Assignment; Sublease	37
5.7	Right of Entry	43
5.8	Floor Load; Prevention of Vibration and Noise	44
5.9	Personal Property Taxes	44
5.10	Compliance with Laws	44
5.11	Payment of Litigation Expenses	45
5.12	Alterations	45
5.13	Vendors	48
5.14	OFAC	49

191 Spring Street – Mimecast Lease

ARTICLE VI		50
Casualty and Taking		50
6.1	Damage Resulting from Casualty	50
6.2	Uninsured Casualty	52
6.3	Rights of Termination for Taking	52
6.4	Award	53

ARTICLE VII		53
Default		53
7.1	Tenant’s Default	53
7.2	Landlord’s Default	57

ARTICLE VIII		58
Insurance and Indemnity		58
8.1	Indemnity	58
8.2	Tenant’s Risk	60
8.3	Tenant’s Commercial General Liability Insurance	60
8.4	Tenant’s Property Insurance	61
8.5	Tenant’s Other Insurance	61
8.6	Requirements for Tenant’s Insurance	62
8.7	Additional Insureds	63
8.8	Certificates of Insurance	63
8.9	Subtenants and Other Occupants	63
8.10	No Violation of Building Policies	64
8.11	Tenant to Pay Premium Increases	64
8.12	Landlord’s Insurance	64
8.13	Waiver of Subrogation	65
8.14	Tenant’s Work	65

ARTICLE IX		66
Miscellaneous		66
9.1	Waiver	66
9.2	Cumulative Remedies	66
9.3	Quiet Enjoyment	66
9.4	Notice to Mortgagee and Ground Lessor	67
9.5	Assignment of Rents	68
9.6	Surrender	68
9.7	Brokerage	69
9.8	Invalidity of Particular Provisions	69
9.9	Provisions Binding, Etc	69
9.10	Recording; Confidentiality	69
9.11	Notices	70
9.12	When Lease Becomes Binding and Authority	71
9.13	Section Headings	71
9.14	Rights of Mortgagee	71
9.15	Status Reports and Financial Statements	72
9.16	Self-Help	72
9.17	Holding Over	74

191 Spring Street – Mimecast Lease

9.18	Security Deposit	75
9.19	Late Payment	77
9.20	Tenant’s Payments	78
9.21	Guaranty	78
9.22	Waiver of Trial by Jury	78
9.23	Electronic Signatures	79
9.24	Governing Law	79

ARTICLE X		79
Tenant Signage		79
10.1	Definitions	79
10.2	Signage	81

ARTICLE XI		84
Expansion Option		84
11.1	Expansion Option	84

ARTICLE XII		87
12.1	Tenant’s Right of First Offer	87

191 Spring Street – Mimecast Lease

1.3	Exhibits

There are incorporated as part of this Lease:

Exhibit A	--	Description of Site

Exhibit A‑1	--	Site Plan of the Complex

Exhibit B‑1	--	Work Agreement

Exhibit B‑2	--	Tenant Plans Dates

Exhibit B‑3	--	Tenant Plan and Working Drawing Requirements

Exhibit B‑4	--	Initial Plans

Exhibit C	--	Landlord’s Services

Exhibit D	--	Floor Plan

Exhibit E	--	Form of Declaration Affixing the Commencement Date of Lease

Exhibit F	--	Forms of Lien Waivers

Exhibit G	--	Form of Letter of Credit

Exhibit H	--	Form of Certificate of Insurance

Exhibit I‑1	--	Building Signage

Exhibit I‑2	--	Monument Signage

Exhibit I‑3	--	Third Floor Entrance Signage

Exhibit J	--	Broker Determination of Fair Market Rent

Exhibit K	--	Preliminary Design Plan of Outdoor Patio Area

Exhibit L	--	Procedure for Adjustment of Costs of Electric Power Usage by Tenants

Exhibit M	--	Form of Notice of Lease

Exhibit N	--	Amenity Plans

Exhibit O	--	Spring Street Parking Lot Site Map

Exhibit P	--	Form of Guaranty

Exhibit Q	--	Plan of Shuttle Service Roads

191 Spring Street – Mimecast Lease

ARTICLE II

The Buildings, Premises, Term and Rent

2.1	The Premises

Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant’s Premises in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively, or in common, other parts of the Building, and if Tenant’s Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.  In addition, the Premises includes the atrium extending from the second floor of the Premises up to the ceiling of the third floor in the Premises.

Tenant’s Premises with such exclusions is hereinafter referred to as the “Premises.”  The term “Building” means the Building identified on the first page, and which is the subject of this Lease and being one of the Buildings on the Site.  The term “Site” means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the change of any abutting street line and all parking areas and structures including, but not limited to, the Lot 2 Parking Structure.  Landlord or the fee owner from time to time of the Entire Property or any portion thereof shall have the right to sell either or both the Lot 1 or Lot A and if either or both Lot 1 or Lot A are sold, the term “Entire Property” shall exclude same.  Landlord and Tenant hereby covenant and agree that the terms “Rentable Floor Area of the Premises,” “Total Rentable Floor Area of the Buildings” and all other references to rentable floor area have been agreed to by and between the parties hereto.

2.1.1	Adjustment Option; Adjustment of Second Floor Premises
(A)

Tenant may, by notice to Landlord (the “Adjustment Notice”) given not later than the date that is six (6) months following the Commencement Date (the “Adjustment Deadline”), time being of the essence, increase the size of the Premises initially leased by Tenant by electing to include the remaining Rentable Floor Area on the second (2nd) floor of the Building containing 20,848 square feet of Rentable Floor Area (the “Additional 2nd Floor Premises”).  If Tenant timely notifies Landlord of its election to increase the Premises pursuant to this Section 2.1.1, then the Rentable Floor Area of the Premises and all of the pertinent economic terms set forth in this Lease, including, without limitation the Landlord’s Contribution, as defined in Exhibit B‑1 attached hereto shall be adjusted to reflect the inclusion of the Additional 2nd Floor Premises in the Premises.  Landlord and Tenant agree to enter into an amendment to this Lease memorializing the adjusted Premises, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the adjustment of the Premises exercised by Tenant under this Section 2.1.1, and the economic terms associated therewith, as set forth above.  If Tenant fails to timely deliver an Adjustment Notice by the Adjustment Deadline, then Tenant’s rights under this Section 2.1.1 shall immediately cease and be of no further force and effect, and Landlord and Tenant agree that, for all purposes of this Lease, the Rentable Floor Area of the Second Floor Premises will be increased to an agreed upon 31,804 square feet and the Rentable Floor Area of the Additional 2nd Floor Premises will be adjusted to an agreed upon 18,666 square feet.

191 Spring Street – Mimecast Lease

(B)

If Tenant timely exercises Tenant’s option to lease the Additional 2nd Floor Premises pursuant to this Section 2.1.1, then effective as of the Additional 2nd Floor Commencement Date (as hereinafter defined), the Additional 2nd Floor Premises shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, including the same Annual Fixed Rent rates, Base Operating Expenses and Base Taxes as is applicable to the Premises, and Landlord shall provide to Tenant the same Landlord’s Contribution for the Additional 2nd Floor Premises (i.e. Seventy and 00/100 Dollars ($70.00) per square foot of Rentable Floor Area of the Additional 2nd Floor Premises) as Landlord disbursed pursuant to the Work Letter attached hereto as Exhibit B-1 for the Premises, provided, however, if the Additional 2nd Floor Commencement Date falls after the Commencement Date for the Premises, such Landlord Contribution for the Additional 2nd Floor Premises shall be prorated and reduced to reflect the number of months remaining in the Lease Term as of the Additional 2nd  Floor Commencement Date compared to the number of months in the entire Original Term.  The “Additional 2nd Floor Commencement Date” shall be the date Landlord delivers possession of the Additional 2nd Floor Premises to Tenant with the Landlord’s Work thereto substantially completed, as defined in Exhibit B‑1, provided, however, if Tenant delivers the Adjustment Notice to Landlord on or after September 1, 2017, then Landlord shall not be required to perform the Tenant Improvement Work and the Additional 2nd Floor Commencement Date shall be the date Landlord delivers possession of the Additional 2nd Floor Premises vacant and in base building shell condition.   Notwithstanding the foregoing, the delivery dates and late delivery remedies set forth on Exhibit B-1 hereto shall not apply to Landlord’s delivery of the Additional 2nd Floor Premises and Landlord and Tenant will enter into an amendment to this Lease to establish and confirm plan delivery dates for Tenant (to the extent not already delivered to and approved by Landlord), the estimated delivery date for the Additional 2nd Floor Premises and any late delivery remedies of Tenant.   If and only so long as Landlord is not required to perform the Tenant Improvement Work to the Additional 2nd Floor Premises pursuant to the terms of this Section 2.1.1(B), then the rent commencement date for the Additional 2nd Floor Premises will be one hundred twenty (120) days following the Additional 2nd Floor Commencement Date.

2.1.2	Right to Use Building Amenities

Landlord shall, as part of the Base Building Work, initially construct, fixture and furnish an outdoor roof-top terrace, a full‑service cafeteria serving breakfast and lunch, a building fitness center with men’s and women’s locker rooms, restrooms and showers and a multi-purpose room in the Building (also referred as the Innovation Learning Center) (each an “Amenity” and collectively the “Amenities”) and substantially consistent with the schematic plans for the Amenities set forth on Exhibit N attached hereto.  Landlord agrees to operate the Amenities in the Building so long as Tenant (together with any Permitted Transferees under Section 5.6.4 below) leases and occupies at least 49,000 square feet of Rentable Floor Area in the Building.  During the Term, Tenant shall have the non-exclusive right to use the Amenities at such times that the applicable Amenity is open for use by tenants of the Building and expressly excluding any periods that any such Amenity is closed for private functions and meetings or for safety or security purposes.  Tenant’s use of the Amenities will be free of charge except for (i) Tenant’s exclusive use thereof for private functions or meetings which exclusive

191 Spring Street – Mimecast Lease

use will be subject to availability of the dates selected by Tenant and the payment of any reasonable charges from time to time in effect for tenant private use of such areas to cover Landlord’s set-up and clean-up costs from such private use, and (ii) the inclusion of any operating expenses associated with the Amenities in Landlord’s Operating Expenses, including, without limitation, any operating subsidy for the cafeteria.

2.1.3	Tenant’s Shuttle Service.

Landlord agrees to reasonably cooperate with Tenant, at no cost to Landlord, to enable Tenant to procure approvals for and to operate an express, dedicated shuttle service to and from the Building and the Alewife MBTA Station (or, at Tenant’s election, one or more other MBTA Stations) (the “Tenant’s Shuttle Service”).  If Tenant elects to operate Tenant’s Shuttle Service, Tenant shall be responsible to contract directly with the shuttle service provider for the operation of the Tenant’s Shuttle Service and to pay and any all costs associated with the Tenant’s Shuttle Service.  Tenant’s insurance and indemnity obligations under this Lease shall expressly apply to Tenant’s provision of the Tenant’s Shuttle Service (unless, with respect to Tenant’s insurance obligations, the shuttle service provider contracts directly for insurance coverage reasonably acceptable to Landlord covering Tenant’s Shuttle Service directly and Landlord is named as an additional insured on all such policies).  Tenant’s Shuttle Service shall be subject to rules and regulations reasonably adopted by Landlord and shall use only the roadways highlighted in red on the plan attached hereto as Exhibit Q for access to and egress from the Building.  The Tenant’s Shuttle Service shall comply with all Legal Requirements and Insurance Requirements, as such terms are hereinafter defined.  Landlord has made no representation or warranty to Tenant that the necessary governmental permits or approvals will be issued for the Tenant’s Shuttle Service and Landlord shall have no obligation under this Section 2.1.3 or elsewhere in this Lease if Tenant is unable to implement the Tenant’s Shuttle Service or to obtain any necessary governmental permits or approvals therefor despite Landlord’s good faith efforts to assist Tenant and Landlord shall have no liability to Tenant and Tenant’s obligations under this Lease will not be affected if Tenant is unable to obtain and implement the Tenant’s Shuttle Service.  Subject to Section 5.3(B) below, Landlord acknowledges that Tenant may contract with other tenants of the Building (but Tenant shall expressly not contract with tenants or employees of tenants in the Additional Buildings) for the sharing of the shuttle services provided by and costs associated with Tenant’s Shuttle Service.

2.1.4	Outdoor Patio
(A)

As part of the Base Building Work, Landlord, at its sole cost and expense, shall construct an outdoor patio adjacent to the Second Floor Premises on the east side lawn area of the Site (the “Outdoor Patio Area”) substantially in the location and pursuant to the design plan shown on Exhibit K attached hereto.  Subject to compliance with all applicable Legal Requirements, including, without limitation, any requirements of the local conservation commission and the terms and conditions of this Section 2.1.4 and provided and so long as Tenant leases the initial Second Floor Premises (exclusive of the Additional 2nd Floor Premises) (collectively, the “Exclusive Patio Threshold”), Tenant will have the exclusive right, at no additional rental charge, to access and use the Outdoor Patio Area for

191 Spring Street – Mimecast Lease

outdoor seating and other outdoor activities ancillary to Tenant’s office uses of the Premises.  Tenant shall have the right to install, at Tenant’s sole cost and expense, tables, chairs, umbrellas and other furniture in the Outdoor Patio Area (the “Patio FF&E”) subject to Landlord’s prior written approval, which shall not be unreasonably withheld or delayed, provided, however, Landlord’s determination of matters relating to aesthetic issues relating to the Patio FF&E and the Outdoor Patio Area shall be in Landlord’s sole discretion and Landlord may require that moveable Patio FF&E be secured in a manner reasonably acceptable to Landlord.  Landlord shall not be responsible to police or monitor the Outdoor Patio Area or to remove any unauthorized persons using the Outdoor Patio Area without Tenant’s approval, but Landlord agrees to reasonably cooperate with Tenant, at no cost to Landlord, from time to time to post appropriate signage and to notify other tenants in the Building if Landlord has reasonable evidence or actual knowledge that another tenant’s employees or invitees are using the Outdoor Patio Area without Tenant’s approval.  Notwithstanding anything in this Lease to the contrary, Landlord shall have the express right to post notices and signs as Landlord reasonably determines necessary or appropriate to comply with Landlord’s or Tenant’s obligations to restrict use of or access to the Outdoor Patio Area by tenants of the Additional Buildings as such obligations are more particularly described in Section 5.3(B) below.

(B)

Tenant’s use of the Outdoor Patio Area and Tenant’s Patio FF&E shall be upon and subject to all of the terms and conditions of this Lease, including, without limitation, Tenant’s indemnification and insurance obligations under this Lease, except as modified below:

(i)

Tenant may use the Outdoor Patio Area for Tenant’s own use or the use of any subtenants or assignees to which Landlord has consented pursuant to Section 5.6.3 and any Permitted Transferees and only for the purposes set forth in this Section 2.1.4 and Tenant’s rights under this Section 2.1.4 shall not be assignable or otherwise transferable (including by sublease, license or other means) by Tenant separately from the Lease.  In no event shall Tenant permit use of the Outdoor Patio Area by the general public (exclusive of Tenant’s invitees having a business relationship with Tenant).

(ii)

Tenant’s use of the Outside Patio Area and the Patio FF&E shall be subject to rules and regulations reasonably issued from time to time by Landlord and of which Tenant has been given prior notice and Tenant shall comply with all Legal Requirements and Patio Approvals applicable to the Outdoor Patio Area.

(iii)

Tenant shall be responsible for maintenance and daily cleaning and janitorial services to the Outdoor Patio Area and shall maintain the Outdoor Patio Area and the Patio FF&E in a safe, clean and first class condition consistent with first class office building standards for comparable buildings in the Market Area.

191 Spring Street – Mimecast Lease

(iv)

After the initial construction of the Outdoor Patio Area, Landlord shall not have any obligations (including any compliance with Legal Requirements obligation) with respect to the Patio FF&E or the Outside Patio Area and Landlord shall not be required to provide any services or utilities to the Outdoor Patio Area.  Notwithstanding the foregoing, Landlord’s initial construction of the Outdoor Patio Area shall include installation of a reasonable amount of lighting and electrical outlets.

(v)

Tenant shall use and maintain the Outdoor Patio Area so as not to cause any damage to the Building (including the parking garage) or the Complex or any interference with the use, operation or maintenance of the Building or the Complex or any mechanical, electrical or other building systems of the Building.

(vi)

So long as Tenant, together with any Permitted Transferees, satisfies the Exclusive Patio Threshold, Tenant’s rights to the Outdoor Patio Area shall be exclusive to Tenant.  Tenant’s rights under this Section 2.1.4 shall in no event be deemed to restrict Landlord’s right to use or grant rights to third parties to use any other exterior areas of the Building or the Complex for other uses or purposes.  If, at any time during the Term, Tenant, together with any Permitted Transferees, ceases to satisfy the Exclusive Patio Threshold, Tenant’s right to exclusive use of the Outdoor Patio Area shall terminate and Landlord may require Tenant to remove any or all of the Patio FF&E and to repair any damage to the Building or the Complex caused by the installation or removal of such Patio FF&E.

In the event that any governmental agency having jurisdiction over the Building and/or the Complex, as the case may be, shall impose any sidewalk or common space taxes or other taxes or fees on Landlord in connection with the use or operation of the Outdoor Patio Area or the Patio FF&E, Tenant shall pay to Landlord the amount of any such tax or fee imposed in connection with Tenant’s use or operation of the Outdoor Patio Area or the Patio FF&E.

2.1.5	Third Floor Entrance Area.

Subject to applicable Legal Requirements, Landlord hereby grants to Tenant the exclusive right to access the Building and the Premises through the third floor entrance doors and lobby of the Building (collectively, the “Third Floor Entrance Area”) for access to and egress from the Premises by Tenant and its employees and invitees.  So long as Tenant, together with any Permitted Transferees, leases the entire third (3rd) floor in the Building, Tenant’s access rights through the Third Floor Entrance Area shall be exclusive and Landlord shall not grant rights to any other tenants or occupants to access the Building through the Third Floor Entrance Area, except that Landlord expressly reserves the following rights with respect to the Third Floor Entrance Area, (i) access to and use of the Third Floor Entrance Area by Landlord and its agents, employees, contractors, and consultants to perform Landlord’s obligations under this Lease, including, without limitation, cleaning and maintenance obligations and the provision of security services, and (ii) rights of egress by Landlord and other tenants and occupants of

191 Spring Street – Mimecast Lease

the Building and their respective employees, agents, contractors and invitees in the event of an emergency in the Building requiring the Third Floor Entrance Area to be used for emergency egress purposes.  Tenant may install and staff a reception or security desk in the Third Floor Entrance Area and, subject to the restrictions set forth in Section 5.3(B),  may use the Third Floor Entrance Area  for ancillary uses related to Tenant’s use of the Premises, including occasional receptions, marketing events  and social events (but in no event shall Tenant be permitted to use the Third Floor Entrance Area for office purposes).  Tenant acknowledges and agrees that any card reader system or any security turnstiles installed by Landlord or Tenant in the Third Floor Entrance Area shall have emergency opening features to disengage in the event of an emergency in the Building.  Subject to Section 4.1.3 and Article VI of this Lease, Tenant shall be responsible to repair and maintain the Third Floor Entrance Area during any period when Tenant’s access rights through the Third Floor Entrance Area are exclusive to Tenant (such expenses to be otherwise included in Landlord’s Operating Expenses in accordance with Section 2.6 below at such time as Tenant’s access rights become non‑exclusive).

2.2	Rights to use Common Facilities

Subject to Landlord’s right to change or alter any of the following in Landlord’s discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non- exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading area of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) the loading areas serving the Building and the common walkways and driveways necessary for access to the Building, (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor, and (d) the Amenities.  Tenant shall have the right to contract separately with its own telecommunication service provider and Landlord will not unreasonably withhold consent to any request by Tenant to allow such provider to have access to the Building or to the Premises, provided that Landlord may condition such access, without limitation of the foregoing, on Landlord’s approval of the identity of the service provider, its execution of an access and easement agreement satisfactory to Landlord and, should telecommunications services be furnished by such service provider to both Tenant and other tenants and occupants in the Building, then subject to the payment to Landlord by the service provider of fees assessed by Landlord in its reasonable discretion.

2.2.1	Tenant’s Parking

In addition, Tenant shall have the right to use, at no additional rental charge (except for inclusion of costs in Landlord’s Operating Expenses pursuant to Section 2.6) the Total Number of Tenant’s Lot 2 Parking Spaces (referred to in Section 1.1), for the parking of automobiles, in common with use by other tenants from time to time of the Complex, and on a first-come, first-served basis, it being covenanted and agreed that the Number of Tenant’s Lot 2 Surface Parking Spaces shall be in the surface parking areas labeled A, B, C and a portion of parking area D, the locations of which are shown on Exhibit O attached hereto, provided, however, that Landlord shall not be obligated to furnish stalls or spaces in any parking structure or area specifically designated for Tenant’s use.  Landlord shall have the right to designate from time to time certain areas and spaces

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within the Lot 2 Surface Parking areas that Tenant may use and certain areas and spaces that are off limits or designated for the use of other tenants of the Complex so long as Landlord continues to satisfy the Number of Tenant’s Lot 2 Surface Parking Spaces in the Lot 2 Surface Parking areas.  Notwithstanding the foregoing, during the Lease Term Landlord will not grant any parking rights in the surface parking areas labeled A, B or C of the Lot 2 Surface Parking areas (the “Tenant Reserved Parking Areas”) to any other tenants of the Complex.   Subject to applicable Legal Requirements for designation of handicapped spaces and Tenant first obtaining any necessary governmental permits, licenses or approvals therefor, Tenant may install (y) one (1) sign approved by Landlord (which approval will not be unreasonably withheld, conditioned or delayed) at the entrance to each of the Tenant Reserved Parking Areas to indicate that such parking spaces are available only for use by Tenant and its employees and visitors, and (z) signs or other markings approved by Landlord (which approval will not be unreasonably withheld, conditioned or delayed) on the number of parking spaces in parking area D of the Lot 2 Surface Parking area which Tenant is entitled to use under this Section 2.2.1, to indicate that such parking spaces are available only for use by Tenant and its employees and visitors; provided, however, in all events, Landlord will have no obligation to police or enforce such markings or signs and Landlord will not have any obligation to remove any cars parked in violation of such markings or signs or to take action against any other tenant or occupant of the Building or the Complex (or any of their respective visitors or invitees) that may be violating such markings or signs.   In the event that the Rentable Floor Area of the Premises increases or decreases at any time during the Lease Term, the Number of Parking Spaces provided to Tenant hereunder shall be increased or reduced as reasonably designated by Landlord.  Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site.  The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6.  Further, neither Landlord nor any fee owners of the Lot 2 Surface Parking areas assumes any responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability.  Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3	Landlord’s Reservations

Landlord reserves the right from time to time, without material interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better.  Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.  Except in the case of emergencies or for normal cleaning and maintenance work, Landlord agrees to use all reasonable efforts to give Tenant reasonable advance notice of any of the foregoing activities which require work in the Premises.  In all cases, Landlord shall use its

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best efforts to minimize or avoid inconvenience to Tenant in connection with its exercise of the rights granted herein (consistent with the nature of the rights being exercised).

2.4	Habendum

Tenant shall have and hold the Premises for the Term of this Lease specified in Section 1.2 hereof as the “Lease Term,” and commencing on the date (the “Commencement Date”) that is the earlier of:

(i)	The Substantial Completion Date (as that term is defined in Exhibit B-1); or
(ii)	The date on which Tenant commences occupancy of any portion of the Premises for the Permitted Use.

As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration Affixing the Commencement Date of Lease, in the form of Exhibit E, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated.  If Tenant shall fail to execute such Declaration Affixing the Commencement Date of Lease, the Commencement Date and Lease Term shall be as determined in accordance with the terms of this Lease.

2.4.1	Extension Options
(A)

On the conditions (which conditions Landlord may waive by written notice to Tenant) that (i) at the time of exercise of the option to extend there exists no monetary or material non-monetary Event of Default (defined in Section 7.1), (ii) both at the time of exercise of the option and at the commencement date of the extension option period this Lease is still in full force and effect, and (iii) at the time of exercise of the option to extend (or at any time after the exercise of such option to extend but prior to the commencement of the applicable extension option period) Tenant has not sublet more than fifty percent (50%) of the Premises for all or substantially all of the remaining Term of this Lease (except for a subletting permitted without Landlord’s consent under Section 5.6.4 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option periods as hereinbelow set forth) for two (2) successive periods of five (5) years each as hereinafter set forth.  Each option period is sometimes herein referred to as an “Extended Term.” Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such options.  If after the exercise of the extension option, Tenant sublets a portion of the Premises for all or substantially all of the remaining Term then in effect, and such sublease individually or in the aggregate with any prior subleases entered into by Tenant results in 50% or more of the Premises being sublet for all or substantially all of the remaining Term then in effect, at Landlord’s option, Tenant’s exercise of its option to extend for the next Extended Term (and any subsequent Extended

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Term, if applicable) shall be void and of no force or effect and the Term of the Lease will expire on the expiration date of the Lease Term then in effect.
(B)

If Tenant desires to exercise the applicable option to extend the Term, then Tenant shall give notice to Landlord, not earlier than twenty-one (21) months nor later than fifteen (15) months prior to the expiration of the Term, as it may have been previously extended, hereunder of Tenant’s request for Landlord’s quotation of the Annual Fixed Rent proposed by Landlord for the Premises as of the commencement date of the applicable Extended Term.  Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting such a quotation, Landlord shall notify Tenant of Landlord’s quotation of the Annual Fixed Rent for the Extended Term, which Annual Fixed Rent shall reflect the Prevailing Market Rent as defined on Exhibit J attached hereto (the “Landlord’s Rent Quotation”).  If not later than fifteen (15) days after Tenant’s receipt of Landlord’s Rent Quotation (the “Extension Term Negotiation Period”), Landlord and Tenant have not reached agreement on a determination of an Annual Fixed Rent for the applicable Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, by delivery of written notice to Landlord (the “Exercise Notice”) delivered prior to the expiration of the Extension Term Negotiation Period, time being of the essence, to either (i) exercise its option to extend the Lease Term at the Annual Fixed Rent set forth in Landlord’s Rent Quotation, or (ii) make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit J) for such Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit J.  If Tenant timely shall have delivered an Extension Notice that requests the Broker Determination, then the Annual Fixed Rent for the applicable Extended Term shall be the Prevailing Market Rent as determined by the Broker Determination.  If Tenant does not timely deliver an Exercise Notice, then Tenant will be deemed to have elected not to extend the Lease Term for the applicable Extended Term.

(C)

Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant’s option to extend the Lease Term in accordance with the provisions of Section 2.4.1(B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended for the Extended Term upon all of the same terms, conditions, covenants and agreements contained in this Lease, except that (i) the Annual Fixed Rent for the applicable Extended Term shall be determined in accordance with this Section 2.4.1, and (ii) the only extension options shall be those set forth in this Section 2.4.1.  Upon the giving of such Exercise Notice, this Lease and the Term hereof shall be extended for the applicable Extended Term and without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 2.4.1.  Notwithstanding anything contained herein to the contrary, in no event shall Tenant have the right to exercise more than one extension option at a time and, further, Tenant shall not have the right to exercise its second extension option unless it has duly exercised its first extension option

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and in no event shall the Lease Term hereof be extended for more than ten (10) years after the expiration of the Original Lease Term hereof.

2.5	Fixed Rent Payments

Tenant agrees to pay to Landlord, (a) on the Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12) of the Annual Fixed Rent (sometimes hereinafter referred to as “fixed rent”) and (b) on the first day of each and every calendar month during each Extended Term (if exercised), a sum equal to one twelfth (1/12) of the Annual Fixed Rent as determined in Section 2.4.1 for the applicable Extended Term.  Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership, as agent of Landlord, either (i) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012 or (ii) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, and in the case of (i) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Property address.  All remittances received by Boston Properties, Inc., as agent as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the last day of the calendar month in which the Commencement Date occurs.

Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6	Operating Expenses

“Landlord’s Operating Expenses” means the cost of operation of the Building and the Site,  including those incurred in discharging Landlord’s obligations under Article IV and elsewhere in this Lease.  Such costs shall exclude payments of debt service and any other mortgage or ground lease charges, brokerage commissions, real estate taxes (to the extent paid pursuant to Section 2.7 hereof) and costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following:  premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and Additional

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Rent and if there be any first mortgage of the Site, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site; water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services, including, without limitation, Tenant’s electricity charges to be paid separately by Tenant pursuant to Section 2.8 below and Exhibit L attached hereto); the Building’s allocable share of Landlord’s cost of obtaining and furnishing electricity for site lighting of all parking structures, parking areas and roadways of the Complex; the costs of operating, maintaining, upgrading, repairing and replacing the electricity lines and appurtenant equipment relating to the Building and the gas lines and appurtenant equipment, the water lines and appurtenant equipment, and the sewer lines and appurtenant equipment for the Building; cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates for self‑managed buildings consistent with the type of occupancy and the service rendered, which management fees shall equal three percent (3%) of the total Gross Rents for the Building (“Gross Rents for the Building” being defined as all annual fixed rent, Landlord’s Operating Expenses, with the exception of the aforesaid management fees, and Landlord’s Tax Expenses for the Building for the relevant calendar year); that portion of the costs of maintaining a regional property management office in connection with the operation, management and maintenance of the Building as are reasonably allocable to the Building; all costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord during the Lease Term (i) to reduce Landlord’s Operating Expenses if Landlord shall have reasonably determined on the basis of engineering estimates that the annual reduction in Landlord’s Operating Expenses shall exceed depreciation therefor or (ii) to comply with applicable Legal Requirements which first become applicable to the Site after the Commencement Date (the capital expenditures described in subsections (i) and (ii) being hereinafter referred to as “Permitted Capital Expenditures”); plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located and depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

“Operating Expenses Allocable to the Premises” shall mean (a) the same proportion of Landlord’s Operating Expenses for and pertaining to the Building as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building plus (b) the same proportion of Landlord’s Operating Expenses for and pertaining to the Lot 2 Parking Structure and the Lot 2 Surface Parking Area as the Total Number of Tenant’s Parking Spaces bears to the sum of the Total Number of Parking Spaces in the Lot 2 Parking Structure and the Total Number of Lot 2

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Surface Parking Spaces, plus (c) the same proportion of Landlord’s Operating Expenses for and pertaining to the Site and the Complex as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Buildings.

“Base Operating Expenses” is hereinbefore defined in Section 1.1.  Base Operating Expenses shall not include (i) market-wide cost increases due to extraordinary circumstances, including but not limited to Force Majeure (as defined in Section 6.1), conservation surcharges, boycotts, strikes, embargoes or shortages which apply only to the Base Year but no other year, other than the year immediately prior to the Base Year or the year immediately following the Base Year, and (ii) the cost of any Permitted Capital Expenditures (as hereinafter defined).  Base Operating Expenses and Landlord’s Operating Expenses do not include the Tenant’s electricity charges to be paid separately by Tenant pursuant to Section 2.8 below and Exhibit L attached hereto.

“Base Operating Expenses Allocable to the Premises” shall mean (a) the same proportion of Base Operating Expenses for and pertaining to the Building as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building plus (b) the same proportion of Landlord’s Operating Expenses for and pertaining to the Lot 2 Parking Structure and the Lot 2 Surface Parking Area as the Total Number of Tenant’s Parking Spaces bears to the sum of the Total Number of Parking Spaces in the Lot 2 Parking Structure and the Total Number of Lot 2 Surface Parking Spaces, plus (c) the same proportion of Base Operating Expenses for and pertaining to the Site and the Complex as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Buildings.

Notwithstanding the foregoing, the following shall be excluded from Landlord’s Operating Expenses:

1)	leasing commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building or the Site;
2)	legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building;
3)	costs of renovating or otherwise improving or decorating space for any tenant or other occupant of the Building or the Site (including Tenant) or relocating any tenant;
4)	financing costs including interest and principal amortization of debts and the costs of providing the same;
5)	except as otherwise expressly provided with respect to Permitted Capital Expenditures, depreciation;
6)	rental on ground leases or other underlying leases and the costs of providing the same;
7)	wages, bonuses and other compensation of employees above the grade of Regional Property Manager;

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8)

wages, bonuses and other compensation of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated on a reasonable basis to reflect time spent on the operation and management of the Building vis‑à‑vis time spent on matters unrelated to the operation and management of the Building;

9)

any liabilities, costs or expenses associated with or incurred in connection with the removal, enclosure, encapsulation or other handling of Hazardous Substances (to be defined in the Lease) and the cost of defending against claims in regard to the existence or release of Hazardous Substances at the Building or the Site (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of the Lease), provided, however, that the provisions of this clause shall not preclude the inclusion of costs with respect to materials (whether existing at the Site as of the date of the Lease or subsequently introduced to the Site) which are not as of the date of the Lease (or as of the date of introduction) deemed to be Hazardous Substances under applicable laws but which are subsequently deemed to be Hazardous Substances under applicable law;

10)	costs of any items for which Landlord is or is entitled to be paid or reimbursed by insurance;
11)	increased insurance or Real Estate Taxes assessed specifically to any tenant of the Building or the Site for which Landlord is entitled to reimbursement from any other tenant;
12)	except as may be expressly set forth in the Lease, the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facilities, child or daycare;
13)

costs for the original construction and development of the Building and nonrecurring costs for the repair and replacement of any portion of the Building made necessary as a result of defects in the original design, workmanship or materials;

14)

cost of any work or service performed on an extra cost basis for any tenant in the Building or the Site to the extent such work or service is in excess of any work or service Landlord is obligated to provide to Tenant or generally to other tenants in the Building at Landlord’s expense;

15)	cost of any work or services to the extent performed for any facility other than the Building or Site;
16)

except as may be otherwise expressly provided in the Lease with respect to specific items, any cost representing an amount paid to a person firm, corporation or other entity related to Landlord that is in excess of the amount which would have been paid in the absence of such relationship (other than the management fee, which shall be subject to the terms and provisions of Section 2.6 above);

17)	cost of initial cleaning and rubbish removal from the Building or the Site to be performed before final completion of the Building or tenant space;
18)	cost of initial landscaping of the Building or the Site;

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19)	except as expressly provided above with respect to Permitted Capital Expenditures, costs of any item that, under generally accepted accounting principles, are properly classified as capital expenses;
20)

lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Landlord’s Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

21)	cost of the initial stock of tools and equipment for operation, repair and maintenance of the Building or the Site;
22)	late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant’s actions or inactions;
23)

cost of acquiring sculptures, paintings and other works of art, and the costs for securing, cleaning or maintaining such items in excess of amounts typically spent for such services in comparable buildings in the Route 128 west market;

24)	real estate taxes or taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.);
25)	charitable or political contributions;
26)	reserve funds;
27)	all other items for which another party compensates or pays so that Landlord shall not recover any item of cost more than once;
28)

costs and expenses incurred in connection with compliance with or contesting or settlement of any claimed violation of law or requirements of law, except to the extent attributable to Tenant’s actions or inactions;

29)	costs of mitigation or impact fees or subsidies (however characterized) imposed or incurred solely as a result of another tenant’s or tenants’ use of the Site or their respective premises;
30)

costs and expenses incurred for the administration of the entity which constitutes Landlord, as the same distinguished from the cost of operation, management, maintenance and repair of the Building or the Site;

31)	any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
32)	costs arising from the willful misconduct or negligence of Landlord, its agents, employees or contractors; and
33)	fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with employees of Landlord, with Building management, or with tenants of the Building.

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If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises (such amount being hereinafter referred to as the “Operating Expense Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Operating Expense Excess.  Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6.

Payments by Tenant on account of the Operating Expense Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent.  The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Operating Expense Excess for each calendar year during the Lease Term.

Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord’s Operating Expenses and Operating Expenses Allocable to the Premises.  Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent, on account of Operating Expense Excess and the amount of Operating Expense Excess remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.  Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).

Any payment by Tenant for the Operating Expense Excess shall not be deemed to waive any rights of Tenant to claim that the amount thereof was not determined in accordance with the provisions of this Lease.

Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term (including, without limitation, during the Base Year), if less than one hundred percent (100%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then, at Landlord’s election, those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord’s Operating Expenses would have been for such period had occupancy been one hundred percent (100%) throughout such period.  The foregoing calculations shall not entitle Landlord to collect, collectively from all of the tenants in the Complex, an amount exceeding one hundred percent (100%) of the Landlord’s Operating Expenses incurred by Landlord with respect to the pertinent calendar year (any collected amount exceeding 100% of Operating

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Expenses with respect to any calendar year being referred to herein as “Operating Expense Collection Surplus”), and Landlord shall, except with respect to Base Operating Expenses, credit any Operating Expense Collection Surplus against the aggregate of Operating Expenses incurred with respect to such calendar year, which shall reduce the same for all purposes hereunder.

Commencing with the first Operating Year after a full twelve (12) month Operating Year (as defined in Section 2.9 below) of Operating Expenses Allocable to the Premises has been billed to Tenant under this Lease, in no event shall the Controllable Operating Expenses (as defined below) for any Operating Year exceed the Expense Cap (as defined below) for such Operating Year.  “Controllable Operating Expenses” shall be defined as any Landlord’s Operating Expenses which are within the reasonable control of Landlord, but Controllable Operating Expenses shall not include any costs (“Uncontrollable Expenses”) which are not within the reasonable control of Landlord, including, without limitation, the following items shall be deemed to be Uncontrollable Expenses: premiums for insurance, union related labor costs (or the cost of contracts dependent on union related labor costs), snow plowing, security, Permitted Capital Expenditures, water, sewer, electric, gas, oil, steam and other utility or regulatory charges.  The “Expense Cap” for each Operating Year during the Term shall be 104% of the Controllable Operating Expenses for the immediately preceding Operating Year.  There shall be no Expense Cap in respect of the first Operating Year of the Lease Term.  By way of example only of the foregoing, if the Commencement Date occurs on October 1, 2017, then there shall be no Expense Cap for the period from October 1, 2017 through December 31, 2018 and the Expense Cap will first apply to the Controllable Operating Expenses incurred during the Operating Year commencing on January 1, 2019.

2.7	Real Estate Taxes

If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord’s Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises (such amount being hereinafter referred to as the “Tax Excess”), then Tenant shall pay to Landlord, as Additional Rent, the amount of such Tax Excess.  Payments by Tenant on account of the Tax Excess shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent.  The amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to the Tax Excess, ten (10) days at least before the day on which tax payments by Landlord would become delinquent.  Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments.  Only Landlord shall have the right to institute tax reduction or other proceedings to reduce real estate taxes or the valuation of the Building and the Site.  Said statement to be rendered to Tenant shall also show for the preceding Tax Year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as Additional Rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.  Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if

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any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding Tax Year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the provisions of this Section 2.7 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the over-payment as aforesaid if the Term has ended and Tenant has no further obligation to Landlord).  Expenditures for legal fees and for other expenses incurred in seeking the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments.

Nothing contained in this Section 2.7 shall entitle Landlord to collect, collectively from all of the tenants of the Complex, an amount exceeding one hundred percent (100%) of Landlord’s Tax Expenses incurred by Landlord with respect to the pertinent Tax Year (any collected amount exceeding 100% of Landlord’s Tax Expenses with respect to any such Tax Year being referred to herein as “Tax Collection Surplus”), and Landlord shall, except with respect to Base Taxes, credit any Tax Collection Surplus against the aggregate of Landlord’s Tax Expenses incurred with respect to such Tax Year, which shall reduce the same for all purposes hereunder.

Terms used herein are defined as follows:

(i)	“Tax Year” means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.
(ii)

“Landlord’s Tax Expenses Allocable to the Premises” shall mean (a) the same proportion of Landlord’s Tax Expenses as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(iii)

“Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate real estate taxes assessed with respect to that Tax Year on, for and pertaining to the Building, plus (y) fifty-eight percent (58%) of the real estate taxes assessed on, for and pertaining to the Site, and (z) thirty-four percent (34%) of the real estate taxes assessed on, for and pertaining to Lot A, all as reduced by any abatement receipts with respect to that Tax Year.

(iv)	“Base Taxes” is hereinbefore defined in Section 1.1.
(v)	“Base Taxes Allocable to the Premises” means the same proportion of Base Taxes as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.
(vi)

“Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority (including, but not limited to, any tax, assessment or charge resulting from the creation of a special improvement district) on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the

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ownership, leasing and operation of the Site, the Building and the Complex (including without limitation, if applicable, the excise prescribed by Mass Gen Laws (Ter Ed) Chapter 121A, Section 10 and amounts in excess thereof paid to the Town of Lexington pursuant to agreement between Landlord and the Town) and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes.  The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined.  There shall be excluded from such taxes all income, estate, succession, inheritance, transfer, gift, capital stock or any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of or in addition to the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Entire Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.  Notwithstanding the foregoing, “real estate taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real estate taxes as set forth above; (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term (but only with respect to real estate taxes which are permitted to be paid in installments); or (c) imposed on land and improvements other than the Site and, to the extent otherwise set forth in this Lease, the Complex.

(vii)	If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

2.8	Allocation of Electricity Charges

Landlord shall allocate the cost of electricity to Tenant in accordance with the procedure contained in Exhibit L attached hereto, and from and after the Commencement Date, Tenant shall pay for electricity supplied to the Premises as provided in said Exhibit L.

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2.9	Tenant’s Audit Right

Subject to the provisions of this Section 2.9 and provided that no Event of Default of Tenant then exists, Tenant shall have the right to examine the correctness of any of the Landlord’s Tax Expenses statement (“Tax Expense Statement”), Landlord’s Operating Expense statement (“Operating Expense Statement”), and/or any annual electricity reconciliation statement delivered by Landlord pursuant to Exhibit L attached hereto (“Electricity Statement”) or any item contained therein:

(1)

Any request for examination in respect of any Tax Year or Operating Year (as hereinafter defined) may be made by notice from Tenant to Landlord no more than one hundred eighty (180) days after the date (the “Statement Date”) Landlord provides to Tenant the applicable year-end statement required hereunder in respect of such Operating Year or such Tax Year, as applicable (and only if Tenant shall have fully paid the amounts billed with respect to the applicable Operating Expenses, Taxes or electricity charges).  Such notice shall set forth in reasonable detail the matters questioned.  “Operating Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Operating Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Lease Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

(2)

Tenant hereby acknowledges and agrees that Tenant’s sole right to contest any Operating Expense Statement, Landlord’s Tax Expenses Statement and Electricity Statement shall be as expressly set forth in this Section 2.9.  Tenant hereby waives any and all other rights provided pursuant to applicable laws to inspect Landlord’s books and records and/or to contest any Landlord’s Operating Expenses Statement, Landlord’s Tax Expense Statement and Landlord’s Electricity Statement.  If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section 2.9, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section 2.9, with respect to any Operating Year or Tax Year, as applicable, then such Operating Expense Statement, Tax Expense Statement and/or Electricity Statement, as applicable, shall be conclusive and binding on Tenant.

(3)

So much of Landlord’s books and records pertaining to the Landlord’s Operating Expenses, Landlord’s Tax Expenses and/or electricity charges, as applicable, for the specific matters questioned by Tenant for the Operating Year or Tax Year included in the applicable year end statement shall be made available to Tenant within sixty (60) days after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section 2.9, either electronically or during normal business hours at the offices where Landlord keeps such books and records or at another location, as determined by Landlord.  Any examination must be completed and the results communicated to Landlord no more than one hundred twenty (120) days after the date Landlord makes its books and records available for Tenant’s audit.

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(4)

Tenant shall have the right to make such examination no more than once in respect of any Operating Year or Tax Year, as applicable, in which Landlord has given Tenant an Operating Expense Statement, Tax Expense Statement or Electricity Statement, as applicable, except that if, after such audit by Tenant of Landlord’s books and records pursuant to this Section 2.9 with respect to any Operating Year, Landlord and Tenant agree or it is finally determined that Tenant has been overcharged on account of Landlord’s Tax Expenses Allocable to the Premises, Operating Expenses Allocable to the Premises and/or the electricity charges by more than three percent (3%) for the Tax Year or Operating Year in question, Tenant may request to examine the documentation and calculations for that same line item only for the immediately preceding Tax Year or Operating Year, as applicable, and provided that Tenant did not previously conduct an audit for the applicable prior Tax Year or Operating Year.

(5)

Such examination may be made only by a qualified employee of Tenant or a qualified independent, real estate professional with at least ten (10) years of relevant office leasing audit experience approved by Landlord, which approval in either case shall not be unreasonably withheld, conditioned or delayed (and Cushman & Wakefield is hereby approved by Landlord).  No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.  As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement, in form reasonably acceptable to Landlord, agreeing to keep confidential any information which it discovers about Landlord or the Buildings in connection with such examination, provided however, that Tenant shall be permitted to share such information with each of its permitted subtenants so long as such subtenants execute and deliver to Landlord similar confidentiality agreements.

(6)

No subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises.

(7)

If as a result of such examination Landlord and Tenant agree or it is finally determined that the amounts paid by Tenant to Landlord on account of the Landlord’s Operating Expenses, Landlord’s Tax Expenses or electricity charges allocable to the Premises exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to the Landlord’s Operating Expenses, electricity charges or Landlord’s Tax Expenses, as applicable, Landlord, at its option, shall either refund to Tenant the amount of such excess, or apply the amount of such credit against Annual Fixed Rent and Additional Rent, as the case may be, within thirty (30) days after the date of such agreement.  Similarly, if Landlord and Tenant agree or it is finally determined that the amounts paid by Tenant to Landlord on account of Landlord’s Operating Expenses, Landlord’s Tax Expenses or electricity charges, as applicable, were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as Additional Rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement.

(8)

All costs and expenses of any such examination shall be paid by Tenant, except if as a result of such examination Landlord and Tenant agree or it is finally determined that the amount of the Landlord’s Operating Expenses, Tax Expenses or electricity charges

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payable by Tenant was overstated by more than three percent (3%), Landlord shall reimburse Tenant for the actual, reasonable out of pocket costs and expenses incurred by Tenant in such examination, up to a maximum of Ten Thousand Dollars ($10,000.00).

(9)

Landlord shall have no right to correct any year end statement with respect to any Tax Year or Operating Year after the date that is one (1) year after the end of the period in question, provided, further that the foregoing one (1) year period shall expressly not apply to any new or corrected Operating Expense Statement or Tax Expense Statement, as applicable, rendered by Landlord to reflect charges or corrections in charges resulting from any late billing or corrected billing by a third party such as the taxing authority or utility provider.  Notwithstanding any provision hereof to the contrary, if Landlord provides Tenant with any such corrected statement, then Tenant shall have one hundred eighty (180) days from the receipt of any such corrected statement to request an examination as set forth in Section 2.9 hereof (subject to the proviso set forth at the end of subsection (4) above regarding Tenant’s ability to request examinations for prior years).

ARTICLE III

Condition of Premises; Alterations

3.1	Preparation of Premises

The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B‑1 and made a part hereof.

ARTICLE IV

Landlord’s Covenants; Interruptions and Delays

4.1	Landlord Covenants
4.1.1	Services Furnished by Landlord

To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6 (except as may otherwise be expressly provided in said Exhibit C).

Landlord and Tenant shall reasonably agree upon the initial selection of the cafeteria operator within sixty (60) days following the date of this Lease; provided, however, that any cafeteria operator proposed by either party shall have food offerings and pricing consistent with other comparable first class office buildings in the Market Area.  If, during the Lease Term, Landlord or, provided and only so long as Tenant occupies not less than 70,000 square feet of Rentable Floor Area in the Building, Tenant is dissatisfied with the performance of the cafeteria operator and notifies the other party in writing of such dissatisfaction, setting forth in reasonable detail the reasons for such dissatisfaction,

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Landlord and Tenant agree to meet to discuss the cafeteria operator issues and Landlord will work with the cafeteria operator to remedy such issues, to the extent practicable, within a reasonable period of time.  If the basis for Landlord’s or Tenant’s dissatisfaction, as applicable, is not rectified within sixty (60) days after the original dissatisfaction notice, then Landlord and Tenant shall have a period of ninety (90) days thereafter to agree upon a replacement cafeteria operator.   In addition, so long as Tenant occupies not less than 70,000 square feet of Rentable Floor Area in the Building, Landlord shall, prior to entering into a renewal or extension of the contract with the existing cafeteria operator, consult with Tenant on such renewal.  If Landlord and Tenant are unable to agree upon the selection of the replacement cafeteria operator or any renewal contract with the existing cafeteria operator, then the decision shall be made reasonably and in good faith by Landlord so long as such operator has food offerings and pricing consistent with other comparable first class office buildings in the Market Area.  During the entire Base Year, Tenant shall use commercially reasonable efforts to contract with the cafeteria operator for the Building cafeteria to supply substantially all of Tenant’s catering requirements in the Building.

4.1.2	Additional Services Available to Tenant

To furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.  Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

4.1.3	Roof, Exterior Wall, Floor Slab and Common Facility Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, (i) to make such repairs to the roof and all structural elements of the Building (including, without limitation, the exterior and load‑bearing walls, foundation, structural columns, and floor slabs), the Building systems (including, without limitation, the HVAC, mechanical, electrical, lighting, plumbing and life safety systems) and the common areas and facilities (including the parking facilities) as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant’s responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

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4.2	Interruptions and Delays in Services and Repairs, Etc.

(A)

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur.  In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including without limitation by reason of Force Majeure (as defined in Section 6.1 hereof), Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

(B)

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof.  Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(C)

Notwithstanding anything to the contrary herein contained and subject to Section 4.2(E) below, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or to remediate any Hazardous Materials (as that term is defined in Section 5.3 and provided such Hazardous Materials were not used, stored or disposed of at the Complex by Tenant or its agents, employees, vendors, subtenants, contractors or invitees), or (iii) the failure of electric supply, water and/or sewer service, all elevator service, HVAC service or all access to the Premises, any portion of the Premises becomes untenantable so that for the Premises Untenantability Cure Period, as hereinafter defined, the continued operation in the ordinary course of Tenant’s business is materially adversely affected (including, without limitation, as the result of the Premises being rendered inaccessible as the result of any of the circumstances described in subsections (i), (ii) or (iii) above), then, provided that Tenant ceases to use the affected portion of the Premises during the entirety of the Premises Untenantability Cure Period by reason of such untenantability, and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees, vendors, subtenants, contractors or invitees, Annual Fixed Rent, Operating Expenses Allocable to the Premises and Landlord’s Tax Expenses Allocable to the Premises shall be abated after the expiration of the Premises Untenantability Cure Period in proportion to the impact on the continued operation in the ordinary course of Tenant’s business until the day such condition is completely corrected.  If the entire Premises have not been rendered untenantable, the amount of abatement shall be equitably prorated, provided, however, if the remaining portion of the Premises is not reasonably sufficient to permit Tenant to effectively conduct its business therein (and Tenant was occupying and conducting

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business in the unaffected portion of the Premises immediately prior to the event or condition), and Tenant does not conduct its business in any portion of the Premises due to such event or condition, then such abatement shall include such other portions of the Premises which Tenant is not able to and does not in fact use for the conduct of its business.  For the purposes hereof, the “Premises Untenantability Cure Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises, provided however, that the Premises Untenantability Cure Period shall be ten (10) consecutive business days after Landlord’s receipt of written notice from Tenant of such condition causing untenantability in the Premises if either the condition was caused by causes beyond Landlord’s control or Landlord is unable to cure such condition as the result of causes beyond Landlord’s control.  Notwithstanding the foregoing, Landlord shall promptly commence and diligently proceed to effect the repair or restoration of the affected portion of the Premises or the Property as soon as reasonably possible following the event giving rise to a remedy hereunder (or, if the repair or restoration is not within Landlord’s reasonable control, take such measures as are reasonably practicable to effect such repair or restoration).

(D)

Notwithstanding anything to the contrary herein contained and subject to Section 4.2(E) below, if due to (i) any repairs, alterations, replacements, or improvements made by Landlord, (ii) Landlord’s failure to make any repairs, alterations, or improvements required to be made by Landlord hereunder, or to provide any service required to be provided by Landlord hereunder, or to remediate any Hazardous Materials (provided such Hazardous Materials were not used, stored or disposed of at the Property or the Complex by Tenant or its agents, employees, vendors, subtenants, contractors or invitees), or (iii) the failure of electric supply, water and/or sewer service, all elevator service, HVAC service or all access to the Premises, any material portion of the Premises becomes untenantable for a period (the “Untenantability Period”) of five (5) consecutive months (which five (5) month period shall be extended by the period of time, which shall not exceed an additional one (1) month, that Landlord is delayed in curing such condition as the result Force Majeure) after Landlord’s receipt of written notice of such condition from Tenant, then, provided that Tenant ceases to use the affected portion of the Premises during the entire Untenantability Period and Landlord’s inability to cure such condition is not caused by the fault or neglect of Tenant or Tenant’s agents, employees, vendors, subtenants, contractors or invitees, then Tenant may terminate this Lease by giving Landlord written notice as follows:

(1)	Said notice shall be given after the expiration of the Untenantability Period.

(2)	Said notice shall set forth an effective date which is not earlier than thirty (30) days after Landlord receives said notice.

(3)	If said condition is remedied on or before said effective date, said notice shall have no further force and effect.

(4)

If said condition is not remedied on or before said effective date for any reason other than Tenant’s fault, as aforesaid, the Lease shall terminate as of said effective date, and the Annual Fixed Rent and Additional Rent due under the Lease shall be apportioned as of said effective date.

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(E)

The remedies set forth in Sections 4.2(C) and (D) shall be Tenant’s sole remedies for the events described herein.  The provisions of Sections 4.2(C) and (D) above shall not apply in the event of Untenantability of the Premises or inaccessibility caused by fire or other casualty, or taking (which shall be subject to the terms and conditions of Article VI below).

ARTICLE V

Tenant’s Covenants

Tenant covenants and agrees to the following during the Term and such further time as Tenant occupies any part of the Premises:

5.1	Payments

To pay when due all Annual Fixed Rent and Additional Rent (including all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, further, as Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.  In the event Tenant pays any utilities for the Premises directly to the utility company or provider, upon request therefor, Tenant shall provide Landlord with invoices marked “paid” from such utility company or provider so that Landlord can review the utility bills relating to the Premises.

5.2	Repair and Yield Up

(A)

Except as otherwise provided in Article VI and Section 4.1.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant’s negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted;

(B)

At the expiration or termination of this Lease peaceably to yield up the Premises in the condition the same were in on the Commencement Date (or, with respect to any Alterations made after the Commencement Date, in the condition the same were in upon completion of construction thereof), reasonable wear and tear only excepted, first removing all goods and effects of Tenant and, (i) to the extent specified by Landlord by notice to Tenant given at least thirty (30) days before such expiration or termination, the wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers and (ii) to the extent specified by Landlord at the time of Landlord’s approval of the same in accordance with Section 5.12, all Alterations made by Tenant (but expressly excluding the Landlord’s Work, which Tenant shall have no obligation to remove upon the expiration or earlier termination of the Term), and repairing any damage caused by such removal and restoring the Premises and leaving them clean; and Tenant shall not permit or commit any waste.  Tenant shall be responsible, subject to Section 8.13, to pay the cost of repairs which may be made necessary by reason of

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damage to common areas in the Building or to the Site caused by Tenant, Tenant’s agents, contractors, employees, sublessees, licensees, concessionaires or invitees.

5.3	Use
(A)

To use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, Building, the Additional Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor nor to permit in the Premises anything which will in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor for any use thereof which is inconsistent with maintaining the Building as a first class office building in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or liable to render necessary any alteration or addition to the Building.  Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall immediately notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing (provided that, except in cases of emergency, Landlord provides Tenant at least two (2) business days’ prior written notice of any such inspection).  Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for office uses, provided that Tenant uses such substances in the manner which they are normally used, and in compliance with all Hazardous Materials Laws, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

(B)

If, during the Term of the Lease and without increasing Tenant’s rights under this Lease,  Landlord grants or consents to Tenant or any Tenant Party using or operating any areas of the Building or the Site, including within the Premises, for (y) social events, social gatherings or other similar purposes (such as by way of example only, outdoor fitness classes, roof deck events, ice cream socials, hackathons, or other similar events conducted or hosted by Tenant or any Tenant Party at the Building or the Site), or (z) day care facilities, other health and fitness services (such as personal fitness, exercise, or yoga classes), or any other amenities or facilities for fitness, food services, or other similar

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purposes (collectively, the “Tenant Amenity Events”), Tenant shall not market, advertise or solicit (and shall prohibit all Tenant Parties from marketing, advertising and soliciting) persons who work at the Additional Buildings to use, attend or participate in such  Tenant Amenity Events and Tenant shall not permit the use, attendance or participation of persons who work at the Additional Buildings at any such Tenant Amenity Events.  Tenant agrees to use reasonable efforts to implement and enforce the foregoing restriction, provided, however, Tenant will not be deemed in default under this Lease for a violation of this restriction unless Tenant or any Tenant Party knowingly and deliberately violates this restriction.  The Tenant Shuttle Service and Outdoor Patio Area shall constitute ongoing Tenant Amenity Events for purposes of this Section 5.3(B).

(C)

Landlord represents and warrants to Tenant that, as of the Commencement Date, there will be no Hazardous Materials in the Building that are required to be removed or otherwise abated in accordance with applicable Hazardous Materials Laws.  Subject to the limitations of Section 9.3 hereof, Landlord shall comply with all Hazardous Materials Laws relating to the Building and the Property (including, without limitation, in its performance of the Base Building Work) and shall use commercially reasonable efforts to remove or abate, as required by applicable Hazardous Materials Laws and without inclusion in Landlord’s Operating Expenses, (x) Hazardous Materials that are present in the Building as the result of the actions of Landlord, its employees, agents or contractors, or (y) that existed in, at or on the Premises, the Building or the Site prior to the Commencement Date or that existed as of the Commencement Date and subsequently migrated to the Premises, the Building or the Site from another property.  Notwithstanding the foregoing, Landlord’s obligation to remove or abate Hazardous Materials pursuant to this Section 5.3(C) shall not apply to (i) requirements of Hazardous Materials Laws resulting from the use of Hazardous Materials, or additions, alterations or improvements in the Premises (other than the Base Building Work), by Tenant or anyone claiming by, through or under Tenant, or (ii) Hazardous Materials which are in the Building or on the Site because of the action or inaction of any tenant or occupant in the Building, including Tenant, or any employee, agent or contractor thereof.  Subject to the limitations of Section 9.3 hereof, Landlord agrees to defend with counsel first approved by Tenant (counsel appointed by Landlord’s insurance carrier shall be deemed approved by Tenant and for any other circumstances such approval shall not be unreasonably withheld or delayed), indemnify and save Tenant harmless from liability, loss and damage to persons or property and from any claims, actions, proceedings and expenses in connection therewith resulting from the failure of Landlord to fulfill its obligations under this Section 5.3(C) or any breach of Landlord’s representations and warranties under this Section 5.3(C).

5.4	Obstructions; Items Visible from Exterior; Rules and Regulations

Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the other buildings or of the Complex used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations or the requirements of any customer handbook currently in existence or hereafter implemented, of which Tenant has been given notice, for the care and use of the Building and Complex and their facilities and approaches.  Landlord shall enforce such rules and regulations in a non‑discriminatory manner, but Landlord shall not be liable to Tenant for the

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failure of other occupants of the Buildings to conform to such rules and regulations.  If and to the extent there is any conflict between the provisions of this Lease and any rules and regulations or customer handbook for the Building, the provisions of this Lease shall control.

5.5	Safety Appliances

To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use.

5.6	Assignment; Sublease

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises.  If and so long as Tenant is a corporation with fewer than five hundred (500) shareholders or a limited liability company or a partnership, an assignment, within the meaning of this Section 5.6, shall be deemed to include one or more sales or transfers of stock or membership or partnership interests, by operation of law or otherwise, or the issuance of new stock or membership or partnership interests, by which an aggregate of more than fifty percent (50%) of Tenant’s stock or membership or partnership interests shall be vested in a party or parties who are not stockholders or members or partners as of the date hereof (a “Majority Interest Transfer”).  For the purpose of this Section 5.6, ownership of stock or membership or partnership interests shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any subsequent law.  In addition, the following shall be deemed an assignment within the meaning of this Section 5.6: (a) the merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, and (b) the establishment by the Tenant or a permitted successor or assign of one or more series of (1) members, managers, limited liability company interests or assets, which may have separate rights, powers or duties with respect to specified property or obligations of the Tenant (or such successor or assignee) or profits or losses associated with specified property or obligations of the Tenant (or such successor or assignee), pursuant to §18-215 of the Delaware Limited Liability Company Act, as amended, or similar laws of other states or otherwise, or (2) limited partners, general partners, partnership interests or assets, which may have separate rights, powers or duties with respect to specified property or obligations of the Tenant (or such successor or assignee) or profits or losses associated with specified property or obligations of the Tenant (or such successor or assignee) pursuant to §17-218 of the Delaware Revised Uniform Limited Partnership Act, as amended, or similar laws of other states or otherwise (a “Series Reorganization”).  Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under this Section 5.6 shall, at Landlord’s election, be void; shall be of no force and effect; and shall confer no rights on or in favor of third parties.  In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.  The limitations of this Section 5.6 shall be deemed to apply to Guarantor except as otherwise expressly set forth in the Tenant Guaranty (as defined in Section 9.21).

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5.6.1

Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet all or any portion of the Premises, Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.3 below, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said Section 5.6.3 (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.3 below, all other information necessary to make the determination referred to in said Section 5.6.3 and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.4 below, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.4.

5.6.2

Notwithstanding the provisions of Section 5.6.1 above, in the event Tenant desires to (a) assign this Lease, or (b)  sublease all or substantially all (i.e., 95% or more of the Rentable Floor Area) of the Premises for a term equal to all or substantially all of the remaining Lease Term hereof (any such sublease a “Major Sublease”), then Tenant shall notify Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within ten (10) business days after receipt of Tenant’s Proposed Transfer Notice (the “Acceptance Period”), to terminate this Lease for the remainder of the Term as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date and subject to Section 9.17 of this Lease) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date.  A sublease shall be deemed to be for a term equal to all or substantially all of the remaining Lease Term if the sublease will expire prior to the date that is fifteen (15) months prior to the then scheduled expiration of the Lease Term.

In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section, the provisions of Sections 5.6.3 through 5.6.6 shall be applicable.  This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.4.

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5.6.3

Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.5 and 5.6.6 below, in the event that (a) Section 5.6.2 is inapplicable or (b) Section 5.6.2 is applicable, but Landlord shall not have exercised the termination right as set forth in Section 5.6.2, or shall have failed to give any or timely notice under Section 5.6.2, then for a period of one hundred eighty (180) days after (i) if Section 5.6.2 is inapplicable, the date on which Landlord received Tenant’s Proposed Transfer Notice or (ii) if Section 5.6.2 is applicable, (x) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (y) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 5.6.2 as the case may be, Tenant shall have the right to assign this Lease or sublet the applicable portion of the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  It is understood and agreed that Landlord’s consent shall be deemed given hereunder if Landlord shall fail to respond to a Proposed Transfer Notice meeting the requirements of Section 5.6.2 (I) if Section 5.6.2 is inapplicable, within ten (10) business days after receipt thereof or (II) if Section 5.6.2 is applicable, prior to the expiration of the Acceptance Period and provided Tenant’s Proposed Transfer Notice  shall contain the following caption on the first page thereof in bold and capitalized type:

“YOU SHALL BE DEEMED TO HAVE GRANTED THE CONSENT REQUESTED IN THIS PROPOSED TRANSFER NOTICE DATED ________ ___, 20__ IF YOU FAIL TO RESPOND TO SUCH PROPOSED TRANSFER NOTICE WITHIN THIRTY (30) DAYS AFTER YOUR RECEIPT OF THIS PROPOSED TRANSFER NOTICE PROVIDED ALL REQUIREMENTS OF THE LEASE HAVE BEEN OTHERWISE SATISFIED WITH RESPECT THERETO.”

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(A)

the proposed assignee or subtenant is an occupant of the Building or elsewhere on the Complex or is in active negotiation with Landlord or an affiliate of Landlord for premises in the Building or elsewhere at the Complex and Landlord (or such affiliate of Landlord) has existing space in the Building or the Complex that satisfies such party’s needs;

(B)

the proposed assignee or subtenant is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

(C)

giving appropriate weight, if applicable, to the fact that Tenant will nevertheless remain liable under this Lease, the proposed assignee or subtenant does not possess adequate financial capability to assure the performance of the Tenant obligations as and when due or required, or

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(D)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section 1.1 hereof, or

(E)

the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to materially increase Landlord’s Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to materially increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) materially violate or be likely to materially violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(F)	there shall be existing a monetary or material non-monetary Event of Default (as defined in Section 7.1), or

(G)

any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(H)	the holder of any mortgage or ground lease on the Site which includes the Premises does not approve of the proposed assignment or sublease, or

(I)

due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building or elsewhere in the Property.

Notwithstanding the foregoing, so long as Tenant remains fully and primarily liable to Landlord, Tenant’s right to sublease all or any portion of the Premises shall not be restricted by Landlord (x) due to the financial condition of the subtenant or (y) by any rent hurdle or other rental threshold that Landlord may deem needed in order to consent to a proposed sublease.  If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s Proposed Transfer Notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within one hundred eighty (180) days after the date of Landlord’s consent or deemed consent, the consent shall be deemed null and void and the provisions of Section 5.6.1 shall be applicable.

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5.6.4	Notwithstanding the provisions of Sections 5.6, 5.6.2, 5.6.3 and 5.6.5, but subject to the provisions of Sections 5.6.1 and 5.6.6, Tenant shall have the right:

(x)

to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant or which is under common control with Tenant, or (ii) which purchases all or substantially all of the assets and business of Tenant, or (iii) which purchases all or substantially all of the stock of (or other ownership or membership interests in) Tenant or (iv) which merges or combines with Tenant, or

(y)	to effect a Series Reorganization, or

(z)	to engage in a Majority Interest Transfer,

provided that in any of the foregoing events described in clauses (x), (y) and (z) above, the transaction is for a legitimate business purpose of Tenant other than a transfer of Tenant’s interest in this Lease or the limitation or segregation of the liabilities of Tenant, and provided further that in any of the foregoing events described in in (x), (y) and (z) the entity to which this Lease is so assigned or which so sublets the Premises or the series established by the Series Reorganization has a credit worthiness (e.g. net assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than that of the Tenant as of the date of this Lease (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”).  Except in cases of statutory merger or a Series Reorganization, in which case the surviving entity in the merger or the series to which this Lease has been designated shall be liable as the Tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee.  If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

5.6.5

In the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.4 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any, shall be paid to Landlord.  The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate prorations in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease).  The “Assignment/Sublease Net Revenues” shall be the fixed rent, Additional Rent and all other charges and sums payable either initially or over the term of the sublease or assignment plus all other profits and increases

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to be derived by Tenant as a result of such subletting or assignment, less the reasonable costs of Tenant incurred in such subleasing or assignment (the definition of which shall be limited to brokerage commissions, rent concessions, attorneys’ fees, architect and construction management fees, and alteration allowances, in each case actually paid), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) days of receipt of same by Tenant.

5.6.6 (A)

It shall be a condition of the validity of any assignment or subletting consented to under Section 5.6.3 above, or any assignment or subletting of right under Section 5.6.4 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord for all the obligations of the Tenant under this Lease (including any amendments or extensions thereof), including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting, such subtenant shall agree on a pro rata basis to be so bound), (b) to comply with the provisions of Sections 5.6 through 5.6.6 hereof and (c) to indemnify the “Landlord Parties” (as defined in Section 8.13) as provided in Section 8.1 hereof.  Except in cases of statutory merger, in which case the surviving entity in the merger shall remain liable as the Tenant under this Lease, such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several.  Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B)

As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the sum of (i) $1,000.00 and/or (ii) reasonable out of pocket legal fees or other expenses incurred by Landlord in connection with such request.

(C)

If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or

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collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)

The consent by Landlord to an assignment or subletting under Section 5.6.3 above, or the consummation of an assignment or subletting of right under Section 5.6.4 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting to the extent required hereunder.

(E)	During the continuance of an “Event of Default” (defined in Section 7.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.

(F)

Without limiting Tenant’s obligations under Section 5.12 but subject to Landlord’s obligation under the last paragraph of Section 5.6.2, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(G)

In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable Legal Requirements and any alterations must be approved by Landlord in accordance with Section 5.12, including, without limitation, all requirements concerning access and egress; and (ii) there shall be no more than four (4) subleases in effect in the Premises at any given time.

5.7	Right of Entry

To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant’s expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing (but only to the extent such consent is required hereunder); and to show the Premises to prospective tenants during the nine (9) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

In the event Tenant sends a notice alleging the existence of a dangerous or unsafe condition, any requirements for prior notice or limitations on Landlord’s access to the Premises contained in this Lease shall be deemed waived by Tenant so that Landlord may immediately exercise its rights under this Section 5.7 and Section 9.16 in such manner as Landlord deems necessary in its sole discretion to remedy such dangerous or unsafe condition.

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5.8	Floor Load; Prevention of Vibration and Noise

Not to place a load upon the Premises exceeding an average rate of 100 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.9	Personal Property Taxes

To pay promptly when due all taxes which may be imposed upon Tenant’s Property in the Premises to whomever assessed.

5.10	Compliance with Laws

To comply with all applicable Legal Requirements now or hereafter in force regarding the operation of Tenant’s business and the use, condition, configuration and occupancy of the Premises, including without limitation, all applicable standards and regulations of the Federal Occupational Safety and Health Administration (“OSHA Requirements”), which obligation shall include ensuring that all contractors (including sub-contractors) that Tenant utilizes to perform work in the Premises comply with OSHA Requirements and that all required training is provided for such work.  In addition, Tenant shall, at its sole cost and expense, promptly comply with any Legal Requirements that relate to the Base Building (as hereinafter defined), but only to the extent such obligations are triggered by Tenant’s use of the Premises, other than for general office use, or alterations, additions or improvements in the Premises performed or requested by Tenant.  Notwithstanding the foregoing, Tenant shall not be required (i) to make any Alterations to the Base Building, or (ii) to perform or satisfy any other obligation of Landlord under this Lease, unless, in either case, the same are required by such Legal Requirements as a result of or in connection with Tenant’s particular use or occupancy of the Premises beyond normal use of space of this kind, due to Tenant’s density level in the Building in excess of standard tenant density levels in comparable buildings in the Market Area, or any Alterations performed by or on behalf of Tenant.  Notwithstanding the foregoing, Tenant shall have no obligation to make any Alterations to the Building or perform any other work under this Lease to the extent the need for the same arises out of any defect in the construction of the Base Building Work (as opposed to the Tenant Improvement Work).  Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 11.9 “Base Building” shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located.  Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.10.

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5.11	Payment of Litigation Expenses

As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant or any guarantor.

5.12	Alterations

(A)

Tenant shall not make alterations, additions or improvements (“Alterations”) to Tenant’s Premises except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld.  However, Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises shall be in Landlord’s sole discretion.  Without limiting such standard Landlord shall not be deemed unreasonable:

(i)

for withholding approval of any Alterations (including, without limitation, any Alterations to be performed by Tenant under Article III) which (i) in Landlord’s opinion would reasonably be expected to adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (ii) involve or affect the exterior design, size, height, or other exterior dimensions of the Building, or (iii) are inconsistent, in Landlord’s reasonable judgment, with alterations satisfying Landlord’s standards for new alterations in the Building, or (iv) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord (Alterations described in the foregoing clause (iv) being sometimes collectively referred to as “Special Improvements”; or

(ii)

for making its approval of any Special Improvements conditional on Tenant’s agreement to restore the Premises to its condition prior to construction of such Special Improvements at the expiration or earlier termination of the Lease Term, reasonable wear and tear excepted.

(B)

Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of this Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements nor give right to any other parties.  Further, Tenant acknowledges that

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Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Site in connection with any such work.  Within thirty (30) days after receipt of an invoice from Landlord (together with reasonable supporting back-up documentation), Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans (excluding any review respecting initial improvements performed pursuant to Article III hereof for which a construction management fee has previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour for time spent by senior staff, and $100/hour for time spent by junior staff, plus (ii) reasonable third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work.  All Alterations shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2.  All of Tenant’s Alterations and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord in its reasonable discretion.  Except for work by Landlord’s general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor.  Tenant agrees to save harmless and indemnify Landlord from any and all injury, loss, claims or damage to any person or property occasioned by or arising out of the doing of any such work whether the same be performed prior to or during the Term of this Lease.  At Landlord’s reasonable election, taking into account the scope and cost of the proposed Alteration, Tenant shall cause its contractor to maintain a payment and performance bond in such amount and with such companies as Landlord shall reasonably approve.  In addition, Tenant shall cause each contractor to carry insurance in accordance with Section 8.14 herein and to deliver to Landlord certificates of all such insurance.  Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such Alterations or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or Tenant’s contractor.  Without limiting any of Tenant’s obligations hereunder, but excluding the costs of the Base Building Work, which are addressed in Exhibit B‑1 attached hereto, Tenant shall be responsible, as Additional Rent, for the costs of any Alterations in or to the Building that are required in order to comply with Legal Requirements as a result of any work performed by Tenant.  Landlord shall have the right to provide such rules and regulations (which shall be applied in a non-discriminatory manner) relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services.  Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach.  Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex which shall, at any time after commencement of the Term, result from any

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Alterations (other than the Base Building Work) to the Premises made by Tenant.  Tenant acknowledges and agrees that Landlord shall be the owner of any Alterations in the Premises or the Building to the extent paid for by Landlord.

(C)

All work, construction, repairs, Alterations or installations made to or upon the Premises (including, but not limited to, the construction performed by Landlord under Exhibit B‑1 attached hereto), shall become part of the Premises and shall become the property of Landlord and remain upon and be surrendered with the Premises as a part thereof upon the expiration or earlier termination of the Lease Term, except as follows:

(w)

All furniture, equipment, other personal property, and trade fixtures (including, without limitation, any satellite or microwave dish or any communications equipment (including, without limitation, any telephone switch gear), and any security or monitoring equipment installed by Tenant) whether by law deemed to be a part of the realty or not, installed at any time or times by Tenant or any person claiming under Tenant shall remain the property of Tenant or persons claiming under Tenant and may be removed by Tenant or any person claiming under Tenant at any time or times during the Lease Term or any occupancy by Tenant thereafter and shall be removed by Tenant at the expiration or earlier termination of the Lease Term.  Tenant shall repair any damage to the Premises occasioned by the removal by Tenant or any person claiming under Tenant of any such property from the Premises.

(x)

At the expiration or earlier termination of the Lease Term, unless otherwise agreed in writing by Landlord, Tenant shall remove any wiring for Tenant’s computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Buildings or the Site, including all risers and any alterations, additions and improvements made with Landlord’s consent during the Lease Term for which such removal was made a condition of such consent under this Section 5.12.  Upon such removal Tenant shall restore the Premises to their condition prior to such Alterations and repair any damage occasioned by such removal and restoration.

(y)

If Tenant shall make any Alterations to the Premises for which Landlord’s approval is required under Section 5.12 (after giving effect to Section 5.12(D) below), without obtaining such approval, then at Landlord’s request at any time during the Lease Term, and at any event at the expiration or earlier termination of the Lease Term, Tenant shall remove such Alterations and restore the Premises to their condition prior to same and repair any damage occasioned by such removal and restoration.  Nothing herein shall be deemed to be a consent to Tenant to make any such Alterations.

(z)

At the expiration or earlier termination of the Lease Term, Tenant shall remove any Special Alterations for which such removal was made a condition of such consent under this Section 5.12, the provisions of this Section 5.12 being applicable to any such work restore the Premises to their condition prior to such Alterations and repair any damage occasioned by such removal and restoration.

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(D)

Notwithstanding the terms of this Section 5.12, Tenant shall have the right, without obtaining the prior consent of Landlord but upon notice to Landlord given ten (10) days prior to the commencement of any work (which notice shall specify the nature of the work in reasonable detail), to make Alterations to the Premises where:

(i)	the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Buildings (including no signs on windows);

(ii)	the same do not affect the roof, any structural element of the Buildings, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Buildings;

(iii)

with the exception of painting and carpeting (which shall not be subject to the dollar limits set forth in this subsection (iii)), the cost of any individual alteration, addition or improvement shall not exceed $250,000.00 and the aggregate cost of said Alterations made by Tenant during the Lease Term shall not exceed $1,000,000.00 in cost; and

(iv)	Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within thirty (30) days after the making of such Alterations, send to Landlord plans and specifications describing the same in reasonable detail and provided further that Landlord, by notice to Tenant given at least thirty (30) days prior to the expiration or earlier termination of the Lease Term, may, if any such Alterations constitutes a Special Improvement, require Tenant to restore the Premises to its condition prior to construction of such Special Improvement (reasonable wear and tear excepted) at the expiration or earlier termination of the Lease Term.

5.13	Vendors

Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building, the Site or the Complex or unreasonably interfere with Building construction or operation and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, the following vendors do not require Landlord’s approval: brokerage, legal, employment staffing, office and other supplies, furniture providers (but not installers), construction consultants not performing any physical work in the Building (but not architects) and food catering.

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5.14	OFAC

(A)

As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that, to Tenant’s knowledge: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Treasury (“OFAC”) (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person that either may cause or causes Landlord to be in violation of any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises.  In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Default by Tenant under Section 7.1 of this Lease (without the benefit of notice or grace) and shall be covered by the indemnity provisions of Section 8.1 below, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.  Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (A) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange.

(B)

As an inducement to Tenant to enter into this Lease, Landlord hereby represents and warrants that, to Landlord’s knowledge: (i) Landlord is not, nor is it owned or controlled directly or indirectly by, any Prohibited Person; (ii) Landlord is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) Landlord (and any person, group, or entity which Landlord controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, is expressly understood and agreed that the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. Notwithstanding anything contained herein to the contrary, for the purposes of this subsection (B) the phrase “owned or controlled directly or indirectly by any person, group, entity or nation” and all similar such phrases shall not include (x) any shareholder of Boston Properties, Inc., (y) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange or (z) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Boston Properties Limited Partnership or the holder of any direct or indirect interest in Boston Properties Limited Partnership.

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ARTICLE VI

Casualty and Taking

6.1	Damage Resulting from Casualty

In case during the Lease Term the Building or the Site are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred forty (240) days from the date of such fire or casualty, Landlord may, at its election, terminate this Lease by notice given to Tenant within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination.  The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

In case during the last eighteen (18) months of the Lease Term (as it may have been extended), the Premises are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the date of such fire or casualty, Tenant may, at its election, terminate this Lease by notice given to Landlord within thirty (30) days after the date of such fire or other casualty, specifying the effective date of termination.  The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available, use due diligence to restore the Premises and the Building in the event of damage thereto (excluding “Tenant’s Property” (as defined in Section 8.4 hereof), except as expressly provided in the immediately following paragraph of this Section 6.1) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Operating Expense Excess and Tax Excess shall be abated according to the nature and extent of the injury to the Premises, until the Premises shall have been restored by Landlord substantially into such condition except for punch list items and long lead items.  Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

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Notwithstanding the foregoing, if Landlord is proceeding with the restoration of the Building and the Premises in accordance with the previous paragraph, Landlord shall also restore any alterations, additions or improvements within the Premises that are part of Tenant’s Property (x) which have previously been approved by Landlord in accordance with the terms and provisions of this Lease or which are existing in the Premises as of the date of this Lease, and (y) with respect to which Tenant has carried “all risk” insurance covering the loss or damage in accordance with Section 8.4 below and pays the proceeds of such insurance (or an amount equivalent thereto) to Landlord within five (5) business days following Landlord’s written request; provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent amount) provided by Tenant with respect to such loss or damage (or to fund any of the costs of restoration in the absence of any payment by Tenant).  If such net insurance proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Insurance Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Insurance Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

Where Landlord is obligated or otherwise elects to effect restoration of the Premises, unless such restoration is completed within one (1) year from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow, (but in no event beyond eighteen (18) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such one-year period (as extended), which right shall continue until the restoration is substantially completed.  Such termination shall be effective as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord’s receipt of Tenant’s notice, such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect.  When used herein, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, fire or other casualty (including the time necessary to repair any damage caused thereby) or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction.  Landlord shall have the right to invoke the benefit of the Force Majeure provisions of this Section 6.2 only if (a) it advises Tenant of the occurrence of the Force Majeure event within three (3) business days after it becomes aware thereof and (b) Landlord uses commercially reasonable efforts to mitigate the impact of such Force Majeure event to the extent it is within Landlord’s reasonable ability to do so under the circumstances.

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6.2	Uninsured Casualty

Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time required to be maintained by Landlord pursuant to this Lease and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss.  If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3	Rights of Termination for Taking

If the Building, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession.  If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if (i) so much of the Building shall be so taken that continued operation of the Building would be uneconomic as determined by Landlord in its reasonable discretion or (ii) access to the Building shall be taken (such that Tenant and other tenants of the Building do not have any practical means of access to their premises for purposes of use and occupancy of at least fifty percent (50%) of the Total Rentable Floor Area of the Building), Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). Landlord agrees not to exercise such termination right in a discriminatory manner insofar as any election Landlord makes, or refrains from making, pursuant to any termination right Landlord may have with respect to other tenants of the Building whose premises are similarly affected. If Landlord shall give such notice to Tenant hereunder, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property).  Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.  If such net condemnation proceeds are not allowed by such mortgagee or ground lessor to be applied to, or are otherwise insufficient for, the

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restoration of the Building (and/or the Site) and if Landlord does not otherwise elect to spend the additional funds necessary to fully restore the Building (and/or the Site), then Landlord shall give notice (“Landlord’s Insufficient Condemnation Proceeds Notice”) to Tenant that Landlord does not elect to fund the amount of the insufficiency and Tenant shall thereafter have the right to terminate this Lease by providing Landlord with a notice of termination within thirty (30) days after Tenant’s receipt of Landlord’s Insufficient Condemnation Proceeds Notice (the effective date of which termination shall not be less than sixty (60) days after the date of such notice of such termination).

If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Operating Expense Excess and Tax Excess shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Operating Expense Excess and Tax Excess shall be abated for the remainder of the Lease Term.

6.4	Award

Except as otherwise provided in this Section 6.4, Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building, the Site and the Complex and the leasehold interest hereby created, and compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation.

However, nothing contained herein shall be construed to prevent Tenant from prosecuting in any such proceedings a claim for its trade fixtures so taken or relocation, moving and other dislocation expenses.

ARTICLE VII

Default

7.1	Tenant’s Default

(A)	If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an “Event of Default”) shall occur:

(i)

Tenant shall fail to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for five (5) days after written notice from Landlord thereof; or

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(ii)

Landlord having rightfully given the notice specified in subdivision (i) above twice in any twelve (12) month period, Tenant shall thereafter in the same twelve (12) month period fail to pay the Annual Fixed Rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

(iii)	Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Section 5.6 through 5.6.6 of this Lease; or

(iv)

Tenant shall fail to perform or observe some term or condition of this Lease which, because of its character, would immediately and materially jeopardize Landlord’s interest (such as, but without limitation, failure to maintain general liability insurance), and such failure continues for three (3) business days after written notice from Landlord to Tenant thereof; or

(v)

Tenant shall fail to perform or observe any other material requirement, term, covenant or condition of this Lease (not hereinabove in this Section 7.1 specifically referred to) on the part of Tenant to be performed or observed and such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant, or if said default shall reasonably require longer than thirty (30) days to cure, if Tenant shall fail to commence to cure said default within thirty (30) days after written notice thereof and/or fail to continuously prosecute the curing of the same to completion with due diligence; or

(vi)	Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(vii)

Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due;

(viii)

A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance); ; or

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(ix)	Tenant otherwise abandons the Premises.

Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than five (5) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(B)

If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(C)

In the event that this Lease is terminated due to an Event of Default under any of the provisions contained in Section 7.1(A), Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or relet for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant.  Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

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Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder.  The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder.  In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building.

(D) (i)

In the alternative, Landlord may elect, by notice given to Tenant at any time after such termination and whether or not Landlord shall have collected any damages under subsection (C) above, but as liquidated final damages and in lieu of all other damages beyond the date of such notice, to require Tenant to pay such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of (a) the discounted present value, at a discount rate of 6%, of the total rent and other charges which would have been payable by Tenant under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above (b) the discounted present value, at a discount rate of 6%, of the total rent and other charges that would be received by Landlord if the Premises were released at the time of such notice for the remainder of the Lease Term at the fair market value (including provisions regarding periodic increases in rent if such are applicable) prevailing at the time of such notice as reasonably determined by Landlord, plus all expenses which Landlord may have incurred with respect to the collection of such damages.

(ii)

For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant’s share of excess taxes, Tenant’s share of excess operating costs and Tenant’s share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

(E)

In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.  Subject to Landlord’s express obligations under Section 7.1(C) above, Landlord shall in no event be liable in any way

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whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(F)

The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.  Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(G)

In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.1, Landlord may elect to collect from Tenant, by notice to Tenant given to Tenant at the time of termination and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of (i) the Annual Fixed Rent and all Additional Rent payable for the lesser of (y) the twelve (12) months ended next prior to such termination and (z) the number of full plus any partial months remaining in the Lease Term, plus (ii) the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election, plus (iii) any and all expenses which the Landlord may have incurred for and with respect to the collection of any such rent. Notwithstanding the foregoing, Landlord shall not be entitled to collect liquidated damages under the provisions of this paragraph if such liquidated damages would exceed the damages to which Landlord would have been entitled had it elected to collect liquidated damages under the provisions of the first paragraph of this Section 7.1.

7.2	Landlord’s Default

Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.  The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

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ARTICLE VIII

Insurance and Indemnity

8.1	Indemnity

(A)

Tenant’s Indemnity.  To the fullest extent permitted by law, and to the extent not resulting from any negligence or misconduct of Landlord or its contractors, agents, licensees, servants or employees, Tenant waives any right to contribution against the Landlord Parties (as hereinafter defined) and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature by a third party arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as any of Tenant’s Property (as defined in Section 8.4) remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereof;  (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building, or on common areas or the Complex, where such accident, injury or damage results, or is claimed to have resulted, from any act, omission or negligence on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant provided that except for Tenant’s liability in connection with a holding over in the Premises as set forth in Section 9.17 below, in no event shall Tenant be liable for any indirect or consequential damages pursuant to this Section 8.1(A).  Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties.  This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law.

(B)

Landlord’s Indemnity.   To the maximum extent this agreement may be made effective according to law, and subject to the limitations in Section 8.12 and 8.13 of this Article and in Section 9.3, and to the extent not resulting from the negligence or misconduct of Tenant, any Tenant Party or any of their respective contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant and the Tenant Parties from and against any claims of whatever nature by a third party arising from any injury to any person or property damage occurring in or at the Property after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligent act or omission of Landlord or Landlord’s contractors, agents or employees; provided, however that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures or personal property of Tenant and Landlord shall in no event be liable for any claims for loss of or interruption of Tenant’s business or any other indirect or consequential damages; and provided, further, that the provisions of this Section shall not be applicable to the holder of any mortgage now or hereafter on the Site or the Buildings (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other

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assignment of leases and/or rents respecting, the Site and/or Buildings).   Landlord shall have the right, but not the duty, to defend the claim.  Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to indemnify Tenant for any claims to the extent that Tenant’s damages result from the negligence or willful misconduct or breach of this Lease by Tenant or any of the Tenant Parties.

(C)	Intentionally Omitted.

(D)

No limitation.  The indemnification obligations under this Section 8.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts.  Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(E)	Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(F)	Survival. The terms of this Section 8.1 shall survive any termination or expiration of this Lease.

(G)

Costs.  The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the indemnitee in connection with any such claim or any action or proceeding brought thereon, and the defense thereof.  In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties or Tenant Parties, as applicable, by reason of any such claim, the indemnitor shall, upon request from the indemnitee, resist and defend such action or proceeding on behalf of the indemnitee by counsel appointed by the indemnitor’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the indemnitee.  The Landlord Parties and the Tenant Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties or Tenant Parties, as applicable.

(H)

Landlord Parties and Tenant Parties.  The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives.  For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

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8.2	Tenant’s Risk

Tenant agrees to use and occupy the Premises, and to use such other portions of the Building and the Complex as Tenant is given the right to use by this Lease at Tenant’s own risk.  Subject to Section 8.1(B) above and Section 8.13 below, the Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Building or the Complex, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Complex, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Complex, or from drains, pipes or plumbing fixtures in the Building or the Complex.  Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor.  The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise.  The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or of the Building.

8.3	Tenant’s Commercial General Liability Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long any of Tenant’s Property remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of any part of, or have access to the Premises or any portion thereof, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage.  Such insurance shall include contractual liability coverage, specifically covering but not limited to the indemnification obligations undertaken by Tenant in this Lease.  The minimum limits of liability of such insurance shall be Ten Million Dollars ($10,000,000.00) per occurrence, which may be satisfied through a combination of primary and excess/umbrella insurance.  In addition, in the event Tenant hosts a function in the Premises, in the Building or on the Site, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

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8.4	Tenant’s Property Insurance

Tenant shall maintain at all times during the Term of this Lease, and during such earlier or later time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and continuing thereafter so long as any of Tenant’s Property, remains on the Premises, or Tenant or anyone acting by, through or under Tenant may use, be in occupancy of or have access to, any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to (i) Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and other property of Tenant located at the Premises, (ii) all additions, alterations and improvements made by or on behalf of the Tenant in the Premises (except to the extent paid for by Landlord in connection with this Lease) or existing in the Premises as of the date of this Lease, and (iii) any property of third parties, including but not limited to leased or rented property, in the Premises in Tenant’s care, custody, use or control, provided that such insurance in the case of (iii) may be maintained by such third parties, (collectively “Tenant’s Property”).  The business interruption insurance required by this section shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Annual Fixed Rent then in effect during any year during the Term, plus any Additional Rent due and payable for the immediately preceding year during the Term.  The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property.  In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work.  Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the policy or policies required by this Lease, except for insurance maintained by third parties as provided in (iii) above.  In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article VI.  To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage.  To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage.  If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage.  If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article VI), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

8.5	Tenant’s Other Insurance

Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term any of Tenant’s Property remains on the Premises or as Tenant or anyone acting by, through or under Tenant may use, be in occupancy of, or have access to the Premises or any portion thereof, (1) comprehensive automobile liability insurance (covering any automobiles

191 Spring Street – Mimecast Lease

owned or operated by Tenant at the Site) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage, which may be satisfied through a combination of primary and excess/umbrella insurance; (2) worker’s compensation insurance or participation in a monopolistic state workers’ compensation fund; and (3) employer’s liability insurance or (in a monopolistic state) Stop Gap Liability insurance.  Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident.  Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time).  Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

The requirements of the foregoing paragraph may be satisfied via primary liability coverage or excess umbrella liability coverage.

8.6	Requirements for Tenant’s Insurance

All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord.  All such insurance shall: (1) be acceptable in form and content to Landlord; and (2) be primary and noncontributory (including all primary and excess/umbrella policies.  Tenant shall provide Landlord with at least thirty (30) days’ prior written notice of any such cancellation, failure to renew or reduction in the amounts or types of such insurance below the minimum amounts and coverages required under this Lease.  No such policy shall contain any self-insured retention greater than Five Hundred Thousand Dollars ($500,000.00) for property insurance and Twenty Five Thousand Dollars ($25,000.00) for commercial general liability insurance.  Any deductibles and such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 8.13 below.  Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located.  The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason.  In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days’ notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

191 Spring Street – Mimecast Lease

8.7	Additional Insureds

To the fullest extent permitted by law, the commercial general liability carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 8.5 of this Lease or any other provision of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”).  Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds.  Such insurance shall also waive any right of subrogation against each Additional Insured.  For the avoidance of doubt, each primary policy and each excess/umbrella policy through which Tenant satisfies its obligations under this Section 8.7 must provide coverage to the Additional Insureds that is primary and non-contributory.

8.8	Certificates of Insurance

On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, and at least thirty (30) days prior to the expiration date of each policy for which a certificate was furnished (acceptable forms of such certificates for liability and property insurance, respectively, as of the date hereof, are attached as Exhibit H, however, other forms of certificates may satisfy the requirements of this Section 8.8).  In jurisdictions requiring mandatory participation in a monopolistic state workers’ compensation fund, the insurance certificate requirements for the coverage required for workers’ compensation will be satisfied by a letter from the appropriate state agency confirming participation in accordance with statutory requirements.  Such current participation letters required by this Section 8.8 shall be provided every six (6) months for the duration of this Lease.  Failure by the Tenant to provide the certificates or letters required by this Section 8.8 shall not be deemed to be a waiver of the requirements in this Section 8.8.

8.9	Subtenants and Other Occupants

Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 8.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article, provided that the terms of this Section 8.9 shall not relieve Tenant of any of its obligations to comply with the requirements of this Article.  Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease.  Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

191 Spring Street – Mimecast Lease

8.10	No Violation of Building Policies

Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Complex and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Complex or the property of Landlord in amounts reasonably satisfactory to Landlord.

8.11	Tenant to Pay Premium Increases

If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Complex or on the Site and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

8.12	Landlord’s Insurance

(A)

Required insurance.  Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles and self‑insured retentions as Landlord may determine, in an amount equal to at least the replacement value of the Building.  Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord.  The cost of such insurance shall be treated as a part of Landlord’s Operating Expenses.  Such insurance shall be maintained with an insurance company selected by Landlord.  Payment for losses thereunder shall be made solely to Landlord.

(B)

Optional insurance.  Landlord may maintain such additional insurance with respect to the Building and the Complex, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect.  Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or the Site.  The cost of all such additional insurance shall also be part of the Landlord’s Operating Expenses.

(C)

Blanket and self-insurance.  Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Landlord’s Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is

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allocated to the Building. Any deductibles and any such self-insured retentions shall be deemed to be “insurance” for purposes of the waiver in Section 8.13 below.

(D)

No obligation.  Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants.  Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

8.13	Waiver of Subrogation

To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all Tenant Parties, and in the case of Tenant, against all Landlord Parties, for any property loss or damage incurred by the waiving/releasing party to the extent such property loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder.  Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord.  In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation to the extent rights have been waived by the insured prior to occurrence of injury or loss.  The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section.  The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

8.14	Tenant’s Work

During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects.  The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld.  The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this Section 8.14 shall name the Additional Insureds as additional insureds with respect to liability arising out of or related to their work or service).  Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds.  Such insurance shall also waive any right of subrogation against each Additional Insured.  Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this Section 8.14.

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ARTICLE IX

Miscellaneous

9.1	Waiver

No waiver by Landlord of any condition of this Lease, nor any failure by Tenant to deliver any security deposit, letter of credit, pre-paid rent, financial information, guaranty or other item required upon the execution and delivery of this Lease, shall be construed as excusing satisfaction of any such condition or the delivery of any such item by Tenant, and Landlord reserves the right to declare the failure of Tenant to satisfy any such condition or deliver any such item an Event of Default under this Lease.  Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.  The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account.  The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

9.2	Cumulative Remedies

Except as expressly provided in this Lease, the specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which they may be lawfully entitled to seek in case of any breach or threatened breach of any provisions of this Lease.  In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to seek specific performance of any such covenants, conditions or provisions, provided, however, the foregoing shall not be construed as a confession of judgment by Tenant.

9.3	Quiet Enjoyment

This Lease is subject and subordinate to all matters of record. Landlord agrees that, upon Tenant’s paying the Annual Fixed Rent, Additional Rent and other charges herein reserved, and performing and observing the covenants, conditions and agreements hereof upon the part of Tenant to be performed and observed, Tenant shall and may peaceably hold and enjoy the Premises during the term of this Lease (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without interruption or disturbance from Landlord or persons claiming through or under Landlord, subject, however, to the terms of this Lease. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest, and is not, nor shall it operate

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or be construed as, a personal covenant of Landlord, except to the extent of the Landlord’s interest in the Premises, and this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and upon such subsequent owners and successors in interest of Landlord’s interest under this Lease including ground or master lessees, to the extent of their respective interests, as and when they shall acquire same and then only for so long as they shall retain such interest.

Further, Tenant specifically agrees to look solely to Landlord’s then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any partner in or of Landlord, nor any beneficiary of any trust of which any person holding Landlord’s interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord’s managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant.  The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord’s successors in interest, or any action not involving the personal liability of Landlord (original or successor), any partner in or of Landlord, any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord’s interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest aforesaid in the Building, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same and except as expressly set forth in Section 4.2(C) and Section 4.2(D) above.  In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or loss of profits or the like.  In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, except in connection with a consent requested pursuant to Section 5.6 hereof, the sole recourse and remedy of the Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of the Tenant under this Lease or act as any termination of this Lease.

9.4	Notice to Mortgagee and Ground Lessor

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord.  For the purposes of this Section 9.4 or Section 9.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest).

191 Spring Street – Mimecast Lease

9.5	Assignment of Rents

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(A)

That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(B)

That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor.  In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder.  In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser-lessor agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and all other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations under this Lease.  For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

9.6	Surrender

(A)

No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises  as an acceptance of a surrender of the Premises prior to the termination of this Lease; provided, however, that the foregoing shall not apply to the delivery of keys to Landlord or its agents in its (or their) capacity as managing agent or for purpose of emergency access. In any event, however, the delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

(B)

Upon the expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the condition as required by Sections 5.2 and 5.12, first removing all goods and effects of Tenant and completing such other removals as may be permitted or required pursuant to Section 5.12.

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9.7	Brokerage

(A)

Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Brokers, if any, designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)

Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Brokers, if any, designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.  Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the Original Term of this Lease, if any, designated in Section 1.1 hereof.

9.8	Invalidity of Particular Provisions

If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

9.9	Provisions Binding, Etc.

The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns.  Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.  The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant, but has reference only to those instances in which Landlord may have later given consent to a particular assignment as required by the provisions of Sections 5.6 through 5.6.6 hereof.

9.10	Recording; Confidentiality

Each of Landlord and Tenant agree not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease in the form attached hereto as Exhibit M.

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Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law or the requirements of any securities exchange listing the stock of Tenant and/or Guarantor (or except with the written consent of Landlord), Tenant shall not disclose the same to any third party except for Tenant’s advisors, brokers, partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same; provided, Tenant and/or Guarantor shall be permitted at any time to disclose the terms of this Lease publicly to the extent required in connection with any filing made by Tenant and/or Guarantor with the United States Securities and Exchange Commission, which disclosure may require attaching a copy of this Lease to such filings.

9.11	Notices

Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by overnight commercial courier or by registered or certified mail postage or delivery charges prepaid, as the case may be:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date, the attention parties to which notices are to be sent shall be the same, but the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective.  Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

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9.12	When Lease Becomes Binding and Authority

Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith.  The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.  All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.  Landlord and Tenant hereby represent and warrant to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord and Tenant has been duly authorized to do so.

9.13	Section Headings

The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

9.14	Rights of Mortgagee

This Lease shall be subject and subordinate to any mortgage now or hereafter on the Building or the Complex, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor, provided, however, that in consideration of and as a condition precedent to Tenant’s agreement to subordinate this Lease with respect to mortgages hereafter placed on the Building or the Complex shall be the receipt by Tenant of a commercially reasonable subordination, non‑disturbance and attornment agreement (an “SNDA”) from and wherein the applicable mortgagee expressly recognizes the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder.  Tenant shall execute and deliver promptly such SNDA.  The SNDA shall be in the customary form required by such mortgagee as amended by such commercially reasonable changes as Tenant may reasonably require.  In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord.  If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage.  The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

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If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that (i) such modifications do not materially increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder and (ii) Landlord shall be responsible for the payment of all reasonable costs incurred by Tenant in complying with such request such as, for example, attorneys’ fees.

9.15	Status Reports and Financial Statements

Recognizing that the parties hereto may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party (the “Non‑Requesting Party”) on the request of the other party (the “Requesting Party”) made from time to time, will promptly furnish to the Requesting Party, addressed to any existing or potential holder of any mortgage encumbering the Premises, the Buildings, the Site and/or the Complex or any potential purchaser of the Premises, the Buildings, the Site and/or the Complex (each an “Interested Party”) a statement of the status of any reasonable matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease; provided, however, that in the event that either party is requested to provide more than one (1) such statement in any twelve (12) month period, the Requesting Party shall be responsible for the payment of all reasonable costs incurred by the Non-Requesting Party in providing such statements, including, without limitation, attorneys’ fees.

In addition, if Guarantor is not a publicly‑traded entity with financial statements that are freely available to the public which are certified to the governmental regulatory authorities, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Guarantor, as reasonably requested by Landlord including, but not limited to, financial statements for the past three (3) years.

Any such status statement and non‑publicly available financial statement, which shall be certified by Tenant’s executives to the same extent as publicly‑available financial statements of publicly‑traded entities, which are delivered pursuant to this Section 9.15 may be relied upon by any Interested Party.

9.16	Self-Help

(A)

If Tenant shall at any time default in the performance of any obligation under this Lease (although notice and cure shall not be required either in an emergency or where Tenant has alleged in written notice to Landlord that an unsafe or dangerous condition exists), Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default.  In performing such obligation, Landlord may make any payment of money or perform any other act.  All sums so paid by Landlord (together with interest at the rate of two (2) percentage points over the then prevailing prime rate in Boston as set by Bank of America, N.A. or its successor, but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any

191 Spring Street – Mimecast Lease

such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand.  Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

(B)

If Landlord shall at any time be in default pursuant to the terms and conditions of this Lease attributable to its failure to perform any act which Landlord is obligated to perform under this Lease, and (except in the case of emergency) should such failure continue beyond applicable grace periods, Tenant may, but shall not be obligated so to do, after ten (10) business days’ written notice to and demand upon Landlord and Landlord’s mortgagee explicitly setting forth the basis for Tenant’s claim of default and specifying that Tenant intends to invoke Tenant’s rights under this Section 9.16(B) (or in the case of emergency or imminent threat  to the safety of occupants in the Premises upon such shorter notice to Landlord and Landlord’s mortgagee as may be reasonably practicable under the circumstances) (“Tenant’s Self‑Help Notice”), and without waiving, or releasing Landlord from, any obligations of Landlord in this Lease contained, perform such act which Landlord is obligated to perform under this Lease in such manner and to such extent as may be reasonably necessary.  Notwithstanding the foregoing, Tenant’s rights under this Section 9.16(B) shall not apply to any service, maintenance or repair which (a) requires work outside of the Premises (except for components of systems which may be located outside of the Premises but which exclusively serve the Premises, provided that Tenant’s exercise of its rights under this Section 9.16(B) will in no way affect Landlord’s operation of the Building or other tenants or occupants of the Building), or (b) might adversely affect other tenants or occupants of the Building or the Complex.  All sums reasonably so incurred and paid by Tenant and all reasonable and necessary costs and expenses of Tenant incidental to Tenant’s proper exercise of self‑help rights pursuant to this Section 9.16(B), together with interest thereon at the annual rate equal to two (2) percentage points over the then prevailing prime rate in Boston as set by Bank of America, N.A. or its successor (but in no event greater than the maximum rate permitted by applicable law), from the date of the making of such expenditures by Tenant, shall be payable to the Tenant within thirty (30) days of Tenant’s furnishing Landlord an invoice therefor, accompanied by reasonable substantiation, and Landlord covenants to pay any such sum or sums with interest as aforesaid if not timely paid.  If Landlord fails to reimburse Tenant for the sums paid by Tenant within thirty (30) days of Tenant’s invoice (together with supporting documentation), and Landlord has not, within ten (10) business days of its receipt of such invoice, given written notice to Tenant objecting to such demand and stating that Landlord has filed suit in a court of competent jurisdiction to determine whether or not Tenant had validly exercised its self-help right hereunder (or if Landlord has timely disputed Tenant’s invoice, has filed suit and has thereafter failed to pay Tenant the amount of any final, unappealable award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under this Lease until offset in full.  Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse

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Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

9.17	Holding Over

(A)

Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge (calculated on a daily basis) an amount equal to the greater of (y) (i) for the first two (2) months of any such holdover, an amount equal to 125% of the sum of the Annual Fixed Rent and Additional Rent (including Operating Expense Excess and Tax Excess) calculated (on a daily basis) at the highest rate payable under the terms of this Lease, (ii) during the third (3rd) month of any such holdover, an amount equal to 175% of the Annual Fixed Rent and Additional Rent (including Operating Expense Excess and Tax Excess) calculated (on a daily basis) at the highest rate payable under the terms of this Lease, and (iii) during the fourth (4th) and each subsequent month thereafter of any such holdover an amount equal to 200% of the Annual Fixed Rent and Additional Rent (including Operating Expense Excess and Tax Excess) calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (z) the fair market rental value of the Premises as of the applicable month of Tenant’s holding over in the Premises; in each case for the period measured from the day on which Tenant’s hold-over commences and terminating on the day on which Tenant vacates the Premises.

(B)

In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold‑over in the Premises after the expiration or prior termination of the Term of this Lease; provided, however, Tenant shall not be liable for indirect or consequential damages suffered by Landlord on account of any such holding over by Tenant during the first ninety (90) days of any holding over by Tenant.

(C)

Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.  All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit.  If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

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9.18	Letter of Credit

(A)

Not later than seven (7) days following the execution and delivery of this Lease by Tenant and Landlord, Tenant shall pay to Landlord a security deposit in the amount of One Million Three Hundred Forty-Three Thousand Five Hundred Thirty-Five and 00/100  ($1,343,535.00) and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 9.18, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease.  Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”).  The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit G, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, (v) permit presentment in Boston, Massachusetts and (vi) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease.  If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (1) above or if the financial condition of such issuer changes in any other material adverse way or if any trustee, receiver or liquidator shall be appointed for the issuer, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon Letter of Credit.  Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended).  Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations hereunder with regard to the security deposit.  Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord’s damages arising from such Event of Default under the terms of this Lease.  If Landlord so applies all or any portion of such deposit, Tenant shall within ten (10) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 9.18.  While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds.  Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground Landlord.

191 Spring Street – Mimecast Lease

(B) (1)

If Tenant satisfies the First Reduction Conditions as of the First Reduction Review Date, as such terms are hereinafter defined, then, upon written request of Tenant, the amount of the Letter of Credit shall be reduced by $335,884.00 (the “First Reduction Amount”).  If, after having satisfied the First Reduction Conditions, Tenant subsequently satisfies the Second Reduction Conditions as of the Second Reduction Review Date, as such terms are hereinafter defined, then, upon written request of Tenant, the amount of the Letter of Credit shall be reduced by $335,884.00 (the “Second Reduction Amount”).  In no event shall the Letter of Credit amount required under this Lease ever be less than $671,767.00.

(2)

Tenant shall be deemed to have satisfied the “First Reduction Conditions” if, as of the fifth (5th) anniversary of the Commencement Date (the “First Reduction Review Date”), all of the following shall be true as of such date: (i) no monetary or material non-monetary Event of Default by Tenant is in existence and continuing, and (ii) during the entirety of the period (“First Review Period”) consisting of the two (2) consecutive Fiscal Years immediately preceding the First Reduction Review Date, Tenant has Total Revenues, as hereinafter defined, of at least Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.), and Positive Net Income, as hereinafter defined, as evidenced by the Audited Financial Statements of Tenant delivered to Landlord.   If Landlord refuses to recognize that Tenant has achieved the First Reduction Conditions based upon Tenant’s failure to be in full compliance with its obligations under the Lease, then Landlord shall promptly so advise Tenant in writing, and if Tenant shall thereafter cure such non-compliance, then Landlord shall reduce the Letter of Credit by the First Reduction Amount if, on the date that Tenant cures such non-compliance, all of the First Reduction Conditions are the satisfied.

(3)

Tenant shall be deemed to have satisfied the “Second Reduction Conditions” if, as of the seventh (7th) anniversary of the Commencement Date (the “Second Reduction Review Date”), all of the following shall be true as of such date: (i) no monetary or material non-monetary Event of Default by Tenant is in existence and continuing, and (ii) during the entirety of the period (“Second Review Period”) consisting of the two (2) consecutive Fiscal Years immediately preceding the Second Reduction Review Date, Tenant has Total Revenues, as hereinafter defined, of at least Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.) and Positive Net Income, as evidenced by the Audited Financial Statements of Tenant delivered to Landlord.  If Landlord refuses to recognize that Tenant has achieved the Second Reduction Conditions based upon Tenant’s failure to be in full compliance with its obligations under the Lease, then Landlord shall promptly so advise Tenant in writing, and if Tenant shall thereafter cure such non-compliance, then Landlord shall reduce the Letter of Credit by the Second Reduction Amount if, on the date that Tenant cures such non-compliance, all of the Second Reduction Conditions are the satisfied.

(4)

After Tenant has satisfied the First Reduction Conditions or the Second Reduction Conditions, as the case may be, Landlord shall, at Tenant’s election and within ten (10) business days after Landlord’s receipt of written request from Tenant, effect the return of the First Reduction Amount or the Second Reduction Amount by

191 Spring Street – Mimecast Lease

either accepting an amendment to the Letter of Credit which Landlord is then holding (which amendment shall be in form and substance reasonably acceptable to Landlord) or by exchanging the Letter of Credit which Landlord is then holding for a substitute Letter of Credit complying with the requirements of Section 9.18(A) in the appropriate amount.  In no event shall the Letter of Credit have automatic reduction provisions.

(5)

“Fiscal Year” shall be defined as Tenant’s fiscal year for accounting purposes.  “Audited Financial Statement” shall be defined as Tenant’s audited financial statements for the Fiscal Years in question prepared by Tenant’s auditor, who shall be a major national independent certified accounting firm.  “Total Revenues” shall be defined as total gross revenues in accordance with GAAP, as disclosed in Tenant’s Audited Financial Statement.  “Positive Net Income” shall mean positive net income determined in accordance with generally accepted accounting principles consistently applied and adjusted for the following (1) non cash stock compensation (2) depreciation and amortization and (3) non cash foreign exchange gains or losses.

(C)

Tenant not then being in monetary or material non‑monetary default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall promptly return the deposit, or so much thereof as shall not have theretofore been designated for application in accordance with the terms of this Section 9.18 to the cure of any Event of Default, to Tenant within thirty (30) days after the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender of possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

9.19	Late Payment

If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any.  However, not more than once per calendar year, the aforesaid late charge will not be imposed until five (5) days after written notice of such delinquency is given to Tenant, in which case the aforesaid late charge shall be due only if such delinquency fails to be cured within such five (5) day period. Additionally, in the case where Tenant is entitled to such additional five (5) day cure period after notice, as provided above, interest on the Outstanding Amount shall not begin to accrue until the day following such five (5) day cure period so long as Landlord receives such payment from Tenant within the five (5) day cure period after notice to Tenant of such nonpayment.  Such late charge and interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

191 Spring Street – Mimecast Lease

9.20	Tenant’s Payments

Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent.  Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense.  If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one hundred fifty (150) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute.  In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.  Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”).  If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

9.21	Guaranty

Simultaneously with the execution of this Lease and as a material inducement for Landlord to enter into this Lease, Guarantor, having an address of CityPoint, One Ropemaker Street, Moorgate, London, United Kingdom EC2Y 9AW, shall execute and deliver a guaranty (the “Tenant Guaranty”) in the form attached hereto as Exhibit P attached hereto and incorporated herein, guaranteeing the performance of all of Tenant’s covenants, obligations and agreements under this Lease.  During the Lease Term, and any extensions or renewals thereof, the Tenant Guaranty shall remain in full force and effect and Landlord shall hold the Tenant Guaranty as security for the performance of Tenant’s obligations under this Lease.  Guarantor shall execute any reaffirmations of the Tenant Guaranty from time to time requested by Landlord.

9.22	Waiver of Trial by Jury

To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord

191 Spring Street – Mimecast Lease

and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

9.23	Electronic Signatures

The parties acknowledge and agree that this Lease may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.  Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

9.24	Governing Law

This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

ARTICLE X

Tenant Signage

10.1	Definitions

The following terms have the meanings herein set forth for all purposes under this Lease, and capitalized terms used in the following definitions which are not elsewhere defined in this Lease are defined in this Section 10.1:

(A)

“Building Signage” means one (1) non-exclusive (except as otherwise expressly provided in this Section 10.1) identification sign with Tenant’s name and logo on the exterior façade of the Building facing US‑95, in the approximate area shown on Exhibit I‑1, which Building Signage may, subject to applicable Legal Requirements and Tenant first obtaining all applicable governmental permits and approvals, including, without limitation, if required, any permits required by the Town of Lexington Division of Building Inspection, be illuminated.

(B)

“Monument Signage” means one (1) non-exclusive listing with Tenant’s name and logo on the exterior monument sign to be installed by Landlord at the entrance to the Complex (the “Monument”) subject to Landlord’s obtaining all necessary permits and approvals (including any special permits) required to install such Monument, in the approximate area shown on Exhibit I‑2.

(C)

“Entrance Signage” means one (1) non-exclusive sign with Tenant’s name and logo to be located on the exterior façade of the third floor entrance to the Building, in the approximate area shown on Exhibit I-3, which Entrance Signage may, subject to applicable Legal Requirements and Tenant first obtaining all applicable governmental permits and approvals, including, without limitation, if required, any permits required by the Town of Lexington Division of Building Inspection, be illuminated.

191 Spring Street – Mimecast Lease

(D)

“Directional Signage”  means one (1) non-illuminated, non-exclusive sign with Tenant’s name and an arrow directing traffic to the Tenant’s exclusive third floor entrance to the Building to be located in an area reasonably approved by Landlord at the fork in the private subdivision road on the Entire Property.

(E)

“Lawn Signage” means one (1) non-exclusive identification sign with Tenant’s name and logo to be located in an area reasonably approved by Landlord on the landscaped area of the Site facing US‑95, which Lawn Signage may, subject to applicable Legal Requirements and Tenant first obtaining all applicable governmental permits and approvals, including, without limitation, if required, any permits required by the Town of Lexington Division of Building Inspection, be illuminated.

(F)

“Permitted Logo” means an entity mark or trade mark commonly used by a member of the Tenant Group and which, in Landlord’s reasonable discretion, is consistent with the signage standards of a first class office building in the Market Area.

(G)

“Permitted Names” means the entity name or trade name of a member of the Tenant Group and which, in Landlord’s reasonable discretion, is consistent with the signage standards of a first class office building in the Market Area.

(H)

“Signage Appearance Standards” means that the finished appearance, taking into account the applicable Signage Factors, (i) shall be of high quality and have a tasteful presentation which is aesthetically compatible and harmonious with the architectural elements of the Building and the Complex and (ii) shall not interfere with Landlord’s ability to use, operate, maintain and manage the Building and the Complex in a first-class manner similar to other office buildings in similar locations, with similar types of tenants.

(I)	“Signage Factors” means the design, size, materials, quality, method of attachment, coloring and location of the signage.

(J)

“Signage Occupancy Condition(s)” means as follows:  (1) one or more members of the Tenant Group shall occupy at least 23,000 square feet of Rentable Floor Area in the Building; and (2) the Original Tenant has not assigned this Lease (except for an assignment to a Permitted Transferee under Section 5.6.4 above).

(K)

“Tenant Group” means the Tenant entity originally named in this Lease, Mimecast North America, Inc. (the “Original Tenant”) and any entity to whom this Lease may be assigned or the Premises may be sublet under Section 5.6.4 above without Landlord’s consent so long as such Permitted Transferee is of a character and reputation consistent with the standards of a first class office building in the Market Area (it being understood and agreed that any and all other assignees or subtenants shall not be considered to be a part of the Tenant Group for the purposes hereof).

(L)	“Tenant’s Signage” means that the Building Signage, the Monument Signage, the Entrance Signage, the Directional Sign and the Lawn Signage.

191 Spring Street – Mimecast Lease

10.2	Signage

(A)

Landlord shall provide and install, at Landlord’s expense, letters or numerals on the main entrance door to the Premises to identify Tenant’s name and Building address; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises.  Landlord shall, during the Term of this Lease, provide Tenant with a listing of Tenant’s name on all tenant directories in the Building and, at Tenant’s request, the name of Tenant’s subtenants.  The initial listing of Tenant’s name shall be at Landlord’s cost and expense.  Any changes, replacements or additions by Tenant to such directory shall be at Tenant’s sole cost and expense.  In addition, Tenant shall have the right, at its sole cost and expense and subject to Landlord’s right to reasonably approve all graphics, to install letters or numerals on all other entrance doors to the Premises to identify Tenant’s name and Building address and that of its subtenants.

(B)

Provided that the Tenant Group shall continuously meet the Signage Occupancy Conditions applicable to the Monument Signage and subject to the provisions of this Lease, Tenant shall have the non-exclusive right to have its Monument Signage on the Monument substantially in accordance with the conceptual plan attached hereto as Exhibit I‑2.  The initial listing of Tenant’s name and logo on the Monument shall be at Landlord’s cost and expense; provided, however, any changes, replacements or additions to the Monument Signage after initial installation requested by Tenant shall be done at Tenant’s sole cost and expense and shall be subject to Landlord’s approval in Landlord’s reasonable discretion (so long as such changes, replacements or additions are consistent with Exhibit I-2).

(C)

Provided that the Tenant Group shall continuously meet the Signage Occupancy Conditions applicable to the Building Signage and subject to the provisions of this Lease, Tenant shall have the right, at its sole cost and expense, to design and install the Building Signage, subject to applicable zoning requirements and other applicable Legal Requirements and to Tenant obtaining all necessary permits and approvals therefor, including, without limitation, if required, any special permit required by the Town of Lexington Division of Building Inspection (Landlord hereby agreeing to reasonably cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals).  Tenant’s right to Building Signage shall be non-exclusive with respect to tenants or occupants of the Building, provided, however, if during the Term of this Lease Tenant directly leases at least 96,000 square feet of Rentable Floor Area in the Building (the “Exclusivity Threshold”), then Tenant’s right to the Building Signage will thereafter become exclusive as to any future tenants or occupants of the Building under leases executed after the date Tenant first satisfies the Exclusivity Threshold and Landlord shall not thereafter grant or permit any such future tenants or occupants of the Building the right to maintain exterior signage on the façade of the Building.  For the avoidance of doubt, Tenant’s right to exclusive Building Signage on the exterior façade will not apply to tenants and occupants under leases executed prior to (and Landlord will not have any obligation to remove any exterior signage installed by tenants or occupants of the Building prior to) the date that Tenant satisfies the Exclusivity Threshold.

(D)	Provided that the Tenant Group shall continuously meet the Signage Occupancy Conditions applicable to the Entrance Signage and subject to the provisions of this Lease,

191 Spring Street – Mimecast Lease

Tenant shall have the exclusive right, at its sole cost and expense, to design and install the Entrance Signage substantially in accordance with and in the location shown on Exhibit I‑3, subject to applicable zoning requirements and other applicable Legal Requirements and to Tenant obtaining all necessary permits and approvals therefor, including, without limitation, if required, any special permit required by the Town of Lexington Division of Building Inspection (Landlord hereby agreeing to reasonably cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals).  Tenant’s Entrance Signage, together with any changes or replacements to the Entrance Signage shall be at Tenant’s sole cost and expense and shall be subject to Landlord’s approval (in Landlord’s commercially reasonable discretion so long as such Entrance Signage and any changes or replacements thereto are consistent with the Signage Appearance Standards).

(E)

Provided that the Tenant Group shall continuously meet the Signage Occupancy Conditions applicable to the Directional Signage and subject to the provisions of this Lease, Tenant shall have the non-exclusive right to have the Directional Signage installed at the Site, subject to applicable zoning requirements and other applicable Legal Requirements and to Tenant obtaining all necessary permits and approvals therefor, including, without limitation, if required, any special permit required by the Town of Lexington Division of Building Inspection (Landlord hereby agreeing to reasonably cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals).  Tenant’s Directional Signage, together with any changes or replacements to the Directional Signage shall be at Tenant’s sole cost and expense and shall be subject to Landlord’s approval (in Landlord’s commercially reasonable discretion so long as such Directional Signage and any changes or replacements thereto are consistent with the Signage Appearance Standards) and Landlord may require Tenant’s Directional Signage be consistent with the size, style, design and/or brand of other multi-tenant pylon signs at the Complex.

(F)

Provided that the Tenant Group shall continuously meet the Signage Occupancy Conditions applicable to the Lawn Signage and subject to the provisions of this Lease, Tenant shall have the non-exclusive right to have the Lawn Signage installed at the Site, subject to applicable zoning requirements and other applicable Legal Requirements and to Tenant obtaining all necessary permits and approvals therefor, including, without limitation, if required, any special permit required by the Town of Lexington Division of Building Inspection (Landlord hereby agreeing to reasonably cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals).  The Lawn Signage, together with any changes or replacements to the Lawn Signage shall be at Tenant’s sole cost and expense and shall be subject to Landlord’s approval (in Landlord’s commercially reasonable discretion so long as such Lawn Signage and any changes or replacements thereto are consistent with the Signage Appearance Standards).

(G)

Tenant’s Signage shall satisfy, as determined by Landlord in Landlord’s reasonable discretion, the Signage Appearance Standards in all respects, except that Landlord hereby approves the signs shown on Exhibits I-1, I-2 and I-3 attached hereto (and shall otherwise not be unreasonably withheld, conditioned or delayed with respect to any proposed signage that is consistent in size, design and location with the signage shown on Exhibits I-1, I-2 and I-3).

191 Spring Street – Mimecast Lease

(H)

Except as set forth in Section 10.2(A), the installation and maintenance of Tenant’s Building Signage shall be at the sole cost and expense of Tenant.  Landlord shall not be liable or responsible to Tenant for any damage to Tenant’s Signage; provided, however, that Landlord, at Tenant’s sole cost and expense, shall maintain the Tenant’s Signage and repair any damage to Tenant’s Signage.  Tenant agrees to pay Landlord as Additional Rent the actual and reasonable cost of any such maintenance and repairs within thirty (30) days after delivery by Landlord of a bill therefor.  Landlord’s right to approve the Tenant Signage includes the right to approve all of the Signage Factors of the Tenant Signage.

(I)

The rights provided to Tenant under this Section 10.2 are personal to the Original Tenant and may not be transferred or assigned to any entity that is not a member of the Tenant Group and in no event shall any subtenant be granted any of the signage rights set forth in this Section 10.2 (except for a Permitted Transferee under Section 5.6.4 to the extent such subtenant is permitted to be included in the Tenant Group pursuant to the terms of Section 10.1(K) above).  Original Tenant may, at its sole cost and expense, change the Permitted Name and/or related Permitted Logo of Tenant’s Signage from time to time with Landlord’s prior consent to another Permitted Name or Permitted Logo, which shall not be unreasonably withheld, delayed or conditioned, to another Permitted Name and/or related Permitted Logo, provided Tenant repairs any damage to the Building as a result thereof.

(J)

Notwithstanding the foregoing provisions of this Section 10.2 to the contrary, within ninety (90) days after the first to occur (if either) of (x) the date on which the Term of this Lease is terminated due to a Tenant default pursuant to the terms and provisions of this Lease, and (y) such time as the Signage Occupancy Conditions are no longer satisfied, then Tenant shall, at its cost and expense, remove the Building Signage and restore all damage to the Building caused by the installation and/or removal of such Building Signage.  Such removal and restoration shall be performed in accordance with the terms and conditions governing alterations pursuant to Section 5.12.

(K)

If at any time during the Term, one or more members of the Tenant Group shall not fulfill the Signage Occupancy Conditions for the applicable signage granted under this Article X or the Term of this Lease is terminated due to a Tenant default pursuant to the terms and provisions of this Lease, Landlord may, by notice to Tenant, direct Tenant to remove the Tenant’s Signage and to effect such repairs as shall be necessary to the affected areas of the Building, the Site or the Complex to restore such areas to the condition thereof prior to the installation of the applicable Tenant’s Signage, reasonable wear and tear excepted.  Any such removal and restoration shall be at Tenant’s sole cost and expense and completed within ninety (90) days after the date of Landlord’s removal notice.

(L)

Upon the expiration or earlier termination of this Lease, Tenant shall remove all (and at any time prior thereto Tenant may remove any) of Tenant’s Signage at Tenant’s sole cost and expense (exclusive of any main lobby directory sign listings of Tenant which shall be removed by Landlord) and shall, at Tenant’s sole cost and expense, restore any damage to the Building caused by such removal.

191 Spring Street – Mimecast Lease

(M)

If necessary or advisable in connection with maintenance, repairs or construction, Landlord may, at Tenant’s cost and expense, temporarily cover or remove Tenant’s Signage for the reasonable duration of the subject work.

ARTICLE XI

Expansion Option

11.1	Expansion Option

On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that both at the time that Tenant exercises its expansion option under this Section 11.1 and as of the date upon which the Expansion Premises, as hereinafter defined, would have otherwise become incorporated into the Premises: (i) there exists no monetary or material non‑monetary Event of Default and there have been no more than two (2) monetary or material non‑monetary Events of Default during the Term, (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than thirty-three percent (33%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 5.6.4 hereof), Tenant shall have the option to expand the Premises to include additional space in the Building in an area and configuration to be designated by Landlord in Landlord’s sole discretion so long as such area contains not less than 15,000 nor more than 25,000 square feet of Rentable Floor Area (as so designated by Landlord, the “Expansion Premises”) for a term commencing on a date designated by Landlord and falling during the period between the 48th and 78th full calendar months of the Original Lease Term following the Commencement Date (the “Expansion Premises Delivery Window”).  The Expansion Premises shall be located on the fourth (4th) floor of the Building, except that, if Tenant did not exercise the adjustment option under Section 2.1.1 of this Lease, then the Expansion Premises may, at Landlord’s option, be located on the second (2nd) floor of the Building.   For purposes hereof, Landlord and Tenant agree that the fourth (4th) floor of the Building consists of 47,950 square feet of Rentable Floor Area.

(A)

Exercise of Rights to Expansion Premises.  Tenant may exercise its option to lease the Expansion Premises by giving written notice (“Expansion Request Notice”) to Landlord not later than the last day of the 42nd full calendar month of the Original Lease Term following the Commencement Date (the “Expansion Request Date”) that Tenant is interested in exercising its expansion option for the Expansion Premises and requesting that Landlord identify the size and location in the Building of the proposed Expansion Premises and the estimated delivery date for the Expansion Premises.  If Tenant fails timely to deliver an Expansion Request Notice by the Expansion Request Date, time being of the essence of this Section 11.1, Tenant shall be deemed to have waived Tenant’s rights under this Section 11.1 and Tenant shall have no further right to lease any Expansion Premises.  Upon the timely giving of a Expansion Request Notice, Landlord shall, within ten (10) business days after receipt thereof, deliver written notice to Tenant (the “Landlord’s Expansion Response”) which sets forth the location and rentable square footage of the Expansion Premises and the anticipated commencement date (the “Anticipated Expansion Inclusion Date”) for the Expansion Premises which Anticipated Expansion Inclusion Date shall fall within the Expansion Premises Delivery Window.  If

191 Spring Street – Mimecast Lease

Tenant wants to exercise its option to lease the Expansion Premises, Tenant shall deliver written notice to Landlord (“Tenant’s Expansion Exercise Notice”) within ten (10) business days after Landlord’s delivery of the Landlord’s Expansion Response (the “Expansion Exercise Date”) that Tenant unconditionally exercises its option under this Section 11.1 to lease the Expansion Premises.  If Tenant fails timely to deliver a Expansion Exercise Notice by the Expansion Exercise Date, Tenant shall have no further right to lease such Expansion Premises, time being of the essence of this Section 11.1.  Upon the timely giving of a Tenant’s Expansion Exercise Notice, Landlord shall lease and demise to Tenant, and Tenant shall hire and take from Landlord or Landlord’s affiliate, as the case may be, such Expansion Premises, without the need for further act or deed by either party for the term and upon all of the same terms and conditions of this Lease, except as hereinafter set forth and except that Tenant will have no further option to expand the Premises pursuant to this Section 11.1.

(B)	Lease Provisions Applying to Expansion Premises. The leasing to Tenant of the Expansion Premises shall be upon all the same terms and conditions of the Lease except as follows:

(1)

Commencement Date.  The commencement date of the Lease Term in respect of the Expansion Premises shall be the later date to occur of (y) the Anticipated Expansion Inclusion Date, and (z) the date that Landlord delivers the Expansion Premises to Tenant vacant, broom‑clean and free of any occupants, occupancy rights, personal property and debris.

(2)

Annual Fixed Rent.  Landlord shall, within fifteen (15) days after Landlord receives the Expansion Exercise Notice, provide Tenant with written notice setting forth Landlord’s quotation of a proposed fixed annual rent (which shall reflect the Prevailing Market Rent for the Expansion Premises) and the tenant improvement allowance (if any) for the Expansion Premises (“Landlord’s Expansion Premises Terms”).  Tenant shall notify Landlord, within ten (10) business days of receipt of Landlord’s notice as aforesaid whether Tenant agrees or disagrees with Landlord’s Expansion Premises Terms, time being of the essence.  If Tenant fails to timely deliver written notice to Landlord that Tenant agrees with Landlord’s Expansion Premises Terms then Tenant will be deemed to have elected to rescind Tenant’s Expansion Exercise Notice and Tenant shall have no further rights under this Section 11.1 to lease the Expansion Premises.  If Tenant timely disagrees with Landlord’s Expansion Premises Terms and the parties do not come to agreement on such terms within thirty (30) days after delivery of such notice from Tenant, then Tenant may initiate a Broker Determination in accordance with the provisions of Exhibit J attached hereto to determine the Prevailing Market Rent for the Expansion Premises, by giving notice to Landlord within an additional ten (10) days after the end of such thirty (30) day negotiation period, time being of the essence.  If Tenant fails to timely submit a request for Broker Determination pursuant to Exhibit J within such additional ten (10) day period, Landlord’s determination of the Prevailing Market Rent and the Expansion Premises Terms shall be binding on the parties.

191 Spring Street – Mimecast Lease

(3)

Condition of Expansion Premises.  The Expansion Premises shall be delivered by Landlord (or Landlord’s affiliate, as the case may be) and accepted by Tenant “as is,” in its then (i.e. as of the Commencement Date in respect of the Expansion Premises), state of construction, finish and decoration, without any obligation on the part of Landlord to prepare or construct the Expansion Premises for Tenant’s occupancy, or to provide any work allowance or contribution to Tenant in respect of the Expansion Premises, except that Landlord shall deliver the Expansion Premises to Tenant vacant, broom clean and free of any occupants, occupancy rights, personal property and debris.

(4)

Holdover Tenants.  The rent abatement and termination rights for late delivery of the Premises set forth in the Work Agreement attached hereto as Exhibit B‑1 shall not be applicable to late delivery of the Expansion Premises and Tenant’s remedies shall instead be as set forth in this Section 11.1(B)(4).  In the event that any tenant of any portion of the Expansion Premises and any parties claiming by, through or under such tenant wrongfully fails to deliver possession of such premises at the time when such tenant’s tenancy is scheduled to expire, Landlord shall use or shall cause its affiliates to use, as applicable, reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Expansion Premises Hold Over Premium (as defined below) payable by such occupant.  In such event, the commencement of the term of Tenant’s occupancy and lease of the Expansion Premises (including, without limitation, Tenant’s obligation to pay Fixed Annual Rent and Additional Rent with respect thereto) shall, in the event of such holding over by such occupant, be deferred until possession of such space is delivered to Tenant.  The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net amount (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Expansion Premises Hold Over Premium) of any Expansion Premises Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment.  For the purposes hereof, the term “Expansion Premises Hold Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Expansion Premises is required to pay to Landlord in respect of its hold-over in the Expansion Premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

191 Spring Street – Mimecast Lease

(C)

Lease with respect to Expansion Premises.  Notwithstanding the fact that Tenant’s exercise of the above-described expansion option with respect to the Expansion Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the Expansion Premises to the Premises upon all of the same terms and conditions as this Lease, except (i) to the extent inconsistent with the provisions of this Section 11.1, (ii) the term of Tenant’s lease of the Expansion Premises  shall be coterminous with the Lease Term for the Premises (as the same may be extended), (iii) the Annual Fixed Rent and any Landlord’s improvement allowance shall be as determined pursuant to this Section 11.1, and (iv) the rent commencement date for the Expansion Premises shall be the earlier of (y) the date Tenant commences occupancy of the Expansion Premises for the conduct of business, or (z) the date that is ninety (90) days following the Commencement Date for the Expansion Premises.  Landlord and Tenant shall use good faith efforts to finalize any such amendment within sixty (60) days from the date of Landlord’s submission of a draft amendment (which such 60 day period may be extended by mutual agreement of the parties in their reasonable discretion).

(D)

Rights Personal to Tenant.  The rights created by this Section 11.1 shall be personal to the Original Tenant under this Lease and shall not apply in favor of or be exercisable by any assignee of this Lease (other than a Permitted Transferee), nor any sublessee of all or any portion of the Premises.

(E)

Fourth Floor Common Area Factor.  With respect to any Rentable Floor Area leased by Tenant pursuant to this Article XI or Article XII below, Landlord and Tenant agree to use a common area factor of 20% where one tenant will be leasing the entire floor, a common area factor of 28.8% where not more than two (2) tenants will be leasing such fourth (4th) floor and a common area factor reasonably determined by Landlord where more than two (2) tenants will be leasing such fourth (4th) floor.

ARTICLE XII

12.1	Tenant’s Right of First Offer

(A)

Right of First Offer Conditions.  During the Lease Term and subject to the Initial Lease Up, as hereinafter defined,, on the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time that any Available ROFO Space first becomes available and as of the date upon which the Available ROFO Space which Tenant has elected to lease pursuant to this Article XII would have otherwise become incorporated into the Premises: (i) there exists no Event of Default, (ii) this Lease is still in full force and effect, and (iii) Tenant has not assigned this Lease or sublet more than thirty three percent (33%) of the Premises (excluding any assignment or subleases which are permitted without Landlord’s consent in accordance with Section 5.6.4) and Tenant (together with any Permitted Transferee permitted under Section 5.6.4) directly leases and occupies not less than 70,000 square feet of Rentable Floor Area in the Building, prior to accepting any offer to lease Available ROFO Space to a third party other than a third party with Prior Rights, Landlord will first offer such Available ROFO Space to Tenant for lease pursuant to this Article XII.

191 Spring Street – Mimecast Lease

(B)

Available ROFO Space.  For the purposes hereof, the “Available ROFO Space” shall be defined as any and all space in the Building as and when such space becomes available for reletting (as hereinafter defined).  Available ROFO Space shall be deemed “available for reletting” when Landlord, in its sole judgment, determines that the then current tenant of the applicable Available ROFO Space will vacate the Available ROFO Space at the expiration or earlier termination of such tenant’s lease and any applicable Prior Rights have lapsed or been waived.  Tenant acknowledges and agrees that the Available ROFO Space in the Building is currently available and being marketed for lease by Landlord and the term “Initial Lease Up” shall refer to the initial leases (and any extensions or renewals thereof) entered into by Landlord with third party tenants for all or any portion of the Available ROFO Space following the date of this Lease.  The parties agree that the provisions of this Article XII shall not apply to any space in the Building until after the applicable space has been leased by Landlord to third party tenants as part of the Initial Lease Up thereof and the tenants or occupants of such space have either not exercised any extension options therefore or not otherwise agreed with Landlord to renew the term of its lease or other occupancy agreement and Landlord determines such space will become available for reletting.  In addition, Tenant acknowledges and agrees that Tenant’s rights under this Article XII shall not apply to (i) any space that would otherwise constitute Available ROFO Space and that Landlord leases on a short term basis in order for such space to be available to satisfy Tenant’s expansion option under Section 11.1 (and Tenant expressly agrees that Landlord shall have the right to renew or extend the terms of any such short term leases if Tenant fails to exercise the expansion option under Section 11.1), (ii) the Expansion Premises (as defined in Section 11.1) identified in Landlord’s Expansion Response if Tenant fails to timely exercise Tenant’s expansion option under Section 11.1 until following Landlord’s subsequent lease-up of the applicable Expansion Premises, as the case may be, and the tenants or occupants of such space have either not exercised any extension options therefore or not otherwise agreed with Landlord to renew the term of its lease or other occupancy agreement for such expansion premises and Landlord determines such expansion premises will become available for reletting, and (iii) any space in the Building that Landlord uses or leases or intends to use or lease for the Amenities or any subsequent amenity space in the Building.

(C)

Exercise of Right to Lease Available ROFO Space.  Landlord shall give Tenant written notice (“Landlord’s ROFO Notice”) at the time that Landlord determines, as aforesaid, that an Available ROFO Space will become available for reletting and any applicable Prior Rights have lapsed or been waived.  Landlord’s ROFO Notice shall set forth the size, configuration, proposed term, the Base Years for Operating Expenses and Taxes, tenant improvement allowances (if any), the exact location of the Available ROFO Space, Landlord’s quotation of a proposed annual fixed rent for the Available ROFO Space, and all other material terms and conditions which will apply to the Available ROFO Space.  Except as otherwise provided in Paragraph (D) below, the term for the Available ROFO Space shall be coterminous with the Original Lease Term (including extension terms timely and properly exercised pursuant to Section 2.4.1).

191 Spring Street – Mimecast Lease

Tenant shall have the right, exercisable upon written notice (“Tenant’s ROFO Exercise Notice”) given to Landlord not later than ten (10) business days after the date of Tenant’s receipt of Landlord’s ROFO Notice to elect (i) to lease all of the Available ROFO Space, on the terms set forth in Landlord’s ROFO Notice, (ii) to lease all of the Available ROFO Space, but reject the quotation of annual fixed rent set forth in Landlord’s ROFO Notice, or (iii) reject Landlord’s ROFO Notice.

If Tenant fails timely to give Tenant’s ROFO Exercise Notice or Tenant timely rejects Landlord’s ROFO Notice under clause (iii) above, Tenant shall be deemed to have rejected Landlord’s ROFO Notice and Landlord shall be free to lease the Available ROFO Space (or any portion thereof) to any other third party on such terms and conditions and for such rent, as Landlord determines in its sole discretion, and Tenant will have no further right to lease such Available ROFO Space pursuant to this Article XII unless such Available ROFO Space again becomes available for reletting after its subsequent leasing by Landlord to a third party after Tenant’s rejection or deemed rejection and further subject to any Prior Rights.  If Tenant timely delivers the Tenant’s ROFO Exercise Notice that accepts the terms of Landlord’s ROFO Notice, Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord such Available ROFO Space upon the terms set forth in Landlord’s ROFO Notice and otherwise upon all of the same terms and conditions of the Lease except as otherwise hereinafter set forth.

If Tenant shall timely deliver the Tenant’s ROFO Exercise Notice then Landlord shall lease and demise to Tenant and Tenant shall hire and take from Landlord, such Available ROFO Space, upon the terms set forth in Landlord’s ROFO Notice and otherwise upon all of the same terms and conditions of this Lease except as otherwise set forth in this Article XII, provided, however, if Tenant’s ROFO Exercise Notice rejected Landlord’s quotation of the annual fixed rent for the Available ROFO Space, then the parties shall negotiate in good faith for a period of thirty (30) days after the delivery of Tenant’s ROFO Exercise Notice (“ROFO Negotiation Period”) to reach agreement on the Prevailing Market Rent for the Available ROFO Space.  If the parties reach such agreement within the ROFO Negotiation Period, then the Annual Fixed Rent shall be the amount so agreed to by the parties and if the Landlord and Tenant do not agree upon the Prevailing Market Rent for such Available ROFO Space during the ROFO Negotiation Period, then Tenant may initiate the Broker Determination procedure set forth in Exhibit J attached hereto to determine the Prevailing Market Rent by giving notice Landlord of such election not later than ten (10) days after the end of such ROFO Negotiation Period.  If Tenant fails to timely initiate the Broker Determination of the Prevailing Market Rent pursuant to Exhibit J within such additional ten (10) day period, Landlord’s determination of the Prevailing Market Rent shall be binding on the parties.

(D)	Lease Provisions Applying to Available ROFO Space. The leasing to Tenant of such Available ROFO Space shall be upon all of the same terms and conditions of the Lease, except as follows:

(1)

Commencement Date.  The Term of this Lease as to the Available ROFO Space shall be co-terminous with the then scheduled expiration of the Lease Term (as it may have been extended), subject, however, to the terms of Section 12.1(D)(4)

191 Spring Street – Mimecast Lease

below.  The Commencement Date in respect of such Available ROFO Space shall be the later of:  (x) the commencement date in respect of such Available ROFO Space specified in Landlord’s ROFO Notice (“Estimated ROFO Commencement Date”) or (y) the date that Landlord delivers such Available ROFO Space to Tenant in the condition specified in Landlord’s ROFO Notice or as otherwise provided in Section 12.1(D)(3) below.  The rent commencement date for the Available Space shall be the earlier date to occur of (i) the date Tenant commences occupancy of any portion of the Available ROFO Space for the conduct of business, or (ii) the date that is ninety (90) days following the Commencement Date for the Available ROFO Space.

(2)	Fixed Annual Rent. The Annual Fixed Rent in respect of such Available ROFO Space shall be as determined in accordance with the provisions of Section 12.1(C) above.

(3)

Condition of Available ROFO Space.  Tenant shall take such Available ROFO Space “as-is” in its then (i.e., as of the date of delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any Available ROFO Space for Tenant’s occupancy (other than to deliver the Available ROFO space broom‑clean and vacant), and with no obligation on the part of Landlord to provide any Landlord Contribution or other work allowance in respect of such Available ROFO Space unless otherwise specified in Landlord’s ROFO Notice or otherwise mutually agreed to by Landlord and Tenant.

(4)

End of Lease Term.  If the Available ROFO Space shall be available for delivery to Tenant at any time during the last thirty-six (36) months of the Lease Term then:  (a) if Tenant then has a right to extend the term of the Lease pursuant to Section 2.4.1 for an Extended Term which has not either lapsed unexercised or been irrevocably waived, then Tenant shall have no right to lease such Available ROFO Space unless Tenant irrevocably and unconditionally exercises Tenant’s extension option under Section 2.4.1 of this Lease prior to, or simultaneously with, the giving of Tenant’s ROFO Exercise Notice (notwithstanding any limitation as to the time of exercise set forth in Section 2.4.1), in which event the term as to the Available ROFO Space shall be co-terminous with the Lease Term as so extended; or (b) if Tenant has no further right to extend the Lease Term pursuant to Section 2.4.1 for the Extended Term (i.e., because Tenant’s right to extend the Term of the Lease pursuant to Section 2.4.1 has been irrevocably waived by Tenant or has lapsed unexercised), then Tenant shall not be entitled to lease the Available ROFO Space under this Section 12.1.  Notwithstanding Tenant’s exercise of its extension option in accordance with this Section 12.1(D)(4), the Annual Fixed Rent for the original Premises (as it may have been previously expanded) for such Extended Term shall be determined at the same time and in the same manner such Annual Fixed Rent would have been determined if Tenant had exercised the extension option within the time periods for such exercise set forth in Section 2.4.1 of this Lease.

191 Spring Street – Mimecast Lease

(E)

Prior Rights.  For purposes of this Lease, it is agreed that the term “Prior Rights” means (x) extension or renewal rights granted to tenants as part of the Initial Lease Up of the Available ROFO Space and regardless of whether the leases for such space expressly provide the Initial Lease Up tenants with extension or renewal rights, (y) extension or renewal rights granted by Landlord at any time to future tenants of any space that would otherwise have been Available ROFO Space after Tenant declines (or is deemed to have declined) to lease such space pursuant to this Section 12.1 and regardless of whether the leases for such space expressly provide the existing tenants thereunder with any such right to renew or extend; and (z) any rights of first offer, first refusal, expansion, renewal, extension or other rights to lease that encumber what would otherwise have been Available ROFO Space, which rights were granted by Landlord to tenants after Tenant declines (or is deemed to have declined) to lease such space pursuant to this Section 12.1 provided the leases with such tenants expressly provide such tenants with such rights.

(F)

Holdover Tenants.  The rent abatement and termination rights for late delivery of the Premises set forth in the Work Agreement attached hereto as Exhibit B-1 shall not be applicable to late delivery of any Available ROFO Premises and Tenant’s remedies shall instead be as set forth in this Section 2.4(F).  If Tenant shall timely exercise its rights under this Section 2.4 with respect to the Available ROFO Space designated in Landlord’s ROFO Notice and if, thereafter, the then occupant of the Available ROFO Space with respect to which Tenant shall have so exercised such right wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, Landlord shall use reasonable efforts and due diligence (which shall be limited to the commencement and prosecution of an eviction proceeding within sixty (60) days after the date on which the hold-over commences, but shall not require the taking of any appeal) to evict such occupant from such space and to recover from such occupant any Hold-Over Premium (as defined below) payable by such occupant.  In such event, the commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant.  The failure of the then occupant of such premises to so vacate shall not constitute a default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or Additional Rent (or any portions thereof); provided, however, that Tenant shall have the right to require Landlord to pay to Tenant fifty percent (50%) of the net (i.e. net of the costs and expenses, including, attorneys’ fees, incurred by Landlord in obtaining such Hold-Over Premium) amount of any Hold-Over Premium received by Landlord from such hold-over occupant relative to periods from and after the thirty-first (31st) day of any hold-over, when and if Landlord receives any such payment.  For the purposes hereof, the term “Hold-Over Premium” shall be defined as the amount (if any) which a hold-over occupant of any portion of the Available ROFO Space is required to pay to Landlord in respect of its hold-over in the premises (whether characterized as rent, damages, or use and occupation) in excess of the amount of fixed rent and other charges which the tenant under whom such occupant claims would have been required to pay to Landlord had the term of such tenant’s lease been extended throughout the period of such hold-over at the same rental rate as such tenant was required to pay during the last month of its tenancy.

191 Spring Street – Mimecast Lease

EXECUTED in two or more counterparts each of which shall be deemed to be an original.

LANDLORD:

191 Spring Street trust u/d/t dated May 6, 1985 Recorded with the Middlesex South District Registry of Deeds in Book 16197, Page 583, as amended
WITNESS:
	By:	\s\ David Provost
	Name:	David Provost
	Title:	By Delegation on behalf of the Trustees

WITNESS:	TENANT:

MIMECAST NORTH AMERICA, INC., a Delaware corporation

\s\ Tracey Firman

	By:	\s\ Peter C. Campbell
	Name:	Peter C. Campbell
	Title:	CFO
Hereunto duly authorized

191 Spring Street – Mimecast Lease

EXHIBIT A

DESCRIPTION OF SITE

The land  with the buildings and improvements thereon situated in the Town of Lexington and the City of Waltham, Middlesex County , Massachusetts being shown on a plan entitled, “Plan of Land in Lexington, Mass. and Waltham, Mass." dated January 18, 1984 revised March 19, 1984 drawn by R. E. Cameron & Associates, Inc., Civil Engineers recorded with Middlesex South Deeds  in Book 15803, Page 212 as  Plan 1127 of 1984, and  more particularly described as follows ::

Beginning at a stone bound on the Lexington/Waltham town line, thence;

N9-12-32W	1447.13 feet along Northern Circumferential Highway (Route 128) to a stone bound, thence;
N39-48-23E	132.22 feet to a stone bound thence;
N59-18-34E	384.16 feet, the last two courses by ramp to Rte. 2 thence;
S26-59-10E	125.16 feet to a drill hole, thence;
S28-15-30E	53.17 feet to a drill hole, thence;
S18-58-40E	40.90 feet to a drill hole, thence;
S27-06-00E	123.08 feet to a drill hole, thence;
S26-34-20E	167.00 feet to a drill hole, thence;
S26-55-40E	212.91 feet to a drill hole, the last six courses by land now or formerly of Doris Floyd, thence;
S26-22-20E	235.97 feet by land now or formerly of Francis A. and Thelma D. Gallagher to a drill hole, thence;
S27-14-50E	272.18 feet by land now or formerly of Jacob N. and Bessie Panjian to a drill hole, thence;
S26-01-20E	152.23 feet by land now or formerly of Jacob N. and Bessie Panjian and Jack Panjian and Barbara Jones, thence;
S29-19-00E	80.28 feet to a drill hole, thence;
S25-07-40E	45.14 feet to a drill hole by land now or formerly of George G. and Maureen G. Cagliuso, thence
S30-43-20E	106.95 feet to a drill hole by land now or formerly of Dominick Jr. and Catherine P. Morley, thence;
S24-41-20E	211.32 feet to a drill hole, thence;
S10-58-35E	16.32 feet to a drill hole, thence;

Exhibit A

191 Spring Street – Mimecast Lease

S26-50-00W	34.41 feet to a drill hole, thence;
S43-58-40W	35.26 feet to a drill hole, thence;
S38-40-15W	51.11 feet the last four and one-half courses by Warren W. and Elizabeth B. Fox, thence;
S63-09-29E	473.00 feet to said Fox land, thence;
S6-40-02W	350.00 feet by Spring Street, thence;
S66-17-44E	9.91 feet by the Lexington/Waltham town line, thence;
S7-18-13W	66.00 feet by Smith Street, thence;
N66-14-17W	9.11 feet to a concrete bound, thence;
N66-14-17W	133.28 feet to a drill hole, thence;
N65-05-29W	181.26 feet to a drill hole, thence;
N65-53-34W	136.03 feet, thence;
N65-14-54W	233.50 feet to a drill hole, thence;
N61-43-52W	32.34 feet, thence;
N64-09-50W	71.66 feet, thence;
N69-26-07W	107.21 feet, thence;
N66-07-42W	98.54 feet, thence;
N62-12-30W	29.90 feet, thence;
N69-32-17W	30.01 feet, thence;
N65-08-00W	183.06 feet, thence
N67-16-12W	173.56 feet, thence;
N67-06-03W	12.54 feet, the last 14 courses by land of Honeywell, thence;
Along a curve to the left of radius 5150.00 feet, 38.33 feet, by Route 128, thence;
N9-12-32W	25.33 feet, again by Route 128, to the point of beginning.

Together with  the  benefit of  the  easement taken by the Commonwealth  of  Massachusetts   by instrument recorded at Book 9622, Page 252

Said premises are subject to easements, agreements, restrictions and other matters of record insofar as in force and applicable..

Exhibit A

191 Spring Street – Mimecast Lease

EXHIBIT A-1

SITE PLAN OF THE COMPLEX

RAMP TO ROUTE 2
GROUND LEASE PARCEL
NORTHERN CIRCUMFERENTIAL HIGHWAY
LOT 1
PARCEL A
LEXINGTON
WALTHAM
SPRING STREET
REFERENCES
NOTE
GROUND LEASE
PLAN OF LAND
in
LEXINGTON & WALTHAM
MASS.
(MIDDLESEX COUNTY)

Exhibit A-1

191 Spring Street – Mimecast Lease

EXHIBIT B-1

WORK AGREEMENT

1.1	BASE BUILDING WORK

A.

Subject to the provisions of this Exhibit B-1, Landlord, at Landlord’s sole cost and expense, shall perform (x) the base building work identified on Schedule 1 attached hereto and (y) the Amenities work set forth on Exhibit N to and described in Section 2.1.2 of the Lease (“Base Building Work”).  Subject to delays due to Landlord’s Force Majeure (as hereinafter defined), up to a maximum extension, in the aggregate, of ninety (90) days, or attributable to a Tenant Delay (as hereinafter defined), Landlord shall use reasonable speed and diligence in the construction of the Base Building Work, but Tenant shall have no claim against Landlord for failure so to complete construction of the Base Building Work, except as expressly set forth in Section 1.5 of this Work Agreement.

B.	Tenant acknowledges and agrees that the Base Building Work will be performed by Landlord simultaneously with and in coordination with the performance of the Tenant Improvement Work.

1.2	TENANT IMPROVEMENT WORK

(A)Planning Process.

(1)

Selection of General Contractor:  Landlord and Tenant hereby agree that the general contractor for the performance of the Base Building Work and the Tenant Improvement Work shall be Whiting-Turner Contracting Co. (the “Approved GC”).  Landlord agrees that the general conditions fee for the Approved GC shall not exceed 3% and the general contractor’s fee for the Approved GC shall not exceed 2%.

(2)

Plans.  Exhibit B-4 attached to the Lease contains an initial set of plans (“Initial Plans”) for the Tenant Improvement Work (as hereinafter defined). Tenant shall, on or before the dates set forth in Exhibit B-2, submit to Landlord for Landlord’s approval a full set of design development plans (“Interim Plans”), and a full set of construction drawings (“Final Plans”) for the Tenant Improvement Work (collectively the “Plans”) and consistent with the Initial Plans.  The Plans shall be prepared by an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord and contain at least the information required by, and shall conform to the requirements of, Exhibit B-3.  The Initial Plans shall include preliminary written specifications.  The Final Plans shall consist of a full set of construction plans and specifications for the work necessary to prepare the Premises for Tenant’s use and occupancy (the “Tenant Improvement Work”) and be in suitable form for filing an application for a building permit with the Town of Lexington building department.

Exhibit B-1

191 Spring Street – Mimecast Lease

(3)

Landlord’s Approval.  Provided that each set of the Plans (x) contain at least the information required by, and shall conform to the requirements of, Exhibit B-3 and (y) comply with Landlord’s requirements to avoid aesthetic or other material conflicts with or an adverse effect on the design and function of the balance of the base building, Landlord shall not unreasonably withhold, delay or condition its consent thereto; provided, however, that notwithstanding the foregoing, Landlord’s determination of matters relating to any aesthetic design of alterations or changes visible outside the Premises shall be in Landlord’s sole discretion.  Landlord’s approval is solely given for the benefit of Landlord under this Work Agreement and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Plans for any other purpose whatsoever.  Without limiting the foregoing, Tenant shall be responsible for all elements of the design of the Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of the Plans shall in no event relieve Tenant of the responsibility for such design and compliance with law.  The foregoing sentence shall not be deemed to limit Landlord’s obligation to enforce the warranty with respect to the construction (as opposed to the design) of the Tenant Improvement Work set forth in Section 1.7(C) below of this Work Agreement.  Tenant shall prepare and submit to Landlord the Plans within the time frames set forth on Exhibit B-2 attached hereto.

(4)

Timing of Approval.  Landlord agrees to respond to Tenant’s submission of the Interim Plans within ten (10) business days after receipt and to respond to Tenant’s submission of the Final Plans within twenty-one (21) days of receipt thereof.  If Landlord disapproves of any submission of the Plans, it shall do so in writing and with reasonable detail and then Tenant shall have the applicable set of Plans revised by its architect to incorporate all reasonable objections and conditions presented by Landlord and resubmitted to Landlord within such period of time as may be required to meet the time frames set forth in the schedule for plan delivery attached hereto as Exhibit B-2.  Such process shall be followed until the Plans shall have been approved by Landlord without objection or condition.  Landlord shall respond to the resubmission of any Plans by Tenant within five (5) business days following Landlord’s receipt thereof (or such longer time as may be required in the case of a major redesign).   To the extent that Landlord has previously approved a particular element shown in an earlier iteration of the Plans (or such element has been deemed approved in accordance with the terms of this Work Agreement), Landlord shall not have the right to disapprove such element in any subsequent plan submittal, provided that (i) such element has not been modified, (ii) such element was approved without objection or condition by Landlord in the earlier iteration of the plans, and (iii) in the case of plans that had been deemed approved, the element was shown in sufficient detail in the earlier iteration of the plans that Landlord could reasonably have responded to the same at the time.

Exhibit B-1

191 Spring Street – Mimecast Lease

If Landlord shall fail to respond to any submission of the Plans within the applicable time periods following receipt thereof set forth above, then Tenant may, at any time thereafter, give Landlord another request (“Second Request”) therefor, which shall clearly identify the plans in question and state in bold face, capital letters at the top thereof:  “WARNING:  SECOND REQUEST.  FAILURE TO RESPOND TO THIS REQUEST WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL THEREOF.”  If Landlord does not respond within five (5) business days after receipt of the Second Request, Tenant’s submission shall be deemed approved.

Landlord shall have no obligation to perform the Tenant Improvement Work until the Plans shall have been presented to it and approved by it. In addition, Tenant shall, with Tenant’s submission of the Final Plans, deliver to Landlord any affidavits and documentation executed by Tenant or Tenant’s architect and/or engineers preparing the Plans required in order to obtain all permits and approvals necessary for Landlord to commence and complete the Tenant Improvement Work (excluding any operational permits that are required in order for Tenant to operate its business in the Premises, which such operational permits shall be Tenant’s sole responsibility to obtain) on a timely basis (“Permit Documentation”).

In connection with the foregoing, it is understood and agreed that (i) Landlord must file for a building permit by March 31, 2017 (the “Building Permit Application Date”) based on the Plans submitted by Tenant on or before the Final Plans Date in order to commence and complete construction of the Tenant Improvement Work within the time periods contemplated by the Construction Schedule, even though Landlord’s review of the Final Plans and the pricing of the Tenant Improvement Work will not have been completed by such Building Permit Application Date, and (ii) any delay in the performance of the Tenant Improvement Work caused by the need to amend the application for a building permit as the result of modification to the Final Plans after the Final Plans Date shall be deemed to be a Tenant Delay (as that term is defined in Section 1.4(B) below) for the purposes of this Work Agreement.

(1)	Time of the Essence. Time is of the essence in connection with Tenant’s obligations under this Section 1.2.

1.3	Pricing and Authorization

(A)

Selection of Subcontractors.  Concurrent with Landlord’s review of the Final Plans, Landlord shall cause the Approved GC to request, from a list of subcontractors approved by Tenant (which approval shall not be unreasonably withheld, conditioned or delayed and shall be provided or withheld within three (3) business days after request therefor) at least three (3) qualified subcontractor bids for each trade and materials provider expected to cost in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) (“Major Trade”) in connection with the Tenant Improvement Work, and at least one (1) subcontractor bid for all other trades and materials providers.  Landlord and the

Exhibit B-1

191 Spring Street – Mimecast Lease

Approved GC shall involve Tenant (and Tenant’s Construction Representative) in the preparation of the bid packages and the bidding process for each Major Trade, including reviewing with Tenant the bid packages, subcontractor responses and so forth and meeting with Tenant as reasonably requested by Tenant during such process. The bid packages shall be based on a merit shop basis and shall require bids to identify all long lead items and to specify delivery dates therefor.  Upon the conclusion of the bid solicitation process, Landlord shall prepare a bid format which compares each bid, and shall deliver such bid format, together with copies of the bids themselves to Tenant (together with Landlord’s designation of the bid Landlord intends to accept).

(B)

Major Trades.  After receipt of the bids, which Landlord shall use commercially reasonable efforts to complete within thirty (30) days following Landlord’s approval of the Final Plans, Landlord shall have the right to select the subcontractor bids for the Tenant Improvement Work from the pre‑approved list of subcontractors.  Landlord shall reasonably consult with Tenant on the selection of the subcontractor bids for the Major Trades and will use reasonable efforts to select the lowest subcontractor bid for the Major Trades so long as Landlord does not object to such subcontractor based on any Project Management Reasons as hereinafter defined.  Notwithstanding the foregoing, provided that Landlord is acting in good faith for Project Management Reasons, Landlord shall have the right, without obtaining Tenant’s approval, to select any subcontractor bids which Landlord deems to be qualified to perform the applicable portions of the Tenant Improvement Work, provided such subcontractor’s bid for the applicable portion of the Tenant Improvement Work does not exceed the lowest received bid by more than three percent (3%).  As used herein, “Project Management Reasons” shall mean (i) Landlord’s knowledge of the subcontractor project management staff for the subcontract in question, (ii) labor availability or capacity of the subcontractors in question to complete the Tenant Improvement Work by the Estimated Commencement Date, (iii) scheduling and availability of material and equipment to complete the Tenant Improvement Work by the Estimated Commencement Date.  If Landlord is required to select the lowest bid subcontract for any Major Trades, Tenant agrees that any increase in the Total Costs to perform the Tenant Improvement Work from the Total Costs Notice resulting from the selection of such bid shall be 100% Tenant’s responsibility to pay, and any delay in completion of the Tenant Improvement Work resulting from use of such subcontractor shall be deemed a Tenant Delay hereunder.

(C)

Final Cost Proposal.  After receipt of the bids, Landlord shall calculate and furnish to Tenant a “Total Costs Notice” which shall constitute the aggregate of (i) the amounts payable under the subcontracts selected (and if and where the Approved GC is performing work that would be performed by a subcontractor, the cost of such work) in the bid process and broken down by trade (“Direct Costs”), (ii) an estimate of the Construction Management Fee (as hereinafter defined), (iii) the amount of the Approved GC’s fee and indirect costs, and (iv) a reasonable construction contingency (not to exceed 3% of the Total Costs Notice amount).  Landlord shall charge a construction management fee (the “Construction Management Fee”) for its management of the Tenant Improvement Work in an amount equal to three percent (3%) of the hard construction costs (but not design or other soft costs) in the Total Costs Notice (exclusive of such Construction Management Fee) plus any Change Order Costs.  The Construction

Exhibit B-1

191 Spring Street – Mimecast Lease

Management Fee shall be deducted from the Landlord’s Contribution as set forth in Section 1.5 below and/or paid by Tenant as part of Excess Costs as set forth in Section 1.5 below.  In connection with the foregoing, Landlord and Tenant agree to use a Guaranteed Maximum Price “GMP” contract for the Tenant Improvement Work.  Within seven (7) business days after Landlord’s delivery of the Total Costs Notice, Tenant may either approve the Total Costs Notice or provide changes to the Plans to eliminate or revise one or more scope‑of‑work items included in the Plans and request a revised Total Costs Notice.  In the event that Tenant timely and properly requests such revised Total Costs Notice and changes to the Plans, Landlord shall reprice the Plans for purposes of preparing a revised Total Costs Notice.  If Tenant fails to deliver either its written approval of, or its written modifications to, any Total Costs Notice within two (2) business days following delivery by Landlord, Tenant shall be deemed to have approved the Total Costs Notice in its entirety.  In addition, if Tenant’s request for a revised Total Costs Notice results in (y) the Total Cost Notice not being approved or deemed approved by the Authorization to Proceed Date, or (z) Tenant failing to authorize, in writing, Landlord to commence the performance of the Tenant Improvement Work by the Authorization to Proceed, the same shall be a Tenant Delay without need for any additional notice to Tenant.  Tenant acknowledges and agrees that Tenant’s approval of the Total Cost Notice and Tenant’s delivery of its authorization, in writing, in Landlord to commence the performance of the Tenant Improvement Work by the Authorization to Proceed is a material condition to Landlord’s ability to complete the Tenant Improvement Work by the Estimated Commencement Date.  Once Landlord and Tenant have approved the Total Costs Notice (or the Total Costs Notice is deemed approved), the parties shall promptly execute an instrument confirming the amount of the final Total Costs Notice.

(D)

Long Lead Items.  Landlord shall provide a reasonably detailed final construction schedule in connection with its approval of the Final Plans, and at such time shall also identify and notify Tenant of any items contained in the Final Plans which Landlord then reasonably believes will constitute long lead items.  Landlord will give to Tenant Landlord’s best, good faith estimate of the period(s) of any delay which would be caused by a long-lead item.  On or before the Long-Lead Items Release Date (as set forth on Exhibit B-2), Tenant shall have the right to either (a) revise the Plans to eliminate any such long-lead item or (b) authorize Landlord to construct the Tenant Improvement Work in accordance with the approved Plans including any such long-lead items (any such approved long-lead items being hereinafter called “Tenant Approved Long Lead Items”).  Tenant acknowledges that certain Tenant Approved Long Lead Items may still delay completion of the Tenant Improvement Work and thus result in a Tenant Delay even if Tenant does authorize them on or before the Long‑Lead Item Release Date.  Any delay in Tenant providing an authorization to proceed with the Tenant Improvement Work by the Authorization to Proceed Date set forth on Exhibit B-2 which results from any redesign of the Plans to address long lead items or to reduce the Total Costs Notice amount shall constitute a Tenant Delay.

(E)

Authorization to Proceed; Release of Long Lead Items.  In any event, the cost of any change in or cancellation of any long lead time items after the “Long Lead Items Release Date” (as set forth on Exhibit B-2) shall be Tenant’s responsibility.  Tenant shall, on or before the later of (i) the Authorization to Proceed Date, and (ii) three (3)

Exhibit B-1

191 Spring Street – Mimecast Lease

days following Tenant’s receipt of the Total Costs Notice (unless such failure to give Tenant the Total Costs Notice is due to any Tenant Delay), give Landlord written authorization to proceed with the Tenant Improvement Work in accordance with the approved Tenant Plans and Tenant’s failure by such later date to approve a Total Costs Notice acceptable to Landlord and to authorize, in writing, Landlord to commence the performance of the Tenant Improvement Work shall be deemed to be a Tenant Delay.  Following receipt of the Authorization to Proceed from Tenant, Landlord will enter into a construction  contract with the Approved GC (the “TI Contract”) and begin buying subcontracts in conformance with Section 1.3(B) above of this Work Agreement.

(F)

Tenant Response to Requests for Information and Approvals.  Except to the extent that another time period is expressly herein set forth, Tenant shall respond to any request specifying the information and/or approvals needed from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative for approvals or information in connection with the approval of the Plans or the performance of the Tenant Improvement Work, within two (2) business days after Tenant’s receipt of such request.

(G)	Time of the Essence. Time is of the essence in connection with Tenant’s obligations under this Section 1.3.

1.4	Construction Process; Change Orders

(A)

Tenant shall have the right, in accordance herewith, to submit for Landlord’s approval written change proposals subsequent to Landlord’s approval of the Plans and Tenant’s approval of the Total Costs Notice, if any (each, a “Change Proposal”).  Any Change Proposal shall include design development level plans for the changes proposed to the Plans.  Landlord agrees to respond to any such Change Proposal within ten (10) days after the submission thereof by Tenant, advising Tenant of any anticipated increase in costs (“Change Order Costs”) associated with such Change Proposal, as well as an estimate of any delay which would likely result in the completion of the Tenant Improvement Work if a Change Proposal is made pursuant thereto (“Landlord’s Change Order Response”).   Notwithstanding the foregoing, Landlord will use reasonable efforts to respond to any non-material Change Proposal within five (5) business days after submission thereof by Tenant.  With respect to Change Proposals for which a response cannot reasonably be developed within ten (10) days, Landlord shall within the ten (10) day response period advise Tenant of the steps necessary in order for Landlord to evaluate the Change Order Proposal and the date upon which Landlord’s Change Order Response will be delivered.  Tenant shall have the right within five (5) days after receiving Landlord’s Change Order Response (or Landlord’s notice that a Change Proposal could not be evaluated within the ten (10) day response period set forth above) to then approve or withdraw such Change Proposal.  If Tenant fails to respond to Landlord’s Change Order Response within such five (5) day period, such Change Proposal shall be deemed withdrawn.  If Tenant approves such Change Proposal, then such Change Proposal shall be deemed a “Change Order” hereunder and if the Change Order is made, then the Change Order Costs associated with the Change Order shall be deemed additions to the Total Costs Notice and shall be paid in the same manner as

Exhibit B-1

191 Spring Street – Mimecast Lease

Excess Costs are paid as set forth in Section 1.6.  Landlord shall not be authorized to make any material changes to the Plans without Tenant’s approval unless such changes are required to comply with Legal Requirements or interpretations of Legal Requirements by municipal authorities having jurisdiction over the Tenant Improvement Work.

(B)	Tenant Delay. A “Tenant Delay” shall be defined as any actual delay in the performance of the Tenant Improvement Work to the extent that such delay is:

(1)

Tenant’s failure to deliver the Final Plans to Landlord on or before the Final Plans Date, or to provide to Landlord any Permit Documentation required to be submitted in connection with the application for a building permit for the Tenant Improvement Work within the timeframes set forth herein for delivery of the same;

(2)	Tenant’s failure to approve the Total Costs Notice and to give authorization to Landlord to proceed with the Tenant Improvement Work on or before the Authorization to Proceed Date;

(3)

Tenant’s failure timely to respond to any written request from Landlord under this Work Agreement within one (1) business day after Tenant’s receipt of written notice from Landlord of Tenant’s failure to timely respond to such written request from Landlord;

(4)	Tenant’s failure to pay the Excess Costs in accordance with Section 1.6;

(5)	any delay due to Change Orders or Tenant Approved Long Lead Items and any delays due to any errors, defects, discrepancies or inconsistencies in the Plans;

(6)	any delay due to Tenant’s or Tenant’s vendors or contractors accessing the Premises or the Building prior to the Commencement Date; or

(7)

except to the extent caused by a Landlord Delay, any other delays caused by Tenant, Tenant’s contractors, architects, engineers or anyone else engaged by Tenant in connection with the preparation of the Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture.

In order to invoke a Tenant Delay, Landlord must advise Tenant in writing of the alleged Tenant Delay within two (2) business days after Landlord becomes aware thereof.

Tenant covenants that no Tenant Delay shall delay commencement of the Term or the obligation to pay Annual Fixed Rent or Additional Rent, regardless of the reason for such Tenant Delay or whether or not it is within the control of Tenant or any such employee. The Tenant Improvement Work shall be deemed substantially completed as of the date when the Tenant Improvement Work would have been substantially completed but for any Tenant Delays, as determined by Landlord in the exercise of its good faith business

Exhibit B-1

191 Spring Street – Mimecast Lease

judgment.  Tenant shall reimburse Landlord the amount, if any, by which the cost of the Tenant Improvement Work is increased as the result of any Tenant Delay.  Any amounts due from Tenant to Landlord under this Section 1.4(B) shall be due and payable within thirty (30) days of billing therefor, and shall be considered to be Additional Rent.  Nothing contained in this Section 1.4(B) shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

A “Landlord Delay” shall mean Landlord’s failure timely to respond to any written request from Tenant within the time period specified therefor under this Exhibit B-1. In order to invoke a Landlord Delay, Tenant must advise Landlord in writing of the alleged Landlord Delay within two (2) business days after Tenant becomes aware thereof.

(C)

Subject to any prevention, delay or stoppage due to Landlord’s Force Majeure (as hereinafter defined) (up to a maximum of ninety (90) days, in the aggregate, of Force Majeure delay) or attributable to any Tenant Delays, Landlord shall use reasonable speed and diligence in the construction of the Tenant Improvement Work so as to have the Tenant Improvement Work Substantially Completed (as hereinafter defined) on or before the Estimated Commencement Date as set forth in Section 1.1 of the Lease, but Tenant shall have no claim against Landlord for failure to complete construction of the Tenant Improvement Work except as expressly set forth in Section 1.5 below.  Notwithstanding the foregoing, it is understood and agreed that Landlord shall have no responsibility for the installation or connection of Tenant’s computer, telephone, other communication equipment, systems, cabling or wiring (although Landlord will reasonably cooperate with Tenant in order to facilitate the completion by Tenant of this work).

(D)

The “Actual Substantial Completion Date” shall be defined as the date on which both the Tenant Improvement Work and the Base Building Work has been Substantially Completed. “Substantial Completion” and “Substantially Completed” shall each mean (x) with respect to the Tenant Improvement Work, the date on which the Tenant Improvement Work has been completed except for those items of work and adjustment of equipment and fixtures in the Premises, the incompleteness of which do not cause material interference with Tenant’s use of the Premises and access thereto, and which can be completed after Tenant commences its occupancy of the Premises without causing material interference with Tenant’s use of the Premises and access thereto (the “Tenant Improvement Work Punch List Items”) and (y) with respect to the Base Building Work, the date on which the Base Building Work has been completed except for (i) minor, punch list-type items of work and adjustment of equipment and fixtures that can be completed after or during the performance of the Tenant Improvement Work or after Tenant’s occupancy of the Premises without causing material interference with the performance of the Tenant Improvement Work, Tenant’s occupancy of the Premises or Tenant’s use of the Amenities in accordance with Section 2.1.2 of the Lease, and (ii) landscaping elements (the “Base Building Work Punch List Items” and, together with the Tenant Improvement Work Punch List Items, the “Punch List Items”).  The Tenant Improvement Work Punch List Items shall be set forth in a so‑called punch list prepared and signed by Tenant and Landlord (provided, however, that Landlord and Tenant shall mutually agree upon a time when Landlord and Tenant intend to walk through the Premises and compile the Tenant Improvement Work Punch List Items, and, if Tenant

Exhibit B-1

191 Spring Street – Mimecast Lease

does not accompany Landlord on such walk‑through at the mutually agreed upon time, Tenant shall be bound by the punch list compiled by Landlord).  Landlord shall use diligent efforts to complete, as soon as conditions practically permit, all Punch List Items, and Tenant shall cooperate with Landlord in providing access during the performance as may be required to complete such work in a normal manner.

(E)

The “Substantial Completion Date” shall be defined as the later to occur of (i) Actual Substantial Completion Date, or (ii) the date when permission has been obtained from the applicable governmental authority (which such permission may be evidenced by the signature(s) of the appropriate municipal official(s) on the building permit for the Tenant Improvement Work) to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Uses, a certificate of occupancy (or other like governmental approval) permitting, except that Landlord shall be relieved of its responsibility for obtaining such governmental approval to the extent that Landlord’s failure to obtain such certificate of occupancy (or such other like governmental approval) is based upon (i) Tenant Delay or Tenant’s installation of furniture, fixtures or equipment or (ii) if Tenant engages its own contractors to perform any portion of the work to be performed in the initial preparation of the Premises, any aspect of the work performed by Tenant’s contractors.

When used in this Lease “Landlord’s Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorist acts, civil commotions, unusual scarcity of or inability to obtain labor or materials (to the extent that such scarcity or inability is the result of conditions not prevalent in the market, and otherwise unforeseen, as of the date of this Lease), labor difficulties, casualty or other causes reasonably beyond Landlord’s control; provided, however, that in no event shall the financial inability of Landlord or Landlord’s Approved GC constitute a cause beyond Landlord’s reasonable control. In order to invoke the Landlord’s Force Majeure provision of this Exhibit B-1, Landlord must advise Tenant in writing of the alleged Landlord’s Force Majeure within three (3) business days after Landlord becomes aware thereof. Landlord shall use commercially reasonable efforts to mitigate the impact of Landlord’s Force Majeure on the performance of Landlord’s Work, to the extent it is within Landlord’s reasonable ability to do so given the nature of the event giving rise to the Landlord’s Force Majeure.

(F)

Landlord shall permit Tenant access for installing Tenant’s trade fixtures in the Premises prior to Substantial Completion when it can be done without material interference with remaining work and with the maintenance of harmonious labor relations. Any such access by Tenant shall be upon all of the terms and conditions of the Lease (other than the payment of Annual Fixed Rent, the Tax Excess, the Operating Cost Excess and payments on account of electricity under Section 2.8 of the Lease with respect to the Premises Component at issue) and shall be at Tenant’s sole risk, and Landlord shall not be responsible for any injury to persons or damage to property resulting from such early access by Tenant.

(G)	If, prior to the date that the Tenant Improvement Work is in fact actually Substantially Completed, the Tenant Improvement Work is deemed to be Substantially Completed

Exhibit B-1

191 Spring Street – Mimecast Lease

pursuant to the provisions of this Section 1.4 (i.e. and the Commencement Date has therefore occurred), Tenant shall not (except with Landlord’s consent) be entitled to take possession of the Premises for the Permitted Uses until the Tenant Improvement Work is in fact actually Substantially Completed.

1.5	Tenant’s Remedies Based on Delays in the Substantial Completion Date

(A)

If the Substantial Completion Date shall not have occurred by that date (the “First Interim Completion Date”) which is sixty (60) days from the Estimated Commencement Date (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure (up to a maximum of ninety (90) days, in the aggregate, of Force Majeure delay) or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then the Annual Fixed Rent and payments on account of the Tax Excess and the Operating Cost Excess shall be abated, from and after the Commencement Date, by one (1) day for each one (1) day beyond the First Interim Completion Date that the Substantial Completion Date is delayed.

(B)

If the Substantial Completion Date shall not have occurred by that date (the “Second Interim Completion Date”) which is one hundred twenty (120) days from the Estimated Commencement Date (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure (up to a maximum of ninety (90) days, in the aggregate, of Force Majeure delay) or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then the Annual Fixed Rent and payments on account of the Tax Excess and the Operating Cost Excess shall be abated, from and after the Commencement Date, for two (2) days for each one (1) day beyond the Second Interim Completion Date that the Substantial Completion Date is delayed.

(C)

In addition, if the Substantial Completion Date shall have not occurred by the Outside Completion Date as set forth in Section 1.1 of the Lease (which date shall be extended automatically for such periods of time as Landlord is prevented in delivering the same by reason of Landlord’s Force Majeure (up to a maximum of ninety (90) days, in the aggregate, of Force Majeure delay) or any Tenant Delay, without limiting Landlord’s other rights on account thereof), then Tenant shall have the right to terminate this Lease effective as of the thirtieth (30th) day after receipt by Landlord of a notice from Tenant given on or after the Outside Completion Date (as so extended) indicating Tenant’s desire to so terminate; and upon the giving of such notice, the Term of the Lease shall cease and come to an end without further liability or obligation on the part of either party as of the expiration of the aforesaid thirty (30) business day period, unless the Substantial Completion Date shall in fact have occurred on or before such expiration date.

(D)

The foregoing remedies shall be Tenant’s sole and exclusive remedies at law or in equity or otherwise for the failure of the Substantial Completion Date to have occurred within the time periods set forth above.

Exhibit B-1

191 Spring Street – Mimecast Lease

1.6	Payment of Tenant Improvement Work Costs; Excess Costs

(A)

As an inducement to Tenant’s entering into the Lease, Landlord shall provide to Tenant an allowance in an amount not to exceed the product of (i) $70.00 and (ii) the Rentable Floor Area of the Premises, as the same may be expanded pursuant to the terms of Section 2.1.1 (the “Landlord’s Contribution”) to be used and applied by Landlord towards the total costs of the Tenant Improvement Work.  The amount of Landlord’s Contribution that Tenant may apply towards the reimbursement of Tenant’s architectural and engineering fees, and mechanical, electrical and plumbing plans (the “Soft Costs”) shall be capped at an amount equal to the product of (y) $15.00 and (z) the Rentable Floor Area of the Premises (the “Soft Cost Cap”), as the same may be expanded pursuant to the terms of Section 2.1.1, but in no event shall Soft Costs include the cost of any of Tenant’s personal property, trade fixtures or trade equipment, telephone and computer systems, tel/data cabling installation, or moving expenses.  Tenant shall, at the time that Tenant gives Landlord a written Authorization to Proceed with the Tenant Improvement Work, prepare and submit to Landlord a budget (the “Tenant’s Budget”) which constitutes Tenant’s good faith estimate of the total amount of Soft Costs to be incurred in connection with the Tenant Improvement Work.  Tenant shall submit an updated Tenant’s Budget to Landlord, from time to time based upon the then current information available to Tenant about the amount of the total Soft Costs for the Tenant Improvement Work.

(B)

Landlord shall be under no obligation to apply any portion of the Landlord’s Contribution for any purposes other than as provided in this Section 1.6. In addition, in the event that (i) Tenant has received notice from Landlord that it is in default of its obligations under this Lease and such default remains uncured or (ii) there are any liens which are not bonded to the reasonable satisfaction of Landlord against Tenant’s interest in the Lease or against the Building arising out of any work performed by Tenant (it being acknowledged and agreed for these purposes that the Tenant Improvement Work being performed by Landlord shall not be considered “work performed by Tenant”) or any litigation in which Tenant is a party and which would result in a lien against Landlord’s or Tenant’s interest in the Lease or the Building, then, from and after the date of such event (“Event”), Landlord shall have no further obligation to fund any portion of the Landlord’s Contribution and Tenant shall be obligated to pay, as Additional Rent, all costs of the Tenant Improvement Work in excess of that portion of the Landlord’s Contribution funded by Landlord through the date of the Event, subject to reimbursement by Landlord after the condition giving rise to the Event has been cured or otherwise rectified to Landlord’s reasonable satisfaction. Further, the Landlord’s Contribution shall only be applied towards the cost of leasehold improvements and, subject to the limitations set forth in subsection (A) above, architectural and engineering fees and tel/data cabling installation. In no event shall Landlord be required to make application of any portion of the Landlord’s Contribution towards Tenant’s personal property, trade fixtures, trade equipment, furniture/furniture fronts or moving expenses or on account of any supervisory fees, overhead, management fees or other payments to Tenant, or any partner or affiliate of Tenant.

Exhibit B-1

191 Spring Street – Mimecast Lease

(C)

If the Total Costs Notice amounts for the Tenant Improvement Work plus any Change Order Costs and additional costs incurred as a result of Tenant Delays exceed the Landlord’s Contribution, such excess costs shall hereinafter be defined as “Excess Costs” and shall be payable by Tenant as set forth in this Section 1.6(C).  Excess Costs shall expressly include any and all additional and/or increased costs to perform the Tenant Improvement Work as the result of any errors, defects, discrepancies or inconsistencies in the Plans.

To the extent, if any, that there are Excess Costs, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after billing therefor, from time to time during the performance of the Tenant Improvement Work, in the proportion that the Excess Costs for the Tenant Improvement Work in the proportion that the Excess Costs bear to the sum of the Total Costs Notice plus the total Soft Costs set forth from time to time in the Tenant’s Budget for the Tenant Improvement Work; provided however, that if the Excess Costs are the result of a Change Order, then Tenant shall pay all such Excess Costs to Landlord, as Additional Rent, at the time that Tenant approves such Change Order in accordance with Section 1.4(A) above.

With respect to Soft Costs for which Tenant is entitled to request reimbursement from the Landlord’s Contribution, Tenant may from time to time request disbursements of the Landlord’s Contribution to pay such costs (or reimburse Tenant for having paid such costs), up to the maximum amounts set forth in subsections (A) and (B) above, including with its request for payment a summary of the costs incurred and reasonable supporting documentation with respect thereto (which in the case of any payment for which Tenant seeks reimbursement shall include, without limitation, paid invoices, receipts and the like evidencing such payment, as well as lien waivers in recordable form reasonably acceptable to Landlord from all persons who might have a lien as a result of such work). Provided that the conditions to disbursement of the Landlord’s Contribution as set forth in this Section 1.5 have otherwise been satisfied, Landlord shall disburse the requested funds to Tenant within thirty (30) days after Tenant’s request therefor.

With respect to all Excess Costs, Landlord shall submit disbursement requests (each, a “Requisition”) to Tenant not more than once during each calendar month certified by the Approved GC seeking Tenant’s share of the Excess Costs.

(D)

With respect to Soft Costs, Tenant may from time to time request disbursements of the Landlord’s Contribution to pay such costs (or reimburse Tenant for having paid such costs), up to the Soft Cost Cap, including with its request for payment a summary of the costs incurred and reasonable supporting documentation with respect thereto (which in the case of any payment for which Tenant seeks reimbursement shall include, without limitation, paid invoices, receipts and the like evidencing such payment, as well as lien waivers in the form(s) attached as Exhibit F to this Lease from all persons who might have a lien as a result of such work).  Provided that the conditions to disbursement of the Landlord’s Contribution as set forth in this Section 1.6 have otherwise been satisfied, Landlord shall disburse the requested funds to Tenant within thirty (30) days after Tenant’s request therefor; provided that, prior to the date Tenant delivers to Landlord the

Exhibit B-1

191 Spring Street – Mimecast Lease

Authorization to Proceed required under this Work Agreement, Landlord will not be obligated to reimburse Tenant more than 50% of the Soft Costs Cap.

(E)

Subject to Section 1.6(D) above, if Tenant has satisfied the conditions to disbursement of the Landlord’s Contribution and Landlord fails to disburse the requested funds to Tenant within thirty (30) days of Tenant’s request therefor, and Landlord has not, within ten (10) business days of its receipt of Tenant’s demand, given written notice to Tenant objecting to such demand and submitting the same to arbitration under Section 1.8 below (or if Landlord has timely disputed Tenant’s demand, has submitted such dispute to arbitration in accordance with said Section 1.8 and has thereafter failed to pay Tenant the amount of any final, unappealable arbitration award against Landlord within thirty (30) days after the issuance thereof) then subject to the last sentence of this paragraph, Tenant shall have the right to offset the amount of such sums demanded by Tenant against the Annual Fixed Rent and Additional Rent payable under the Lease until offset in full.  Notwithstanding the foregoing, Tenant shall have no right to reduce any monthly installment of Annual Fixed Rent by more than fifteen percent (15%) of the amount of Annual Fixed Rent which would otherwise have been due and payable by Tenant to Landlord, unless the aggregate amount of such deductions over the remainder of the Lease Term (as the same may have been extended) will be insufficient to fully reimburse Tenant for the amount demanded by Tenant, in which event Tenant may effect such offset by making deductions from each monthly installment of Annual Fixed Rent in equal monthly amounts over the balance of the remainder of the Lease Term.

(F)

Landlord shall have no obligation to pay any undisbursed amount of the Landlord’s Contribution with respect of any Requisition submitted after the second anniversary of the Commencement Date.  Tenant shall not be entitled to any unused portion of the Landlord’s Contribution, nor shall there be any application of the Landlord’s Contribution toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.

(G)

In addition, Landlord shall provide to Tenant an allowance equal to $30,000.00 (the “HVAC Allowance”) to be used solely towards the costs of installing a new supplemental HVAC unit (the “HVAC Work”) as part of the Tenant Improvement Work.  In connection therewith, it is understood and agreed that the  HVAC Allowance shall be applied solely towards the cost of the HVAC Work, and to the extent Tenant does not fully utilize the HVAC Allowance, Tenant shall not be entitled to apply any unused portions of such allowance towards the costs of any other portion of the Tenant Improvement Work nor shall Tenant be entitled to any credit on account thereof.

(H)

The Tenant Improvement Work shall be performed on an open book basis, and Landlord shall provide Tenant with a final accounting in reasonable detail, together with all backup and supporting materials reasonably requested by Tenant, prepared by Landlord for all direct costs of the Tenant Improvement Work (including Change Orders) and other costs on the Total Costs Notice and Tenant will be permitted, upon request, to review all the backup and supporting materials.  Landlord shall cause its contractors, architects, engineers and consultants to, keep full and detailed accounts and exercise such controls as may be necessary for proper financial management of the Tenant Improvement Work.

Exhibit B-1

191 Spring Street – Mimecast Lease

1.7	Quality and Performance of Work

(A)

All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 5.12(B) of the Lease). Any work performed by or on behalf of Tenant under the Lease shall be coordinated with any work being performed by or on behalf of Landlord and in such a manner as to maintain harmonious labor relations.

(B)

Each party authorizes the other to rely in connection with design and construction upon the written approval or other written authorizations on the party’s behalf by any Construction Representative of the party named in Section 1.1 of the Lease or any person hereafter designated in substitution or addition by notice to the party relying. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects, and Tenant or Tenant’s Construction Representative shall be permitted to attend all material construction meetings relating to the Tenant Improvement Work.  Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any work that may be undertaken by or on behalf of Tenant under this Lease, and accordingly, no contractor, subcontractor or supplier of Tenant shall have a right to lien Landlord’s interest in the Property in connection with any such work.

(C)

Landlord warrants to Tenant that (i) except to the extent the quality of the materials and/or equipment is specified by Tenant in the Plans, the materials and equipment furnished in the performance of the Tenant Improvement Work will be of good quality; (ii) the Tenant Improvement Work will be free from defects not inherent in the quality described in the applicable plans and specifications therefor; and (iii) the Tenant Improvement Work and all components thereof shall be in good working order and condition, consistent with those of Class A office buildings in the Market Area. Any portion of the Tenant Improvement Work not conforming to the foregoing requirements will be considered defective.  Landlord’s warranty hereunder shall not apply to materials and equipment specified by Tenant in the Plans, or to the extent of damage or defect caused by (1) the negligent acts or omissions or the willful misconduct of Tenant or any Tenant Parties, (2) improper operation by any of the Tenant Parties, or (3) normal wear and tear and normal usage.

The foregoing warranty with respect to each component of the Tenant Improvement Work shall commence with respect to the Premises on the date on which Landlord has Substantially Completed the Tenant Improvement Work to the Premises and shall expire on the date which is fifty-one (51) weeks after the commencement of the warranty on the Tenant Improvement Work (the “Warranty Period”), and Tenant shall be required to deliver notice to Landlord of any defects prior to the expiration of the Warranty Period in order to permit Landlord to take action to enforce Landlord’s warranty rights with respect to the Tenant Improvement Work.  Landlord agrees that it shall correct any portion of the Tenant Improvement Work which during the Warranty Period is found not to be in

Exhibit B-1

191 Spring Street – Mimecast Lease

accordance with the warranties set forth in this subsection I.  Landlord shall use commercially reasonable efforts to enforce warranties from its general contractors, subcontractors, vendors and others on Tenant’s behalf.

(D)

Except for latent defects which could not reasonably have been discovered during the Warranty Period despite the exercise of due diligence and except to the extent to which Tenant shall have given Landlord notice of any manner in which Landlord has not performed Landlord’s construction obligations under this Exhibit B-1 within the Warranty Period, Tenant shall be deemed conclusively to have approved Landlord’s construction and shall have no claim that Landlord has failed to perform any of Landlord’s obligations under this Exhibit B-1.

1.8	Fast Track Arbitration

Any controversy, dispute or claim arising under this Exhibit B-1 shall be settled by arbitration in Boston, Massachusetts in accordance with the Expedited Arbitration Rules of the American Arbitration Association as then in effect (unless the parties mutually agree otherwise). The decision rendered by the arbitrator or arbitrators shall be final and conclusive upon Landlord and Tenant. To avail itself of the dispute resolution procedures of this Section 1.8, the party demanding arbitration shall file a written notice of such demand with the other party and with the American Arbitration Association. In connection with resolution of disputes submitted to arbitration hereunder, Landlord and Tenant hereby irrevocably waive any and all rights they may have to resolve such dispute in a manner that is inconsistent with the provisions of this Section 1.7. The costs and administration expenses of each arbitration hereunder shall be borne equally by the parties, and each party shall be responsible for its own attorneys’ fees and expert witnesses’ fees.

In connection with the foregoing, it is expressly understood and agreed that the parties shall continue to perform their respective obligations under the Lease and this Exhibit B‑1 during the pendency of any arbitration proceeding hereunder (with any adjustments or reallocations to be made on account of such continued performance as determined by the arbitrator in his or her award).

Exhibit B-1

191 Spring Street – Mimecast Lease

Schedule 1 to Exhibit B-1

191 Spring Street, Lexington Massachusetts

Base Building Specifications – Office

1.	PROJECT DESCRIPTION

The existing five-story structure at 191 Spring Street will be redeveloped into a multi-tenant office building equating to approximately 160,000-170,000 Rentable Square Feet. A portion of the 1st floor of the building will be renovated into tenant amenity space including lobby, café, servery, and multi-purpose room(s).

Other elements to be provided by Landlord are as follows:

A.	Landlord will install new windows and glazing at South, East, and West elevations.

B.	Existing open Atrium with overhead skylight.

C.	The wall and finishes shall be consistent with first class office buildings in Lexington, MA. Interior Tenant lobby finishes, stairs, and walls are the responsibility of the Tenant.

2.	GREEN BUILDING AND SUSTAINABLE OPERATIONS

A.

Our sustainability strategy is broadly focused on the economic, social, and environmental aspects of our activities, which include the design and construction of our new developments and the operation of our existing buildings.

B.	Landlord will provide secure bike storage, common showers, and changing facilities.

C.

Landlord will continuously measure and manage the usage of electricity and gas using real time energy consumption metering, Energy Intelligence Software (EIS), EPA’s ENERGY STAR Portfolio Manager® and periodic energy audits. Landlord has established company-wide energy and emissions goals – and will make best efforts to maintain a building ENERGY STAR score of 75 or better.

D.

Office building Core and Shell have been designed for solar readiness, including a space allocation for solar photovoltaic equipment, conduit from the electrical room to the roof and compliance with structural requirements.

E.

Landlord will implement a Green Cleaning Program. The program requires the use of Green Seal Certified cleaning products, High Efficiency Particulate Air (HEPA) vacuums, dry cleaning for carpets, and restroom supply products made from recycled materials.

Exhibit B-1

191 Spring Street – Mimecast Lease

3.	SITEWORK

All new landscaping improvements around the building per landscape design provided by Lemon Brooke LLC by Landlord.

A.	Directional and way-finding signage for the project site shall be provided by the Landlord. Base Building signage by the Landlord shall include life safety signage only.

B.

Utilities – Domestic Water, Gas, Power, and Fire Protection services will be adequately engineered and sized to service the building.  All utilities except gas will be stuffed within the rentable square footage.

C.	Conduits will be provided for Telephone/Data routing as necessary to service the building.

D.	Outdoor Patio Area – A landscaped outdoor terrace of approximately 3,000 square feet directly accessed from the Level 1 common area at the South Entrance approach.

E.

Roof Terrace – Accessible roof terrace will be provided at Southwest corner of roof and per the plan attached to the Lease as Exhibit N; to include raised decking and sun-protection trellis. Roof deck to be accessed by extensions to existing elevator and stairwells.

F.	Repaving – Pave and restripe parking lot and driveway areas post-construction.

4.	FOUNDATIONS

A.	Existing foundations are cast-in-place reinforced concrete. New foundations, if necessary for Base Building, shall be constructed of cast-in-place reinforced concrete.

5.	STRUCTURE

A.

The existing structure will be reused. The Lower Level is an existing concrete slab on grade. Level 1 is an existing exposed cast-in-place concrete two-way pan joist floor system with concrete columns with a portion of the floor being concrete slab on grade. Level 2 is an existing exposed cast-in-place concrete one-way post-tensioned floor joist system with post-tensioned girders and concrete columns. Levels 3, 4, and roof are existing exposed cast-in-place concrete one-way post-tensioned floor systems with post-tensioned girders and concrete columns with a raised plenum floor slab system above the structural floor.  All concrete floors to be patched by Landlord where large penetrations or large pitted concrete areas need to be smoothed.  In addition, Landlord shall skim the flooring located on the 3rd floor bridge/walkway and the 3rd floor north tower lobby.

Exhibit B-1

191 Spring Street – Mimecast Lease

B.	The existing structure to be reused has approximate existing floor to floor heights of the following dimensions:

Lower Level: 19’-5”

Level 1: 15’-8.5”

Level 2: 13’-5”

Level 3: 13’-5”

Level 4: 13’-3”

C.	The structure has been evaluated for the following live loads:

1.	Wind and seismic load in accordance with State Building Code for Existing Structures.

2.	Floor live load of 100 lbs. (including partitions) based on the original structural design drawings, with reduced loads at existing locations where new topping slabs or other dead loads are added.

3.	Basement mechanical equipment rooms – actual weight of equipment.

4.

Roof – 40 lbs. per square foot minimum snow load based on the original structural design drawings, plus allowances for new specific drifting and equipment loads in accordance with governing building codes.

5.	Roof Terrace – 60 lbs. per square foot maximum with posted live load limits and occupancy limits not to exceed 1 person per 15 square feet.

6.	The existing structure can accommodate the design loads as stated.

D.

Structure will be fireproofed where required by the Building Code. Structural assemblies requiring fireproofing will be sprayed with a fiber fireproofing system as provided by W. R. Grace & Co. or equal.

E.	Existing fire exit stairs are standard metal pan stair assemblies with painted steel handrails and concrete infill, or cast in place concrete stairs.

6.	ROOFING AND WATERPROOFING

A.	The roofing system remains in place, with minor work associated with a Core Shell project.

B.	Compatible roof walkway pads shall be provided for equipment access and servicing.

Exhibit B-1

191 Spring Street – Mimecast Lease

7.	EXTERIOR WALLS

A.

The new exterior windows on the South, East, and West elevations of the building will reflect a “factory-style” design. Remedial and corrective work on the concrete will be performed to correct aesthetic deficiencies.

B.	Typical “factory-style” windows to have a manufactured look with outside applied muntins and insulated glass.

C.	Exterior entrance doors will be similar in aesthetic to building window systems.

D.	Exterior wall system to be designed in accordance with the State Building Code.

E.	Landlord to install 2 double set 3’0” by 8’0” doors to the Outdoor Patio Area with doors having similar aesthetic to the remainder of the Building façade.

8.	INTERIOR FINISHES

A.

All interior finishes shall be sanded and prepped for paint in a manner consistent with the quality of interior finishes in the other Class “A” office buildings owned by Boston Properties in Lexington, MA.

B.	Toilet Rooms – Landlord to renovate existing Base Building bathrooms as follows:

1.	Flooring will consist of ceramic floor tile.

2.	Ceramic Tile will be installed to at least 5’ above the finished floor on wet walls. Paint shall be applied on non-tiled walls.

3.	Ceiling will be acoustical ceiling tile: 2’x2’ (or 2’x4’) Armstrong CIRRUS tile set in white standard duty grid or equal.

4.	Lavatory counters will be stone or other solid surface material with backsplash and under-mount china sinks.

5.	Metal toilet enclosures will be ceiling mounted and of stainless steel panel construction. Toilet partition compartments shall have satin chrome hardware, one dual tissue holder, and one coat hook.

6.	Each bathroom will have an automatic paper towel dispenser, a waste receptacle, ¼” polished plate glass mirror over the counter, and lavatory mounted soap dispensers.

Exhibit B-1

191 Spring Street – Mimecast Lease

7.	Ensuite shower facilities will be provided at Lower Level with changing facilities and day lockers. Showers and lockers to be shared by all tenants in the Building.

8.	Toilet room accessories will be similar or equal to those manufactured by Bobrick Company, all in accordance with regulations of Architectural Access Board.

C.	Other Area Finishes

1.	Existing concrete floor slab is being reused. Floors will be delivered to the Tenant in a broom clean condition and stripped of existing floor finishes.

2.	Loading Dock and Storage Area – Areas within the loading dock and storage areas shall have a concrete sealer.

3.	Existing exit stair treads and landings are carpet. Stairwell walls will be painted drywall.

4.	Remove existing cap rail and replace with code compliant wood handrail. Install new metal horizontal railings on top and bottom to meet necessary code requirements.

D.

Newly installed interior drywall surfaces will be 5/8” drywall prepared to receive paint. Interior hollow metal surfaces will receive one coat of primer and two coats eggshell finish. Paint grade doors will be installed.

9.	LOADING DOCK

A.	Loading dock includes one leveler.

B.

A connection from the loading dock to the Tenant space will be provided as indicated on the Lower Level plan. Double doors will be provided as necessary to provide access from the loading dock area to the storage area and freight elevator.

10.	WALL PARTITIONS

A.	All Base Building partitions will be of gypsum wall board construction complying with building code. Fire-rated construction to be provided as required by code.

B.

Typical demising walls will consist of 3 5/8” studs or as required for wall height, insulated, up to the underside of slab, with one layer of 5/8” gypsum board on the common side of the stud with finished drywall to receive paint.

C.

Exterior walls shall be framed and insulated and have drywall to encapsulate the insulation system installed by Landlord, where applicable and required by code. Walls will be taped ready to receive paint by Tenant.

D.	Interior tenant partitions and column enclosures are installed by Tenant.

Exhibit B-1

191 Spring Street – Mimecast Lease

11.	WINDOW TREATMENTS

A.	All exterior windows at South, East, and West elevations will be equipped with manual roll down shades.

12.	DOORS, FRAMES, AND HARDWARE

A.

Metal doors shall be provided at service core and mechanical rooms. They will be flush type 3’ x 8’ x 1-3/4” with veneer or stained hardwood finish at rooms with guest access (toilet rooms) and painted hollow metal at service rooms (electrical closets, mechanical rooms, etc.) in accordance with fire resistive requirements for each opening.

B.

Exterior service doors will be painted hollow metal 3’ x 7’ x 1-3/4” in a painted hollow metal frame. At storefront and curtain wall locations, aluminum doors with glazing will be provided by the Landlord.

C.	Frames – All Base Building doors, except storefront doors, shall be installed and painted. Hollow metal door frame and door colors will be determined by Landlord.

D.	Hardware – Base Building doors shall have mortise-bodied levers with keyed locksets and closers.

E.	Hardware sets shall be Schlage, Sargent or approved equal.

F.	Hardware shall be a brushed aluminum or brushed chrome finish.

13.	VERTICAL TRANSPORTATION

A.	Two existing passenger elevators are provided at the North entrance. An existing single passenger elevator is provided at the South entrance.

B.	The elevator materials and color selected for the interiors of the building’s passenger cabs shall be determined by Landlord.

14.	PLUMBING

A.	All material and workmanship shall be in strict accordance with the following codes:

1.	Massachusetts State Plumbing Code.

2.	Massachusetts State Building Code.

3.	National Fire Codes.

4.	Requirements of the local regulatory authorities.

Exhibit B-1

191 Spring Street – Mimecast Lease

B.	Sanitary Waste and Vent System

Interior waste and vent piping shall convey wastes to the underground sanitary waste system and shall be vented through the roof as required by code. Exterior sanitary waste are connected to the site sanitary service outside the building.

C.	Roof drainage system

Interior roof drains are installed to drain all roof surfaces and are connected to the site storm drain outside of the building.

D.	Cold and Hot Water System

Cold and hot water systems shall be installed to service all Base Building fixtures and equipment requiring cold and hot water and shall be sized in accordance with the requirements of the applicable plumbing codes.

E.	Natural Gas System

Gas piping shall convey gas from the outlet of the meter to all Base Building equipment requiring gas and shall be sized in accordance with applicable fuel gas codes.

F.	Piping and Fittings

Piping and fittings shall be cast iron for sanitary and storm; copper for water; and black steel for natural gas.

G.	Insulation

All above ground cold and hot water piping, valves, and fittings shall be insulated, up to the mechanical shock absorbers.

H.	Water Meter

Water meter and piping are installed in accordance with the requirements of the local municipal service provider.

I.	Plumbing Fixtures

Fully-accessible, hands-free fixtures shall be provided in the Base Building toilet rooms. The number of plumbing fixtures shall be as required by applicable codes and shall be as follows:

1.	Water closets shall be elongated, low-flow, auto flush valve closets with 1 ½” top spud and exposed valve as manufactured by Sloan Company, or approved equal, with white, open front seats, no cover.

Exhibit B-1

191 Spring Street – Mimecast Lease

2.	Urinals shall be wall-hung, low flow, white with ¾” top spud, exposed valve as manufactured by Sloan Company, or approved equal.

3.	Lavatories shall be auto detect under mount type with hot and cold fixtures.

4.	Shower mixing valves shall be pressure balancing, temperature selection type with accessible accessories where required. Shower heads shall be low-flow type.

5.	Provide electric hot water heaters for Base Building core restrooms.

15.	FIRE PROTECTION SYSTEM

A.

The automatic light hazard fire protection system is to be furnished by the Landlord, and an automatic standpipe system equipped with 2 ½” fire department hose valves on each floor landing in each stairwell is also provided.

B.

The Base Building sprinkler system will consist of general coverage (15’ x 15’ grid) with upturned heads to meet minimum code requirements for light hazard occupancy. All relocation and/or additional heads and associated piping shall be Tenant work.

C.	The combination sprinkler/standpipe system will include wet alarm check valves located at the service entry. Alarm check valves where required are provided in the Base Building design.

D.	Dry pipe sprinkler system will be installed in the Loading Dock area as required by code.

E.	The sprinkler system on each floor will have a floor control valve assembly for isolating the sprinkler system for maintenance or for modifications due to Tenant Work.

F.	The Tenant’s Work will include the installation of distribution piping, sprinkler heads throughout the building in accordance with the code requirements for Tenant’s particular uses and layouts.

G.	Tenant’s fire protection drawings shall be approved by the Landlord.

H.	The combination sprinkler/standpipe system will be designed to meet NFPA, state and local governmental requirements.

I.	Existing hydrants are located on the site as required by NFPA, state and local requirements.

J.

The combination sprinkler and standpipe system alarm and supervisory devices will be interfaced with the fire alarm system as required by NFPA 13, Massachusetts State Building Code, and local municipal requirements. The Base Building fire protection is designed per MA State Building Code.

K.	All sprinkler system piping and equipment shall be tested in accordance with all applicable codes and local municipal requirements.

Exhibit B-1

191 Spring Street – Mimecast Lease

16.	HEATING, VENTILATING AND AIR CONDITIONING

All items provided as part of Landlord’s Work unless otherwise noted.

A.	Materials, equipment and systems installed shall meet all requirements of applicable local codes.

B.

Base Building HVAC system includes medium pressure supply and return horizontal air tunnels within the floor slab on each floor for extension by Tenant. Also includes hot water supply/return risers capped and valved connections on each floor for extension by Tenant.

C.

Tenant’s Work includes hot water distribution system, connection and tie into on floor supply and return air tunnels, and all downstream secondary ductwork, interior and exterior VAV boxes, controls, registers, grilles and diffusers, perimeter hot water radiation as scheduled and located on the documents.

D.	Design Conditions

1.	The HVAC systems shall be designed to maintain the following conditions:

As provided in design.

Outdoor summer = 91F DB / 73F WB

Indoor summer = 75F DB / 62F WB (50% RH)

Outdoor winter = 7F DB

Indoor winter = 70F DB

Outside air shall be introduced to the building in accordance with ASHRAE Standards.

2.

For Tenant areas, the load calculations shall be based on a maximum sustained peak loading condition of one (1) person per one hundred fifty (150) usable square feet and a combined lighting and power load of 4.0 watts per usable square foot office.

E.	Scope of Work

The HVAC system will consist of air handling units with chilled and hot water coils. The units will be complete with supply fan, return fan, variable frequency drives, and heat for morning warm-up. Medium pressure supply and return air systems shall be provided as part of the Base Building Work. All run-outs, connections to the medium pressure supply air system and in-slab distribution work, including associated variable air volume boxes (interior and exterior zones), shall be part of the Tenant Improvements Work. The Tenant Improvements shall be designed such that the interior zones shall be controlled by the use

Exhibit B-1

191 Spring Street – Mimecast Lease

of variable air volume boxes with remote thermostats and the building perimeter areas shall be controlled by the use of VAV terminal units with hot water heating coils. Each office floor will be provided with capped off hot water pipe work to be connected to a Tenant installed perimeter hot water fin-tube system, specified by Landlord.

Base Building Work HVAC System shall include:

1.	Toilet and miscellaneous exhaust fans with separate exhaust system.

2.	Medium pressure supply and return air systems to be on each floor.

3.	Gas fired hot water boilers, pumps, piping and controls. Supply and return piping risers with capped and valved connections on each floor for future extension by the Tenant.

4.	DDC control system for the Base Building air handling units and VAV boxes.

F.

All required balancing tests and adjustments for all Base Building systems, including air systems, automatic control, and piping systems will be performed by accredited personnel. Tenant shall perform balancing tests upon completion of Tenant Improvement work.

G.

All low pressure supply duct work in Base Building unconditioned spaces, under roof and in mechanical equipment rooms shall be insulated. All low pressure supply ductwork above air conditioned space will be insulated.  Landlord will remove all surface mounted ductwork.

H.

The entire building system shall be controlled and monitored by a Building Management System, which shall automatically monitor and adjust building temperatures and energy usage. Lighting control shall be furnished and installed by the Tenant and may utilize the BMS at the Tenant’s election.

17.	ELECTRICAL

A.	General: All electrical work shall conform to The National Board of Fire Underwriters, the latest edition of the Massachusetts Electrical Code.

B.	Base Building electrical system extends up to the Base Building electric room sized to accommodate Tenant electrical design load of 6.0 watts/SF for lighting and power.

C.	Design Conditions:

1.	Service shall be capable of satisfying all the Base Building power requirements for heating, ventilating, air conditioning equipment, common areas power and lighting, and building site lighting.

Exhibit B-1

191 Spring Street – Mimecast Lease

2.	Lighting power densities shall be designed to Massachusetts State Building Code, 8th Edition CMR 780 Chapter 13 Energy Conservation Code for the following lighting levels:

•	Office areas (tenant improvements) – 0.98 watts/SF (building area method)
•	Lobby and toilet areas – 0.98 watts/SF (building area method)
•	Storage areas – 0.63 watts/SF (building area method)
•	Closets and mechanical areas – as required, including individual switching – 0.95 watts/SF (building area method)

3.	Tenant lighting and equipment power shall be designed for 6.0 watts connected load per usable square foot.

D.	Electric Power Distribution:

1.	The building shall be served by a 277/480 volt three phase, 4 wire service.

2.	The building shall be provided with a utility grade electric meter.

3.	If required by code, a Base Building emergency generator will be installed by Landlord to provide backup power for building life safety systems and building lighting for emergency egress.

If a dedicated emergency power generator is not required by code, then emergency egress lighting will be provided by integral emergency ballast and battery system.

4.	A 277/480 volt, three-phase, four-wire distribution panels in (2) electrical closets per floor and low voltage transformers shall be provided as required for Base Building work.

All distribution of electricity from the building’s service for Tenants’ use, including high and low voltage panels, transformers, shall be by Tenant. Panels for Tenant use to support Tenant Improvement work shall be provided by the Tenant.

5.	The electrical switchgear manufacturer shall be General Electric, Cutler Hammer, Siemens, Square D, Westinghouse, or approved equal.

6.	Panel boards as manufactured by General Electric, Cutler Hammer, Siemens, Square D, or approved equal.

7.	Dry Type Transformers as manufactured by General Electric, Cutler Hammer, Siemens, Square D, Jefferson, or approved equal.

Exhibit B-1

191 Spring Street – Mimecast Lease

8.	Landlord shall provide check metering equipment, at Landlord’s expense, capable of remote reading as may be required for LEED certification.

9.

Landlord shall clear all existing walker duct free from existing wiring and/or debris to allow for future tenant installation and Landlord shall repair any damage to the top plate of the walker duct caused by Landlord’s wiring removal.

E.	Wiring methods shall be as follows:

1.	Type “THWN” or “THHN” wires installed in electric metallic tubing (emt) for main, sub main feeders, and branch circuitry.

2.	Flexible metal conduit may utilize branch circuitry above acoustic ceiling.

F.	The following items shall be included in the Tenant’s Work:

1.

Tenant shall make the necessary connection to the Base Building busway and/or distribution panels provided in two (2) electrical closets per floor providing all panel boards, transformers, wiring, devices and related electrical components required to service their electrical requirements. All Tenant busway takeoffs and Tenant panelboards shall be by Tenant.

2.	Tenant to provide panel boards as follows:

•	480/277 volt mechanical panels
•	480/277 volt lighting panels
•	208/120 volt power panels

3.	Supply power with characteristics as follows:

•	480 volts three phase to all motors ½ horsepower and larger.
•	277 volts single phase to all LED and fluorescent (and other discharge type lamp) lighting fixtures.
•	120 volts single phase to all general convenience receptacle outlets.
•	Special power for hard-wired or receptacle connections to appliances.

4.

Incorporate three-phase dry type transformers (480 volt delta to 208/128 volt wye) as required to produce the aforementioned supply characteristics which are not available from direct connection off the main service characteristics.

Exhibit B-1

191 Spring Street – Mimecast Lease

5.	Lighting fixtures other than in the Main Entrance Lobby, Base Building stairs, building service rooms and Base Building toilet rooms.

6.	Life safety egress as required by local and state codes. Fixtures will utilize LED or T8 lamps, electronic ballasts and/or battery packs.

7.	Motors, Motor Starters and Power Circuit Wiring:

•	Motors will be furnished and installed separate from the electric work.
•	Motor starters will be furnished and installed as part of the electric work. Starters for air conditioning compressors will be supplied by mechanical contractor.
•	The electric work shall include all power circuit wiring up to motor terminals together with final connections to same.

G.	Rough-in Provisions for Telephone/Data Company:

1.	Service entrance conduits extending from the property line to a main telephone room on Lower Level.

2.	One (1) main telephone closet on Lower Level.

3.	Two (2) 4.8 sheets of fire rated plywood mounted to wall in main telephone room.

H.	Automatic Addressable Fire Alarm Detection System:

1.	A fire alarm system for the building common areas shall be installed in accordance with all current applicable building codes including NFPA and ADA.

2.	Fire alarm devices outside the core areas and within the Premises shall be installed as part of the Tenants Work.

3.	Base Building fire alarm system shall have capacity to accommodate speaker and strobe devices per floor for Tenant’s use as per code.

4.	Fire Alarm equipment as manufactured by E.S.T., Simplex, Honeywell, Notifier, Alerton, or approved equal.

5.	The Fire Alarm Transponder Cabinets shall have spare capacity for additional initiation devices required for Tenant fit out.

Exhibit B-1

191 Spring Street – Mimecast Lease

18.	ACCESS CONTROL AND SECURITY SYSTEM

Landlord to provide door hardware and locking hardware only, for the perimeter card access system including the electric door locks, raceways, and power for main exterior entries.

If Tenant requires interior card security, then security wiring, card readers, and the interior security system shall be furnished and installed by Tenant.

19.	OTHER CLARIFICATIONS

A.	The following items shall be part of Tenant’s Work and are not included in the Landlord’s Work or the responsibility of the Landlord:

1.	Ceiling high demising partitions except on multi-tenant floors
2.	Internal tenant entrance doors and interior doors
3.	Acoustical ceilings
4.	Carpet or other floor covering
5.	Interior finish on exterior wall
6.	Light fixtures
7.	Single pole switches
8.	Wall-mounted duplex outlets
9.	Wall-mounted telephone outlets
10.	Final sprinkler head layout, fixture upgrades, quantities above Base Building, and all piping associated with changes
11.

Interior and exterior VAV boxes, all Registers, Diffusers and Grilles (RDG) with medium pressure and distribution ductwork. Medium pressure supply ductwork shall have duct sound attenuators and external duct insulation throughout

12.	Hot water distribution system within tenant spaces
13.	All electrical work on Tenant’s meter
14.	Fire alarm stations and exit signs required by code (but such items shall be included in Base Building to the extent located in core areas)
15.	Elevator lobby finishes on single tenant floors (elevator frames and doors are brushed stainless steel)

Exhibit B-1

191 Spring Street – Mimecast Lease

EXHIBIT B-2

TENANT PLANS DATES

Event	Date

Interim Plans Submission Date (Design Development):	February 14, 2017

Final Plans Date (100% Complete):	March 31, 2017

Tenant Costs Notice:	April 28, 2017

Long-Lead Item Release Date:	April 28, 2017

Authorization to Proceed Date:	May 1, 2017

Exhibit B-2

191 Spring Street – Mimecast Lease

EXHIBIT B-3

TENANT PLAN AND WORKING DRAWING REQUIREMENTS

1.	Floor plan indicating location of partitions and doors (details required of partition and door types).

2.	Location of standard electrical convenience outlets and telephone outlets.

3.	Location and details of special electrical outlets; (e.g. Xerox), including voltage, amperage, phase and NEMA configuration of outlets.

4.	Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.	Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.	Location and heat load in BTU/Hr. of all special air conditioning and ventilating requirements and all necessary HVAC mechanical drawings.

7.	Location and details of special structural requirements, e.g., slab penetrations and areas with floor loadings exceeding a live load of 70 lbs./s.f.

8.	Locations and details of all plumbing fixtures; sinks, drinking fountains, etc.

9.	Location and specifications of floor coverings, e.g., vinyl tile, carpet, ceramic tile, etc.

10.	Finish schedule plan indicating wall covering, paint or paneling with paint colors referenced to standard color system.

11.	Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

12.

Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc.  Keying schedule is required.

13.	Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.).

14.	Location of any special soundproofing requirements.

15.	All drawings to be uniform size and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

16.	Drawing submittal shall include the appropriate quantity required for Landlord to file for permit along with four half size sets and one full size set for Landlord’s review and use.

17.	Provide all other information necessary to obtain all permits and approvals for Landlord’s Work.

18.	Upon completion of the work, Tenant shall provide Landlord with two hard copies and one CAD file of the Record Drawings to reflect all project sketches and changes.

Exhibit B-3

191 Spring Street – Mimecast Lease

EXHIBIT B‑4

INITIAL PLANS

Exhibit B-4

191 Spring Street – Mimecast Lease

mimecast

191 SPRING STREET
LEXINGTON, MA

STRUCTURAL ENGINEERS

BOSTON PROPERTIES

FURNITURE PLAN
2ND FLOOR

A06.02

Exhibit C

191 Spring Street – Mimecast Lease

mimecast

191 SPRING STREET
LEXINGTON, MA

FURNITURE PLAN
3RD FLOOR
FOR REFERENCE ONLY

A06.03

Exhibit C

191 Spring Street – Mimecast Lease

EXHIBIT C

LANDLORD SERVICES

I.	CLEANING

Cleaning and janitorial services shall be provided as needed Monday through Friday, exclusive of holidays observed by the cleaning company and Saturdays and Sundays.

A.	OFFICE AREAS

Cleaning and janitorial services to be provided in the office areas shall include:

1.	Vacuuming, damp mopping of resilient floors and trash removal.

2.	Dusting of horizontal surfaces within normal reach (tenant equipment to remain in place).

3.	High dusting and dusting of vertical blinds to be rendered as needed.

B.	LAVATORIES

Cleaning and janitorial services to be provided in the common area lavatories of the building shall include:

1.	Dusting, damp mopping of resilient floors, trash removal, sanitizing of basins, bowls and urinals as well as cleaning of mirrors and bright work.

2.	Refilling of soap, towel, tissue and sanitary dispensers to be rendered as necessary.

3.	High dusting to be rendered as needed.

C.	MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS

Cleaning and janitorial services to be provided in the common areas of the building shall include:

1.	Trash removal, vacuuming, dusting and damp mopping of resilient floors and cleaning and sanitizing of water fountains.

2.	High dusting to be rendered as needed.

D.	WINDOW CLEANING

All exterior windows shall be washed on the inside and outside surfaces at a frequency necessary to maintain a first class appearance.

Exhibit C

191 Spring Street – Mimecast Lease

II.	HVAC

A.

Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of useable floor area served, and a combined lighting and standard electrical load of 3.0 watts per square foot of useable floor area.  In the event Tenant introduces into the Premises personnel or equipment which overloads the system’s ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing and supplementary system(s) may be required and installed by Landlord at Tenant’s expense, if within fifteen (15) days Tenant has not modified its use so as not to cause such overload.

Operating criteria of the basic system shall not be less than the following:

(i)	Cooling season indoor temperature of not in excess of 73 – 79 degrees Fahrenheit when outdoor temperatures are 91 degrees Fahrenheit ambient.

(ii)	Heating season minimum room temperature of 68 – 75 degrees Fahrenheit when outdoor temperatures are 6 degrees Fahrenheit ambient.

B.

Landlord shall provide heating, ventilating and air conditioning as normal seasonal changes may require during the hours of 8:00 a.m. to 7:00 p.m. Monday through Friday (legal holidays in all cases excepted).

If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating during any other time period, Landlord shall use landlord’s best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage.  Landlord shall charge Tenant for such extra-hours usage at reasonable rates customary for first-class office buildings in the Boston Suburban market, and Tenant shall pay Landlord, as Additional Rent, upon receipt of billing therefor.

III.	ELECTRICAL SERVICES

A.	Landlord shall provide electric power for a combined load of 6.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

B.

In the event that Tenant has special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120 volts, or for any other usage, Landlord may at its option require the installation of separate metering (Tenant being solely responsible for the costs of any such separate meter and the installation thereof) and direct billing to Tenant for the electric power required for any such special equipment.

Exhibit C

191 Spring Street – Mimecast Lease

C.

Landlord will furnish and install, at Tenant’s expense, all replacement lighting tubes, lamps and ballasts required by Tenant.  Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant’s expense.

IV.	ELEVATORS

Provide passenger elevator service twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year during the Lease Term (subject to events of Landlord’s Force Majeure and to Landlord’s right to periodically shut down elevators for repairs and maintenance; it being understood and agreed in connection with the foregoing that elevator service will be disrupted in the event of power outages at the Building).

V.	WATER

Provide tempered water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.	CARD ACCESS SYSTEM

Landlord will provide a card access system at one entry door of the Building.

Exhibit C

191 Spring Street – Mimecast Lease

EXHIBIT D

FLOOR PLANS

Second (2nd) Floor

= Premises

= Additional 2nd Floor Premises

Exhibit D

191 Spring Street – Mimecast Lease

Exhibit D

191 Spring Street – Mimecast Lease

EXHIBIT E

FORM OF DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

THIS AGREEMENT made this          day of                 , 200         , by and between [LANDLORD] (hereinafter “Landlord”) and Mimecast North America, Inc. (hereinafter “Tenant”).

W I T N E S S E T H T H A T:

1.This Agreement is made pursuant to Section [2.4] of that certain Lease dated [date], between Landlord and Tenant (the “Lease”).

2.It is hereby stipulated that the Lease Term commenced on [commencement date], (being the “Commencement Date” under the Lease), and shall end and expire on [expiration date], unless sooner terminated or extended, as provided for in the Lease.

WITNESS the execution hereof by persons hereunto duly authorized, the date first above written.

LANDLORD:

191 Spring Street Trust u/d/t dated May 6, 1985 recorded with the Middlesex South District Registry of Deeds in Book 16197, Page 583, as amended

By:
Name:	David Provost
Title:	By Delegation on behalf of the Trustees

TENANT:

ATTEST:	MIMECAST NORTH AMERICA, INC.

By:	By:
Name:	Name:
Title:	Title:
Hereunto duly authorized

Exhibit E

191 Spring Street – Mimecast Lease

EXHIBIT F

FORMS OF LIEN WAIVERS

CONTRACTOR’S PARTIAL WAIVER AND SUBORDINATION OF LIEN

STATE OF		Date:

	COUNTY	Application for Payment No.:

OWNER:

CONTRACTOR:

LENDER / MORTGAGEE:	None

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$
(line 1 plus line 2)

4.	Completed to Date:	$

5.	Less Retainage:	$

6.	Total Payable to Date:	$
(line 4 less line 5)

7.	Less Previous Payments:	$

8.	Current Amount Due:	$
(line 6 less line 7)

9.	Pending Change Orders:	$

10.	Disputed Claims:	$

The undersigned who has a contract with _________________________ for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as located in ____________ (city or town), _________County, _________________________ and owned by _________________, upon receipt of __________ ($__________) in payment of an invoice/requisition/application for payment dated __________________ does hereby:

Exhibit F

191 Spring Street – Mimecast Lease

(a)

waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date ________________ (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above;

(b)

subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this _________ day of _________, 20__.

WITNESS:	CONTRACTOR:

Name:	Name:
Title:	Title:

Exhibit F

191 Spring Street – Mimecast Lease

SUBCONTRACTOR’S LIEN WAIVER

General Contractor:

Subcontractor:

Owner:

Project:

Total Amount Previously Paid:	$

Amount Paid This Date:	$

Retainage (Including This Payment) Held to Date:	$

In consideration of the receipt of the amount of payment set forth above and any and all past payments received from the Contractor in connection with the Project, the undersigned acknowledges and agrees that it has been paid all sums due for all labor, materials and/or equipment furnished by the undersigned to or in connection with the Project and the undersigned hereby releases, discharges, relinquishes and waives any and all claims, suits, liens and rights under any Notice of Identification, Notice of Contract or statement of account with respect to the Owner, the Project and/or against the Contractor on account of any labor, materials and/or equipment furnished through the date hereof.

The undersigned individual represents and warrants that he is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned and that this document binds the undersigned to the extent that the payment referred to herein is received.

The undersigned represents and warrants that it has paid in full each and every sub-subcontractor, laborer and labor and/or material supplier with whom undersigned has dealt in connection with the Project and the undersigned agrees at its sole cost and expense to defend, indemnify and hold harmless the Contractor against any claims, demands, suits, disputes, damages, costs, expenses (including attorneys’ fees), liens and/or claims of lien made by such sub-subcontractors, laborers and labor and/or material suppliers arising out of or in any way related to the Project.

Exhibit F

191 Spring Street – Mimecast Lease

Signed under the penalties of perjury as of this ______ day of ______________, 20__.

SUBCONTRACTOR:	Signature and Printed Name of Individual
Signing this Lien Waiver

WITNESS:

Name:
Title:

Dated:

Exhibit F

191 Spring Street – Mimecast Lease

CONTRACTOR’S WAIVER OF CLAIMS AGAINST OWNER AND ACKNOWLEDGMENT OF FINAL PAYMENT

Commonwealth of Massachusetts	Date:

COUNTY OF	Invoice No.:

OWNER:

CONTRACTOR:

PROJECT:

1.	Original Contract Amount:	$

2.	Approved Change Orders:	$

3.	Adjusted Contract Amount:	$

4.	Sums Paid on Account of Contract Amount:	$

5.	Less Final Payment Due:	$

The undersigned being duly sworn hereby attests that when the Final Payment

Due as set forth above is paid in full by Owner, such payment shall constitute payment in full for all labor, materials, equipment and work in place furnished by the undersigned in connection with the aforesaid contract and that no further payment is or will be due to the undersigned.

The undersigned hereby attests that it has satisfied all claims against it for items, including by way of illustration but not by way of limitation, items of: labor, materials, insurance, taxes, union benefits, equipment, etc. employed in the prosecution of the work of said contract, and acknowledges that satisfaction of such claims serves as an inducement for the Owner to release the Final Payment Due.

The undersigned hereby agrees to indemnify and hold harmless the Owner from and against all claims arising in connection with its Contract with respect to claims for the furnishing of labor, materials and equipment by others.  Said indemnification and hold harmless shall include the reimbursement of all actual attorney’s fees and all costs and expenses of every nature, and shall be to the fullest extent permitted by law.

The undersigned hereby irrevocably waives and releases any and all liens and right of lien on such real property and other property of the Owner for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished by the undersigned, and anyone claiming by, through, or under the undersigned, in connection with the Project.

Exhibit F

191 Spring Street – Mimecast Lease

The undersigned hereby releases, remises and discharges the Owner, any agent of the Owner and their respective predecessors, successors, assigns, employees, officers, shareholders, directors, and principals, whether disclosed or undisclosed (collectively “Releasees”) from and against any and all claims, losses, damages, actions and causes of action (collectively “Claims”) which the undersigned and anyone claiming by, through or under the undersigned has or may have against the Releasees, including, without limitation, any claims arising in connection with the Contract and the work performed thereunder.

Notwithstanding anything to the contrary herein, payment to the undersigned of the Final Payment Due sum as set forth above, shall not constitute a waiver by the Owner of any of its rights under the contract including by way of illustration but not by way of limitation guarantees and/or warranties.  Payment will not be made until a signed waiver is returned to Owner.

The undersigned individual represents and warrants that he/she is the duly authorized representative of the undersigned, empowered and authorized to execute and deliver this document on behalf of the undersigned.

Exhibit F

191 Spring Street – Mimecast Lease

Signed under the penalties of perjury as of this ___ day of ________________, _____.

Corporation

By:
Name:
Title:
Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

On this ___ day of __________, 20___, before me, the undersigned notary public, personally appeared _____________________________, proved to me through satisfactory evidence of identification, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it as ______________ for ______________, a corporation/partnership voluntarily for its stated purpose.

NOTARY PUBLIC
My Commission Expires:

Exhibit F

191 Spring Street – Mimecast Lease

EXHIBIT G

FORM OF LETTER OF CREDIT

[Letterhead of a money center bank acceptable to the Owner]

[Please note the tenant on this Letter of Credit must match the exact tenant entity in the Lease]

[date]

191 Spring Street Trust

c/o Boston Properties LP

800 Boylston Street, Suite 1900

Boston, Massachusetts 02199-8103

Attn: Lease Administration, Legal Dept.

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of [Tenant] (“Applicant”), the aggregate amount of [spell out dollar amount] and [__]/100 Dollars [($            )].  You shall have the right to make partial draws against this Letter of Credit from time to time.

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by [Landlord] (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by an individual purporting to be an authorized agent of Beneficiary, certifying that such moneys are due and owing to Beneficiary, and a sight draft executed and endorsed by such individual.

This Letter of Credit is transferable in its entirety to any successor in interest to Beneficiary as owner of [Property, Address, City/Town, State].  Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.  Any fees related to such transfer shall be for the account of the Applicant.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank.  We hereby agree that this Letter of Credit shall be duly honored upon presentation and delivery of the certification specified above.

This Letter of Credit shall expire on [Final Expiration Date].

Exhibit G

191 Spring Street – Mimecast Lease

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed.

If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to your account with another bank, we will only effect such payment by fed wire to a U.S. regulated bank, and we and/or such other bank may rely on an account number specified in such instructions even if the number identifies a person or entity different from the intended payee.

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,

[Name of Issuing Bank]

By:
Name:
Title:

Exhibit G

191 Spring Street – Mimecast Lease

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

ACORD®

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER	CONTACT NAME:	
	PHONE (A/C, No, Ext):	FAX (A/C, No):
	E-MAIL ADDRESS:	
	INSURER(S) AFFORDING COVERAGE	NAIC #
	INSURER A :	
INSURED	INSURER B :	
	INSURER C :	
	INSURER D :	
	INSURER E :	
	INSURER F :	

COVERAGES **CERTIFICATE NUMBER:** **REVISION NUMBER:**

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY						EACH OCCURRENCE	$
	COMMERCIAL GENERAL LIABILITY						DAMAGE TO RENTED PREMISES (Ea occurrence)	$
	CLAIMS-MADE / OCCUR						MED EXP (Any one person)	$
							PERSONAL & ADV INJURY	$
							GENERAL AGGREGATE	$
	GEN'L AGGREGATE LIMIT APPLIES PER:						PRODUCTS - COMP/OP AGG	$
	POLICY / PRO-JECT / LOC							$
	AUTOMOBILE LIABILITY						COMBINED SINGLE LIMIT (Ea accident)	$
	ANY AUTO						BODILY INJURY (Per person)	$
	ALL OWNED AUTOS / SCHEDULED AUTOS						BODILY INJURY (Per accident)	$
	HIRED AUTOS / NON-OWNED AUTOS						PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR						EACH OCCURRENCE	$
	EXCESS LIAB / CLAIMS-MADE						AGGREGATE	$
	DED / RETENTION $							$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N						WC STATU-TORY LIMITS / OTH-ER	
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH)	N / A					E.L. EACH ACCIDENT	$
	If yes, describe under DESCRIPTION OF OPERATIONS below						E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

CERTIFICATE HOLDER	CANCELLATION
	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
	AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

Exhibit H

191 Spring Street – Mimecast Lease

ACORD®

EVIDENCE OF PROPERTY INSURANCE

DATE (MM/DD/YYYY)

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY / PHONE (A/C, No, Ext):	COMPANY
FAX (A/C, No): / E-MAIL ADDRESS:	
CODE: / SUB CODE:	
AGENCY CUSTOMER ID #:	
INSURED	LOAN NUMBER / POLICY NUMBER
	EFFECTIVE DATE / EXPIRATION DATE / ☐ CONTINUED UNTIL TERMINATED IF CHECKED
	☐ THIS REPLACES PRIOR EVIDENCE DATED:

Enter text: The named insured(s) as it/they will appear on the policy declarations page.

PROPERTY INFORMATION

LOCATION/DESCRIPTION

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE / PERILS / FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☐ MORTGAGEE ☐ ADDITIONAL INSURED
	☐ LOSS PAYEE
	LOAN #
	AUTHORIZED REPRESENTATIVE

ACORD 27 (2009/12)

© 1993-2009 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

Exhibit H

191 Spring Street – Mimecast Lease

EXHIBIT I‑1

BUILDING SIGNAGE

EXHIBIT I-1

BUILDING SIGNAGE

X
191 SPRING STREET

Exhibit I‑1

191 Spring Street – Mimecast Lease

EXHIBIT I‑2

MONUMENT SIGNAGE

EXHIBIT I-2

MONUMENT SIGNAGE

191
181
Spring St
X

Exhibit I‑2

191 Spring Street – Mimecast Lease

EXHIBIT I‑3

ENTRANCE SIGNAGE

EXHIBIT I-3

ENTRANCE SIGNAGE

X
191
181
Spring St

Exhibit I‑3

191 Spring Street – Mimecast Lease

EXHIBIT J

BROKER DETERMINATION OF PREVAILING MARKET RENT

Where in the Lease to which this Exhibit is attached provision is made for a Broker Determination of Prevailing Market Rent, the following procedures and requirements shall apply:

1.

Definition of Prevailing Market Rent.  “Prevailing Market Rent” shall mean the annual fair market rental value of the Premises or the applicable expansion premises in connection Tenant’s exercise of its options under Section 2.4.1, Article XI or Article XII, as applicable, of the Lease.  Such annual fair market rental value determination (a) may include provision for annual increases in rent during the Lease Term or the Extended Term, as applicable, if so determined, (b) shall take account of, and be expressed in relation to, the payment in respect of taxes and operating costs and provisions for paying for so-called tenant electricity as contained in this Lease, (c) shall be based on comparable office lease transactions with third party tenants for office space in the Building and in comparable first class office buildings in the Route 128 West Suburban Class A market (the “Market Area”), including premises within the Complex if at the time such quotation is requested such premises shall be available for rent, and (d) shall take into account all relevant factors as determined by the brokers selected in accordance with the provisions hereof, including, without limitation, the base years for Landlord’s Operating Expenses and Taxes.

2.

Tenant’s Request.  Tenant shall send a notice to Landlord by the time set for such notice in the applicable section of the Lease, requesting a Broker Determination of the Prevailing Market Rent, which notice to be effective must (i) make explicit reference to the Lease and to the specific section of the Lease pursuant to which said request is being made, (ii) include the name of a broker selected by Tenant to act for Tenant, which broker shall be affiliated with a major commercial real estate brokerage firm selected by Tenant and which broker shall have at least ten (10) years’ experience dealing in properties of a nature and type generally similar to the Building located in the Market Area, and (iii) explicitly state that Landlord is required to notify Tenant within thirty (30) days of an additional broker selected by Landlord.

3.

Landlord’s Response.  Within thirty (30) days after Landlord’s receipt of Tenant’s notice requesting the Broker Determination and stating the name of the broker selected by Tenant, Landlord shall give written notice to Tenant of Landlord’s selection of a broker having at least the affiliation and experience referred to above.

4.

Selection of Third Broker.  Within ten (10) days thereafter the two (2) brokers so selected shall select a third such broker (the “Third Broker”) also having at least the affiliation and experience referred to above, provided, as a further qualification, that the Third Broker shall not be an individual who is then under contract to represent either Landlord or Tenant.

5.

Rental Value Determination.  Within thirty (30) days after the selection of the Third Broker, the three (3) brokers so selected, by majority opinion, shall make a determination of the annual fair market rental value of the Premises for the period referred to in the Lease.  Such annual fair market rental value determination (i) shall require rent to commence upon the commencement of the period in question, and may include provision for annual increases in rent during said term if

Exhibit J

191 Spring Street – Mimecast Lease

so determined, (ii) shall take into account the as-is condition of the Premises and the amount, if any, that Landlord will be making available to Tenant as a leasehold improvements allowance, as specified in Landlord’s rent quotation as set forth in the Lease, (iii) shall take account of, and be expressed in relation to, the applicable tax and operating cost bases expressly set forth in the Lease and provisions for paying for so-called tenant electricity as contained in the Lease and (iv) shall take into account all relevant factors as determined by the brokers.  The brokers shall advise Landlord and Tenant in writing by the expiration of said thirty (30) day period of the annual fair market rental value which as so determined shall be referred to as the Prevailing Market Rent.

6.

Resolution of Broker Deadlock.  If the Brokers are unable by the expiration of such thirty (30) day period to agree at least by majority on a determination of annual fair market rental value, then the brokers designated by Landlord and Tenant shall submit their individual determinations of fair market rental value to the Third Broker within five (5) days after the expiration of such thirty (30) day period and the Third Broker shall select from these two individual determinations the one closest to the Third Broker’s own individual determination of fair market rental value, and the determination so selected shall constitute and be referred to as the Prevailing Market Rent.

7.	Costs. Each party shall pay the costs and expenses of the broker selected by it and each shall pay one half (1/2) of the costs and expenses of the Third Broker.

8.

Failure to Select Broker or Failure of Broker to Serve.  If Tenant shall have requested a Broker Determination and Landlord shall not have designated a broker within the time period provided therefor above, then Tenant’s Broker shall alone make the determination of Prevailing Market Rent in writing to Landlord and Tenant within thirty (30) days after the expiration of Landlord’s right to designate a broker hereunder.  If Tenant and Landlord have both designated brokers but the two brokers so designated do not, within a period of fifteen (15) days after the appointment of the second broker, agree upon and designate the Third Broker willing so to act, the Tenant, the Landlord or either broker previously designated may request the Boston Bar Association (or such organization as may succeed to the Boston Bar Association) to designate the Third Broker willing so to act and a broker so appointed shall, for all purposes, have the same standing and powers as though he had been seasonably appointed by the brokers first appointed.  In case of the inability or refusal to serve of any person designated as a broker, or in case any broker for any reason ceases to be such, a broker to fill such vacancy shall be appointed by the Tenant, the Landlord, the brokers first appointed or the Boston Bar Association as the case may be, whichever made the original appointment, or if the person who made the original appointment fails to fill such vacancy, upon application of any broker who continues to act or by the Landlord or Tenant such vacancy may be filled by the Boston Bar Association and any broker so appointed to fill such vacancy shall have the same standing and powers as though originally appointed.

Exhibit J

191 Spring Street – Mimecast Lease

EXHIBIT K

Preliminary Design Plan of Outdoor Patio Area

Exhibit K

191 Spring Street – Mimecast Lease

EXHIBIT l

PROCEDURE FOR ADJUSTMENT OF COSTS
OF ELECTRIC POWER USAGE BY TENANTS

This memo outlines the procedure for adjusting charges for electric power to office tenants in the Building.

1.

Main electric service will be provided by the local utility company to a central utility metering center.  All charges by the utility will be read from these meters and billed to and paid by Landlord at rates established by the utility company.

2.

In order to assure that charges for electric service are allocated among tenants in relation to the relative amounts of electricity used by each tenant, meters (known as “check meters”) will be installed by Landlord and used to monitor tenant electric usage.  On each office floor there shall be one or more check meter(s) serving all of the floor, and on multi-tenant floors Landlord may require that the tenants install check meters relating to their premises.  Notwithstanding the foregoing, Landlord shall install, in conjunction with the Landlord’s Work, but at Landlord’s sole cost and expense, check meters for the Premises prior to the Commencement Date in order to monitor usage as aforesaid.  Also, in the event that there is located in the Premises a data center containing high density computing equipment, as defined in the U.S. EPA’s Energy Star® rating system (“Energy Star”), Landlord may, at any time during the Term, require the installation in accordance with Energy Star of separate metering or check metering equipment (Tenant being responsible for the costs of any such meter or check meter and the installation and connectivity thereof).  In such event, Tenant shall directly pay to the utility all electric consumption on any meter and shall pay to Landlord, as Additional Rent, all electric consumption on any check meter within thirty (30) days after being billed thereof by Landlord, in addition to other electric charges payable by Tenant under the Lease.

3.

The Landlord will cause the check meters to be read periodically by its employees and will perform an analysis of such information for the purpose of determining whether any adjustments are required to achieve an allocation of the costs of electric service among the tenants in relation to the respective amounts of usage of electricity for those tenants.  For this purpose, the Landlord shall, as far as possible in each case, read the check meters to determine usage for periods that include one or more entire periods used by the utility company for the reading of the meters located within the central utility metering center (so that the Landlord may, in its discretion, choose periods that are longer than those used by the utility company – for example, quarterly, semi-annual or annual periods).  Tenant shall have reasonable access to such check meters to read the same.

4.	Tenant’s share of electricity shall be determined by Landlord on the following basis:

a.

The cost of the total amount of electricity supplied for usage by tenants during the period being measured shall be determined by dividing the total cost of electricity through the central utility metering center as invoiced by the utility company for the same period by the total amount of kilowatt hour usage as measured by the meters located within the central utility metering center (herein called “Cost Per Kilowatt Hour”).

Exhibit L

191 Spring Street – Mimecast Lease

b.

Tenant’s allocable share of electricity costs for the period (“Tenant Electricity”) shall be determined by multiplying the Cost Per Kilowatt Hour by the number of kilowatt hours utilized by Tenant for such period as indicated by the check meter(s) for Tenant’s Premises.

c.

Where a floor is occupied by more than one tenant, and where all of the tenant spaces on such floor are not separately check-metered, the cost of Tenant Electricity for tenant spaces that are not separately check-metered shall first be determined by the same procedure as set forth in paragraph (b) above (after subtracting out the usage shown on any check meter that runs off such floor meter), and then the allocable share of each tenant on that floor whose space is not separately check-metered shall be determined by multiplying the total costs of Tenant Electricity for that floor by a fraction, the numerator of which is the rentable area leased to such tenant and the denominator of which is the total rentable area under lease from time to time to tenants on said floor (other than those who are separately check metered); provided, however, that if the Landlord shall reasonably determine that the cost of electricity furnished to the Tenant at the Premises exceeds the amount being paid under this Subsection (d), then Landlord shall deliver to Tenant written documentation establishing Landlord’s basis for such determination and Landlord shall charge Tenant for such excess and Tenant shall promptly pay the same upon billing therefor as Additional Rent under the Lease.  Tenant’s payment of electricity charges shall be subject to Tenant’s rights under Section 7.6 of the Lease.

d.

Where part or all of the rentable area on a floor has been occupied for less than all of the period for which adjustments are being made, appropriate and equitable modifications shall be made to the allocation formula so that each tenant’s allocable share of costs equitably reflects its period of occupancy, provided that in no event shall the total of all costs as allocated to tenants (or to unoccupied space) be less than the total cost of Tenant Electricity for said period.

e.

Tenant shall make estimated payments on account of Tenant Electricity, as reasonably estimated by Landlord, on a monthly basis at the same time and in the same manner as Tenant’s monthly installments of Annual Fixed Rent.

5.

Tenant shall pay to Landlord an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to the Tenant’s allocable share of Tenant Electricity costs for each calendar year during the Lease Term.  No later than one hundred twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by an officer of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Tenant’s allocable share of Tenant Electricity costs.  Said statement to be rendered to Tenant also shall show for the preceding year or fraction thereof, as the case may be, the amounts already paid by Tenant on account of Tenant’s allocable share of Tenant Electricity costs and the amount of Tenant’s allocable share of Tenant Electricity costs remaining due from, or overpaid by, Tenant for the year or other period covered by the statement.  If such statement shows a balance remaining due to Landlord, Tenant shall pay same to Landlord on or before the thirtieth (30th)

Exhibit L

191 Spring Street – Mimecast Lease

day following receipt by Tenant of said statement.  Any balance shown as due to Tenant shall be credited against Annual Fixed Rent next due, or refunded to Tenant if the Lease Term has then expired and Tenant has no further obligation to Landlord.  Payments by Tenant on account of Tenant’s allocable share of Tenant Electricity costs shall be deemed Additional Rent and shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent.

All costs of electricity billed to Landlord through the central utility metering center other than the costs of Tenant Electricity allocated pursuant to the procedures established herein, shall be treated as part of the Landlord’s Operating Expenses for the Building or the Complex for purposes of determining the allocation of those costs.  Taxes imposed upon the electricity furnished to the Building shall be included in the calculation of electricity charges payable under this Lease, however, there shall not be included in such electricity charges any tax imposed upon Landlord on account of Landlord’s sale, use or resale of electrical energy to Tenant or other tenants in the Building (i.e., no double taxation due to the fact that Landlord is not a licensed reseller of electricity).

Tenant shall be required to maintain any meter located within its Premises.  Further, Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the Premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

Exhibit L

191 Spring Street – Mimecast Lease

EXHIBIT M

FORM OF NOTICE OF LEASE

NOTICE OF LEASE

Pursuant to Section 4 of Chapter 183 of the General Laws of Massachusetts, as amended, notice is hereby given of the following described lease (the “Lease”).  Capitalized terms used, but not defined, in this Notice of Lease shall have the respective meanings given to them in the Lease.

LANDLORD:	191 SPRING STREET TRUST under Declaration of Trust dated May 6, 1985, as the same may have been amended, but not individually

TENANT:	Mimecast North America, Inc., a Delaware corporation

LEASE EXECUTION DATE:	, 2016

PREMISES AND EXPANSION PREMISES:

The entire third (3rd) floor and a portion of the second (2nd) floor of the Building containing approximately [70,000 – 80,000] square feet of Rentable Floor Area, subject to adjustment if Tenant exercises Tenant’s right under Section 2.1.1 of the Lease.  The Building is commonly known as 191 Spring Street, Lexington, Massachusetts, being more particularly described in Exhibit A attached hereto (the “Site”).

TERM:	Commencing as of the date hereof, and, unless extended or sooner terminated pursuant to the provisions of the Lease, ending on .

TENANT’S EXTENSION OPTIONS:	Tenant has the right to extend the term of the Lease for two (2) periods of five (5) years, as provided in and on the terms set forth in Section 3.2 of the Lease.

TENANT’S ADJUSTMENT OPTION:

TENANT’S EXPANSION OPTION:

TENANT’S RIGHT OF FIRST OFFER:

Exhibit M

191 Spring Street – Mimecast Lease

This Notice of Lease has been executed merely to give notice of the Lease, and all of the terms, conditions and covenants thereof which are incorporated herein by reference.  The parties do not intend this Notice of Lease to modify or amend the terms, conditions and covenants of the Lease.

[Signature Page Follows.]

Exhibit M

191 Spring Street – Mimecast Lease

EXECUTED UNDER SEAL as of the date first above-written.

LANDLORD:

191 Spring Street trust u/d/t dated May 6, 1985 Recorded with the Middlesex South District Registry of Deeds in Book 16197, Page 583, as amended
WITNESS:
By:
	Name:	David Provost
	Title:	By Delegation on behalf of the Trustees

WITNESS:	TENANT:

MIMECAST NORTH AMERICA, INC., a Delaware corporation

By:
Name:
Title:
Hereunto duly authorized

Exhibit M

191 Spring Street – Mimecast Lease

COMMONWEALTH OF MASSACHUSETTS

__________________, ss.

On this _____ day of ___________, 20__, before me, the undersigned notary public, personally appeared David Provost, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose, by delegation on behalf of the Trustees of 191 SPRING STREET TRUST u/d/t dated May 6, 1985 Recorded with the Middlesex South District Registry of Deeds in Book 16197, Page 583, as amended.

Notary Public
[Seal]

COMMONWEALTH OF MASSACHUSETTS

_____________, ss.

On this _____ day of ___________, 20__, before me, the undersigned notary public, personally appeared ________________________, proved to me through satisfactory evidence of identification, which was ___________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as _______________ of Mimecast North America, Inc.

Notary Public
[Seal]

Exhibit M

191 Spring Street – Mimecast Lease

EXHIBIT A TO NOTICE OF LEASE

LEGAL DESCRIPTION

Exhibit M

191 Spring Street – Mimecast Lease

EXHIBIT N

AMENITY PLANS

Exhibit N

191 Spring Street – Mimecast Lease

Exhibit N-2

Building Fitness Center & Locker Rooms

0
1
2
3
D
C
B
EXIST. TEL. ROOM
FA ROOM
ELEV 01
ELEV 02
CR
FITNESS CENTER LOBBY
G04
FITNESS ROOM TWO
G05
ENTRANCE CORRIDOR
G01
FITNESS ROOM ONE
G02
FITNESS ROOM THREE
G06
CHANGING PODS
G08
STORAGE
G02A
MECH
STORAGE
G07
SERVICE CORRIDOR
G09
OFFICE
G10
BUILDING ENTRY

Exhibit N

191 Spring Street – Mimecast Lease

EXHIBIT N-3

FULL SERVICE CAFETERIA & CONFERENCE ROOM

Multi-purpose Room
"Innovation Center"
Café
Kitchen
Servery
Seating

Exhibit N

191 Spring Street – Mimecast Lease

EXHIBIT O

SPRING STREET PARKING LOT SITE MAP

EXHIBIT O

12/12/2016

LOT A
LOT B
LOT C
LOT D
(15)
LOT E
LOT F
LOT G
LOT H
LOT I
191 SPRING STREET
201 SPRING STREET
PARKING GARAGE
HIGHWAY INTERSTATE 95/ STATE ROUTE 128
CBCGB access from stairway

Exhibit O

191 Spring Street – Mimecast Lease

EXHIBIT P

FORM OF GUARANTY

GUARANTY OF LEASE

THIS GUARANTY (this “Guaranty”) is made as of the ___ day of February, 2017 (“Effective Date”) by Mimecast Limited, , a company registered in the Bailiwick of Jersey (“Guarantor”), having an address at CityPoint, One Ropemaker Street, Moorgate, London, United Kingdom EC2Y 9AW, to 191 Spring Street Trust under Declaration of Trust dated May 6, 1985, as the same may have been amended, but not individually, (“Landlord”), having an address at c/o Boston Properties Limited Partnership, Prudential Center, 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199.

WHEREAS, Landlord has leased to Mimecast North America, Inc., a Delaware corporation (“Tenant”), certain space (the “Premises”) within the building known as 191 Spring Street, Lexington, Massachusetts, pursuant to that certain lease by and between Landlord and Tenant dated as of the date hereof (the “Lease”); and

WHEREAS, Guarantor is materially benefited by the Lease and Landlord’s execution of the Lease constitutes good, valuable and sufficient consideration for Guarantor’s execution of this Guaranty; and

WHEREAS, the undertaking by Guarantor to execute and deliver this Guaranty is a material inducement to Landlord to enter into the Lease.

NOW, THEREFORE, in consideration of these premises, and of other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor agrees with Landlord as follows:

1.(a)        Guarantor unconditionally and irrevocably guarantees the due and punctual payment of rent, operating expenses, additional rent and all other sums payable by Tenant pursuant to the terms and conditions of the Lease including any amendments thereto. If for any reason any sums described herein shall not be paid promptly when due, Guarantor will, within three (3) business days after notice thereof, pay the same to the person entitled thereto pursuant to the Lease regardless of (i) any defenses or rights of setoff or counterclaims which Tenant or Guarantor may have or assert against Landlord, (ii) whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person to collect such sum or any part thereof, (iii) the termination of the Lease, or (iv) any other condition or contingency. Guarantor also agrees to pay to Landlord the cost of collecting any sums described herein and all other costs of enforcing this Guaranty, including, without limitation, court costs and attorneys’ fees.

(b)Guarantor unconditionally and irrevocably guarantees the due and prompt performance and observance of each and every covenant, obligation and agreement in the Lease required to be performed and observed by Tenant under the Lease.   If for any reason Tenant shall fail to perform or observe each and every covenant, obligation and agreement required to be performed and observed by Tenant as set forth herein, Guarantor will, promptly after notice thereof, cause such covenant, obligation or agreement to be performed and observed regardless of (i) any defenses or

Exhibit P

191 Spring Street – Mimecast Lease

counterclaims which Tenant or Guarantor may have or assert against Landlord, (ii) whether Landlord shall have taken any steps to enforce such covenant, obligation or agreement against Tenant or any other person, (iii) the termination of the Lease, or (iv) any other condition or contingency. Guarantor also agrees to pay to Landlord such further amount as shall be incurred by Landlord as a result of Tenant’s failure to perform or observe any covenant, obligation or agreement and all other costs of enforcing this Guaranty, including, without limitation, court costs and reasonable attorney’s fees.

(c)Guarantor further agrees to be liable to Landlord for all damages, costs and expenses (including without limitation, court costs and attorney’s fees) suffered by Landlord on account of any default by Tenant under the Lease. All amounts owed by Guarantor to Landlord under this Guaranty shall bear interest at the Default Rate (as defined in the Lease) from the date due until the date paid to Landlord.

(d)This Guaranty (i) is irrevocable, unconditional and absolute, (ii) is a guaranty of full payment and performance (and not merely collection), and (iii) and is a continuing guaranty (and not a guaranty from month-to-month or a periodic guaranty).

(e)Guarantor assumes the responsibility to remain informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of Tenant’s default, which reasonable inquiry would reveal, and agrees that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

2.(a)        The obligations, covenants and agreements of Guarantor under this Guaranty shall in no way be affected or impaired for any reason whatsoever, and Guarantor shall have no defense whatsoever to the enforcement of this Guaranty, including without limitation, by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto:

(i)the waiver by Landlord of the performance or observance by Tenant, Guarantor or any other party of any of the agreements, covenants or conditions contained in the Lease or this Guaranty;

(ii)payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under, or arising out of, or on account of the Lease of this Guaranty (provided that Landlord shall not be entitled to recover from both Tenant and Guarantor on account of the same sum);

(iii)any assignment of the Lease or subletting of the Premises or any part thereof and this Guaranty may not be assigned without Landlord’s express consent except as set forth in Section 6(k) below of this Guaranty;

(iv)the modification or amendment (whether material or otherwise) of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty;

(v)the doing or the omission of any of the acts referred to in the Lease or this Guaranty (including, without limitation, the giving of any consent referred to therein);

Exhibit P

191 Spring Street – Mimecast Lease

(vi)any failure, omission or delay on the part of Landlord to enforce, to assert or to exercise any right, power or remedy conferred on or available to Landlord in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

(vii)the voluntary or involuntary liquidation, dissolution or sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Tenant or Guarantor or any of their assets;

(viii)the release of Tenant or Guarantor from the performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law;

(ix)any renewal or extension of the term of the Lease;

(x)the breach of or the default under the Lease by Tenant;

(xi)any invalidity, illegality or unenforceability of the Lease, or the termination or expiration of the Lease;

(xii)the single or partial exercise of Landlord’s rights under this Guaranty.

(b)To the extent not prohibited by law, Guarantor hereby expressly waives (i) any right Guarantor may now or hereafter have to any hearing prior to the attachment of any real or personal property of Guarantor to satisfy the obligations of Guarantor hereunder and (ii) the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt.

3.	Guarantor hereby expressly waives:

(a)the protection of any statute or rule of law requiring Landlord to deliver any notice to Guarantor or to pursue or exhaust any remedies against Tenant prior to proceeding against Guarantor in the event of default by Tenant under the Lease; and

(b)notice of acceptance of this Guaranty, notice of any obligations or liabilities contracted or incurred by Tenant, diligence, presentment, protest and notice of dishonor, non-payment or non-performance.

Guarantor, separate and distinct from Tenant, further waives any defense arising by reason of any disability of Tenant or by reason of any legal or equitable releases or discharge of the obligations of Tenant under the Lease. Guarantor further agrees that, in its capacity as a guarantor, it shall not be required to consent to or to receive any notice of any supplement to or amendment of or waiver or modification of the terms and provisions of the Lease.

Exhibit P

191 Spring Street – Mimecast Lease

4.	Guarantor hereby represents and warrants that:

(a)Guarantor is a company registered in the Bailiwick of Jersey;

(b)The execution, delivery and performance of this Guaranty are within Guarantor’s power and authority, do not contravene the charter or the by-laws of Guarantor or any indenture, mortgage, credit agreement, note, long-term lease or other material agreement to which Guarantor is a party or by which Guarantor is bound; and

(c)This Guaranty has been duly authorized, executed and delivered on behalf of Guarantor and constitutes a legal, valid, binding and enforceable obligation of Guarantor.

5.(a)        In the event of the termination, rejection, disaffirmance or other avoidance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to bankruptcy law or any other law affecting creditors’ rights, Guarantor’s obligations hereunder shall continue to the same extent as if the Lease had not been so terminated, rejected, disaffirmed or otherwise avoided, and Guarantor will, and hereby does (without the necessity of any further agreement or act), assume all obligations and liabilities of Tenant under the Lease to the same extent as if (i) Guarantor were originally named Tenant under the Lease, and (ii) there had been no such rejection, disaffirmance or other avoidance, and Guarantor will confirm such assumption in writing promptly at the request of Landlord upon or after such rejection, disaffirmance or other avoidance. Guarantor shall and does hereby waive all rights and benefits which might, in whole or in part, relieve Guarantor from the performance of its duties and obligations under this Guaranty by reason of any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, and Guarantor agrees that it is and shall be liable for all payment and performance guaranteed hereunder, without regard to any modification, limitation or discharge of the liability of Tenant that may result from such proceedings. Furthermore, the obligations of Guarantor hereunder will not be discharged by:

(i)any waiver, consent or other action or inaction or any exercise or non-exercise of any right, remedy or power with respect to Tenant or any change in the structure of Tenant; or

(ii)any change in ownership of the shares of capital stock of Guarantor or Tenant or any other merger or consolidation of either of them into or with any other person.

(b)No payment by Guarantor pursuant to any provision of this Guaranty shall entitle Guarantor, by subrogation, indemnification or otherwise, to the rights of Landlord, to any payment by Tenant, or to any recovery from any property of Tenant. Guarantor waives any right Guarantor may now or hereafter have against Tenant (and/or any other guarantor of Tenant’s obligations under the Lease) with respect to this Guaranty (including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right, and any right to participate in any claim, right or remedy of Landlord against Tenant or any security which Landlord may now or hereafter have with respect to the Lease), whether such right arises under an express or implied contract, by operation of law, or otherwise. Guarantor shall be deemed not to be a "creditor" of Tenant by reason of the existence of this Guaranty in the event that Tenant becomes a debtor in any bankruptcy proceeding. The obligations of Guarantor hereunder shall be automatically reinstated if and to the extent that any

Exhibit P

191 Spring Street – Mimecast Lease

payment by or on behalf of Tenant under the Lease is rescinded or must otherwise be restored by Landlord as a result of any proceeding in bankruptcy or reorganization or similar proceedings. In the event action is taken against the Guarantor, in addition to the attorneys’ fees and costs for which the Guarantor is liable to the Landlord arising from the Tenant’s breach, all attorneys’ fees and costs incurred in addition thereto in taking action and pursuing it against the Guarantor shall be paid by the Guarantor. The Landlord may file an affidavit from its attorney with the court as to such attorneys’ fees past, present, and to be reasonably incurred in future activity, and the court may act upon the affidavit; Guarantor hereby waives any hearing as to the issue of attorneys’ fees.

6.(a)        This Guaranty shall be construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to the application of choice of law principles).

(b)Guarantor represents, warrants and covenants that all financial information regarding Guarantor that has been delivered to Landlord is true, correct and complete in all material respects. On each anniversary of the Effective Date, Guarantor shall deliver to Landlord Guarantor’s financial statements, audited by a certified independent public accountant, for the fiscal year ending in the previous calendar year stating, among other things, Guarantor’s revenues and net income, net worth/assets and liabilities. Guarantor shall make its chief financial officer available to answer any questions Landlord may have concerning such financial statements and shall deliver any additional information reasonably requested by Landlord to clarify or verify the data shown on the statements provided pursuant to the preceding sentence, provided Landlord agrees to hold the financial statements and other such additional information subject to customary confidentiality conditions.

(c)This Guaranty may not be modified or amended except by a written agreement duly executed by Guarantor and Landlord.

(d)Guarantor’s liability hereunder shall be personal and primary and not secondary, and shall be joint and several with that of Tenant and any other guarantors. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity. Landlord may proceed against Guarantor under this Guaranty without first initiating or exhausting its remedy or remedies against Tenant or any other guarantors. Landlord may proceed against Tenant, Guarantor and any other guarantors separately or concurrently. Notwithstanding anything in the Lease or this Guaranty to the contrary, Landlord shall have the right to apply or not apply any security deposit or other credit in favor of Tenant as Landlord shall determine in its sole and absolute discretion, and Guarantor’s liability under this Guaranty shall not be affected in any manner thereby. All remedies afforded to Landlord by reason of this Guaranty are separate and cumulative.

(e)Within ten (10) business days after Landlord’s written request to Guarantor, Guarantor shall execute and deliver to Landlord a statement in writing confirming reasonable amendments to the Lease, any amendments to this Guaranty, whether this Guaranty is in full force and effect, and any reasons or defenses supporting any claim that this Guaranty is not in full force and effect.

(f)Any notice which Landlord may elect to send to Guarantor shall be binding upon Guarantor if mailed to Guarantor at the address set forth below or at the last address of Guarantor known to Landlord, by United States Certified or Registered Mail, Return Receipt Requested or by nationally recognized overnight delivery service.

Exhibit P

191 Spring Street – Mimecast Lease

Guarantor’s Address:

CityPoint

One Ropemaker Street

Moorgate, London

United Kingdom EC2Y 9AW

With a copy prior to the Commencement Date to:

Mimecast North America, Inc.

480 Pleasant Street

Watertown, MA 02472

Attention:  General Counsel

Email:  legal@mimecast.com

With a copy following the Commencement Date to:

Mimecast North America, Inc.

191 Spring Street

Lexington, MA

Attention:  General Counsel

Email:  legal@mimecast.com

(g)This Guaranty shall be binding upon Guarantor and its heirs and personal representatives. This Guaranty shall inure to the benefit of, and may be enforced by Landlord and its successors and assigns, including any purchaser at a foreclosure sale or the holder of any deed in lieu of foreclosure. Any references in this Guaranty to “Tenant” shall include the named Tenant and its trustee in bankruptcy, receiver, conservator and other successors and assigns.

(h)For the purposes of this Guaranty, all capitalized terms used herein shall have the meaning set forth in the Lease.

(i)In the event any provision of this Guaranty is held to be invalid or unenforceable, all other provisions of this Guaranty shall, nevertheless, remain valid and enforceable.

(j)Section and paragraph headings in this Guaranty are included herein for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Guaranty.

(k)As a material inducement for Landlord to enter into the Lease, Guarantor acknowledges and agrees that this Guaranty may not be assigned without Landlord’s express consent.  If and so long as Guarantor is a corporation with fewer than five hundred (500) shareholders or a limited liability company or a partnership, an assignment, within the meaning of this Section 6(k), shall be deemed to include one or more sales or transfers of stock or membership or partnership interests, by operation of law or otherwise, or the issuance of new stock or membership or partnership interests, by which an aggregate of more than fifty percent (50%) of Guarantor’s stock or membership or partnership interests shall be vested in a party or parties who are not stockholders or members or partners as of the date hereof (a “Majority Interest Transfer”).  For the purpose of this Section 6(k), ownership of stock or

Exhibit P

191 Spring Street – Mimecast Lease

membership or partnership interests shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any subsequent law.  In addition, the following shall be deemed an assignment within the meaning of this Section 6(k): (a) the merger or consolidation of Guarantor into or with any other entity, or the sale of all or substantially all of its assets, and (b) the establishment by the Guarantor or a permitted successor or assign of one or more series of (1) members, managers, limited liability company interests or assets, which may have separate rights, powers or duties with respect to specified property or obligations of the Guarantor (or such successor or assignee) or profits or losses associated with specified property or obligations of the Guarantor (or such successor or assignee), pursuant to §18-215 of the Delaware Limited Liability Company Act, as amended, or similar laws of other states or otherwise, or (2) limited partners, general partners, partnership interests or assets, which may have separate rights, powers or duties with respect to specified property or obligations of the Guarantor (or such successor or assignee) or profits or losses associated with specified property or obligations of the Guarantor (or such successor or assignee) pursuant to §17-218 of the Delaware Revised Uniform Limited Partnership Act, as amended, or similar laws of other states or otherwise (a “Series Reorganization”).  Notwithstanding the foregoing, Guarantor shall have the right:

(x)

to assign this Guaranty to any other entity (the “Successor Entity”) (i) which controls or is controlled by Guarantor or which is under common control with Guarantor, or (ii) which purchases all or substantially all of the assets and business of Guarantor, or (iii) which purchases all or substantially all of the stock of (or other ownership or membership interests in) Guarantor or (iv) which merges or combines with Guarantor, or

(y)	to effect a Series Reorganization, or

(z)	to engage in a Majority Interest Transfer,

provided that in any of the foregoing events described in clauses (x), (y) and (z) above, the transaction is for a legitimate business purpose of Guarantor other than a transfer of Guarantor’s obligations under this Guaranty or the limitation or segregation of the liabilities of Guarantor, and provided further that in any of the foregoing events described in in (x), (y) and (z) the entity to which this Guaranty is so assigned or the series established by the Series Reorganization has a credit worthiness (e.g. net assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than that of the Guarantor as of the date of this Guaranty (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”).  Except in cases of statutory merger or a Series Reorganization, in which case the surviving entity in the merger or the series to which this Guaranty has been designated shall be liable as the Guarantor under this Guaranty, Guarantor shall continue to remain fully liable under this Guaranty, on a joint and several basis with the Permitted Transferee.  If any parent, affiliate or subsidiary of Guarantor to which this Guaranty is assigned shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

Exhibit P

191 Spring Street – Mimecast Lease

(l)GUARANTOR AND LANDLORD EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING AT LAW, IN EQUITY OR OTHERWISE, BROUGHT ON, UNDER OR BY VIRTUE OF THIS GUARANTY. GUARANTOR WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT IN THE JURISDICTION IN WHICH THE PREMISES ARE LOCATED AND WAIVES ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

(m)Notwithstanding any other provision of this Guaranty or the Lease, Guarantor and Landlord hereby agree that any dispute, controversy or claim against Guarantor relating to enforcement of this Guaranty, including the formation, interpretation, breach or termination thereof, including whether the claims asserted are arbitrable, will be referred to and finally determined by arbitration in accordance with the JAMS International Arbitration Rules. The tribunal will consist of three arbitrators to be selected by JAMS.  The place of arbitration will be in Boston, Massachusetts, USA. The language to be used in the arbitral proceedings will be English.  Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.  Guarantor appoints Mimecast North America, Inc., a Delaware corporation, having an address at 480 Pleasant Street, Watertown, MA 02472 until the Commencement Date and, following the Commencement Date, at the Premises, as Guarantor’s agent for receipt of service of any notice on Guarantor’s behalf in connection with any claim, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Guaranty.  Service of any claim or notice shall be effected by mailing, postage prepaid, by certified mail, return receipt requested, or by hand delivery or a recognized overnight courier service such as Federal Express, either to Guarantor’s agent at the foregoing address or to Guarantor at Guarantor’s address set forth on the first page of this Guaranty.  Service shall be deemed effective upon receipt.  This consent to arbitration is not intended to modify the provisions in the Lease providing for the jurisdiction of the courts located in Boston, Massachusetts, USA to decide matters relating to disputes between Landlord and Tenant arising out of the Lease or Tenant’s occupancy of the Premises.  Guarantor shall designate a change of address or agent by written notice given by certified mail, return receipt requested, at least ten (10) days before such change is to become effective.

Exhibit P

191 Spring Street – Mimecast Lease

(n)As an inducement to Landlord to enter into the Lease, Guarantor hereby represents and warrants that, to Guarantor’s knowledge: (i) Guarantor is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Guarantor is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Guarantor (and any person, group, or entity which Guarantor controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Guaranty or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Guarantor of the foregoing representations and warranties shall be deemed a default by Guarantor hereunder and shall be covered by the default provisions of this Guaranty, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Guaranty.

[Signature page follows.]

Exhibit P

191 Spring Street – Mimecast Lease

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first above written.

WITNESS:	GUARANTOR:

MIMECAST LIMITED, a company registered in the Bailiwick of Jersey

By:
Name:
Title:
Hereunto duly authorized

Exhibit P

191 Spring Street – Mimecast Lease

EXHIBIT Q

PLAN OF SHUTTLE SERVICE ROADS

Microchips
AB Initio Software Corporation
Chinese Bible Church of Greater Boston
Hayden A
Spring St
Old Spring St
Spring St
Bright Horizons at Spring Street
Yankee Division Hwy
Concord Ave
Spring St
Google

Exhibit Q

191 Spring Street – Mimecast Lease